UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

THEGLOBE.COM, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which investment applies:

Common Stock

(2)	Aggregate number of securities to which investment applies:

229,000,000 shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

The underlying value of the transaction was determined by reference to the estimated gross consideration to be received by the Company relating to the sale, including an earn-out.

(4)	Proposed maximum aggregate value of transaction:

$8,800,000.00

(5)	Total fee paid:

$345.84

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ADOPTION OF PURCHASE AGREEMENT
AND APPROVAL OF SALE OF ASSETS OF TRALLIANCE SUBSIDIARY

BY

WRITTEN CONSENT OF STOCKHOLDERS

, 2008

NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware (“Delaware Law”) that on June 12, 2008 and July ____, 2008 the holders of more than a majority of the outstanding shares of common stock of theglobe.com, inc., a Delaware corporation (“theglobe” or “Parent”), acted by written consent, without a meeting of stockholders, to adopt the Purchase Agreement by and between theglobe, Tralliance Corporation. (“Tralliance” or “Seller”) a New York corporation, and The Registry Management Company, LLC, a Florida limited liability company (“Registry Management” or “Seller”) (the “Purchase Agreement”), and approve the transactions contemplated thereby (the “Purchase Transaction”). Under the Purchase Agreement, theglobe will sell two hundred twenty nine million (229 million) shares of its common stock, together with substantially all of the assets of its subsidiary, Tralliance to Registry Management for consideration consisting of (i) surrender to theglobe of secured demand convertible promissory notes issued by theglobe and held by the Buyer in the aggregate principal amount of $4.25 million, together with all accrued and unpaid interest thereon (equal to approximately $1.148 million as of May 31, 2008), (ii) satisfaction of outstanding rent and miscellaneous fees due and unpaid to the Buyer through the date of closing of the Purchase Agreement (equal to approximately $722 thousand as of May 31, 2008), and (iii) an earn-out equal to 10% of the Buyer’s “net revenue” (as defined) derived from “.travel” names registered by the Buyer through May 5, 2015. Registry Management is controlled by Michael S. Egan, theglobe’s Chairman, Chief Executive Officer and principal stockholder. In connection with the Purchase Agreement, theglobe also entered into, or will enter into prior to closing, several ancillary agreements to the Purchase Agreement. These agreements include an Earn-out Agreement (relating to the earn-out described above) and one or more Termination Agreements (each a “Termination Agreement”). The minimum earn-out amount shall be at least $300 thousand in the first year following closing, increasing by $25 thousand in each subsequent year (pro-rated for the final year of the earn-out). Pursuant to the Termination Agreement, theglobe and its executive officers (including Mr. Egan) will agree to terminate their respective employment agreements with theglobe effective on the closing date.

The sale by our subsidiary, Tralliance, of substantially all of its assets may constitute the sale of “substantially all” of our assets within the meaning of Delaware Law and requires the consent of the holders a majority of the outstanding shares held by our stockholders.

As permitted by Delaware Law, no meeting of stockholders of theglobe is being held to vote on the adoption of the Purchase Agreement or approval of the sale of assets of Tralliance because such transactions have been approved by the requisite majority of stockholders in an action by written consent of the stockholders of theglobe. The terms and conditions of the Purchase Agreement and the various transactions contemplated thereby are described in detail in the enclosed Information Statement, which is incorporated by reference and made part of this notice.

Robin Segaul Lebowitz
Secretary, Fort Lauderdale, Florida

INFORMATION STATEMENT

Introduction

After careful consideration, on June 9, 2008 the Board of Directors of theglobe has unanimously adopted the Purchase Agreement dated as of June 10, 2008 (the “Purchase Agreement”), by and between theglobe.com, inc., a Delaware corporation (“theglobe”), Tralliance Corporation, a New York corporation (“Tralliance” or “Seller”) and The Registry Management Company, LLC, a Florida limited liability company (“Registry Management” or “Buyer”), whereby theglobe will (i) issue two hundred twenty nine million shares of its common stock (the “Shares”) (the “Share Issuance”) and (ii) sell the business and substantially all of the assets of its subsidiary, Tralliance, to Registry Management (the “Asset Sale” and, together with the Share Issuance, the “Sale” or “Purchase Transaction”) for consideration consisting of (i) surrender to theglobe of secured demand convertible promissory notes issued by theglobe and held by the Buyer in the aggregate principal amount of $4.25 million, together with all accrued and unpaid interest thereon (equal to approximately $1.148 million as of May 31, 2008), (ii) satisfaction of outstanding rent and miscellaneous fees due and unpaid to the Buyer through the date of closing of the Purchase Agreement (equal to approximately $722 thousand as of May 31, 2008), and (iii) an earn-out equal to 10% of the Buyer’s “net revenue” (as defined) derived from “.travel” names registered by the Buyer through May 5, 2015 (the “Purchase Transaction”). Registry Management is controlled by Michael S. Egan, our Chairman and Chief Executive Officer and principal stockholder. In addition to approving the Purchase Agreement, the Board of Directors has approved several ancillary agreements and transactions as contemplated by the Purchase Agreement. These agreements include, or will include, an Earn-out Agreement pursuant to which the Earn-out would be paid (the “Earn-out Agreement”) and one or more Termination Agreements (each a “Termination Agreement”). The minimum earn-out amount payable under the Earn-out Agreement will be at least $300 thousand in the first year following closing, increasing by $25 thousand in each subsequent year (pro-rated for the final year of the earn-out). Pursuant to the Termination Agreements, theglobe’s employment agreements with each of Michael S. Egan, Edward A. Cespedes and Robin Segaul Lebowitz, the Chief Executive Officer, President and Vice President of Finance, respectively, of theglobe, will be terminated.

The Board of Directors has determined that the Sale is advisable and in the best interests of theglobe and its stockholders. Immediately following the closing of the Purchase Transaction, theglobe will have no operations and no source of revenue other than the Earn-out. The Purchase Transaction is not intended to result in theglobe “going private” and theglobe presently intends to continue as a public company and make all requisite filings under the Securities and Exchange Act of 1934 to remain a public company. The Purchase Transaction involves risks, including the existence of conditions to the obligation of Registry Management to complete the Sale, all of which must either be satisfied or waived prior to the completion of the Sale. The Purchase Agreement and related agreements and transactions are more fully described in the section entitled “The Purchase Agreement.”

Mr. Michael Egan, the Chairman and CEO of theglobe, together with certain of his affiliates and other related parties, whom collectively are the record owners of approximately 51% of the issued and outstanding shares of theglobe common stock, the sole class of voting securities of theglobe, have executed written consents adopting the Purchase Agreement and approving the transactions contemplated thereby in accordance with Section 228 of Delaware Law. The actions by written consent are sufficient to approve the Sale and the other transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of theglobe. Accordingly, no other actions are necessary to approve the Sale or other transactions contemplated by the Purchase Agreement, and no such actions are being requested.

THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE SALE AND TO PROVIDE YOU WITH INFORMATION ABOUT THE SALE AND THE BACKGROUND TO THE SALE.

NEITHER THE SALE NOR THE PURCHASE AGREEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE SALE OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR STATEMENTS (OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT) REGARDING THE SALE OR THE OTHER MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, ANY SUCH REPRESENTATIONS OR INFORMATION PROVIDED MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED OR SANCTIONED BY THEGLOBE OR ANY OTHER PERSON.

This Information Statement is being furnished to stockholders of theglobe beginning , 2008 in connection with the proposed Purchase Transaction. It is being furnished to theglobe stockholders of record as of July ____, 2008. You should not assume that the information contained herein is accurate as of any date other than the date hereof. All information in this Information Statement concerning theglobe has been supplied by theglobe. All information contained in this Information Statement concerning Registry Management has been supplied by Registry Management. A copy of the Purchase Agreement and Earn-out Agreement are attached to this Information Statement as Annexes A and B, respectively.

The date of the Information Statement is , 2008

ii

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” regarding our assumptions, projections, expectations, intentions or beliefs about future events. We caution you that these statements may and often do vary from actual results, and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. These forward-looking statements include, among others, statements concerning our financial position and results, ability to consummate the Sale, and the business strategy, plans and objectives of management for future operations, including development plans and objectives relating to our business.

Forward-looking statements speak only as of the date of this Information Statement. We expressly disclaim any obligation or undertaking to release, publicly or otherwise, any updates or revisions to any forward-looking statement contained in this Information Statement to reflect any change in our expectations or any change in events, conditions, assumptions or circumstances on which any such statement is based unless so required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC.

iii

THEGLOBE.COM, INC.

SUMMARY

The following is a summary of information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and the exhibits attached hereto. We urge you to read this Information Statement and the Purchase Agreement and Earn-out Agreement set forth on Annex A and Annex B, respectively, in their entirety. They contain important information relating to theglobe and the Sale.

The Parties Involved in the Sale

The parties involved in the Sale are theglobe, its wholly-owned subsidiary, Tralliance, and Registry Management. Registry Management is controlled by Michael S. Egan, theglobe’s Chairman, Chief Executive Officer and principal stockholder. The remaining members of our Board of Directors, Edward A. Cespedes and Robin Segaul Lebowitz, also have a minority, non-controlling interest in Registry Management. For additional information regarding theglobe, Tralliance and Registry Management, see “Information Regarding the Parties” and “Information about theglobe.”

Purchase Price

Under the Purchase Agreement, theglobe will (i) issue two hundred twenty nine million (229 million) shares of its common stock (the “Shares”) (the “Share Issuance”) and (ii) sell the business and substantially all of the assets of its subsidiary, Tralliance, to Registry Management (the “Sale” and, together with the Share Issuance, the “Sale” or “Purchase Transaction”) for consideration consisting of: (i) surrender to theglobe of secured demand convertible promissory notes (the “Convertible Notes”) issued by theglobe and held by the Buyer in the aggregate principal amount of $4.25 million, together with all accrued and unpaid interest thereon (equal to approximately $1.148 million as of May 31, 2008), (ii) satisfaction of outstanding rent and miscellaneous fees due and unpaid to the Buyer through the date of closing of the Purchase Agreement (equal to approximately $722 thousand as of May 31, 2008), and (iii) an earn-out equal to 10% of the Buyer’s “net revenue” (as defined) derived from “.travel” names registered by the Buyer through May 5, 2015. The Convertible Notes are demand instruments issued by theglobe in 2005 and 2007 and are secured by a lien on substantially all of the assets of theglobe and its subsidiaries, including Tralliance. For additional information, see the section in this information statement entitled “The Purchase Agreement — Purchase and Sale of Stock and Assets.”

Earn-out and Termination Agreements

Concurrent with the closing of the Purchase Agreement, the Parties will enter into an Earn-out Agreement and a Termination Agreement. Under the Earn-out Agreement, Registry Management will pay an earn-out equal to 10% of its “net revenue” (as defined) derived from “.travel” names registered by the Buyer through May 5, 2015. The minimum earn-out amount payable under the Earn-out Agreement will be at least $300 thousand in the first year following closing, increasing by $25 thousand in each subsequent year (pro-rated for the final year of the earn-out).

Pursuant to the Termination Agreement, theglobe’s employment agreements with each of Michael S. Egan, Edward A. Cespedes and Robin Segaul Lebowitz, the Chief Executive Officer, President and Vice President of Finance, respectively, of theglobe, will be terminated. As a result of such terminations, theglobe expects to save approximately $750 thousand in annual salary and other benefits which would otherwise be due and payable under such agreements. Contemporaneous with the closing of the Sale, theglobe expects to enter into a Management Services Agreement with Dancing Bear Group, Ltd. (“DBG”), an affiliate of our Chairman, whereby DBG will perform or provide support for various managerial and administrative requirements of theglobe for approximately $200 to $300 thousand per annum.

For additional information regarding the Earn-out and the Termination Agreements, see the section in this Information Statement entitled “Ancillary Agreements to the Purchase Agreement” — “The Earn-out Agreement” and “The Termination Agreements.”

Use of Proceeds

Although theglobe will be retiring a substantial amount of liabilities at the closing of the Purchase Agreement, it will not be receiving any cash proceeds at such closing. Proceeds which theglobe receives in the future pursuant to the Earn-out Agreement are anticipated to be used for working capital purposes.

Indemnity

The Purchase Agreement requires theglobe to indemnify Registry Management for damages arising from any of the following:

•	any inaccuracy or breach of any of the representations or warranties made by theglobe or Tralliance in the Purchase Agreement;
•	the failure of theglobe or Tralliance to observe any covenant, agreement or provision of the Purchase Agreement; and
•	certain other matters.

The obligation of theglobe to indemnify Registry Management is generally limited to $2 million. theglobe has no obligation to indemnify for the first $100 thousand of losses incurred by Registry Management, and then only for amounts in excess of $100 thousand.

Representations and Warranties of theglobe

•	The representations and warranties of theglobe contained in the Purchase Agreement include customary representations regarding the assets to be conveyed to Registry Management. See “The Purchase Agreement — Representations, Warranties and Covenants” and “Ancillary Agreements to the Purchase Agreement.”

Conditions to Closing

•	Before the Sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section entitled “The Purchase Agreement — Conditions Precedent to the Closing of the Sale.”

Closing

•	The Sale is expected to close approximately 20 days following the mailing of this Information Statement and upon the satisfaction or waiver of the closing conditions under the Purchase Agreement. We anticipate that the Sale will close on or around September 1, 2008.

Termination

•	Registry Management and theglobe have the option to terminate the Purchase Agreement under certain circumstances, including the ability to terminate the agreement if the Sale has not been completed by September 15, 2008. See “The Purchase Agreement — Termination.”

Vote Required

•	Since the asset sale including within the Sale may constitute “all or substantially all” of the assets of theglobe as defined under Section 271 of Delaware Law, theglobe has elected to obtain stockholder approval of the Sale. Section 271 of Delaware Law requires the approval of the holders of a majority of the outstanding shares of the Company. On June 12, 2008 and again on July ____, 2008 certain stockholders collectively representing approximately 51% of theglobe's issued and outstanding voting stock approved the Sale by written consent. See “Stockholder Consent to the Sale.”

Tax Consequences

•	The Sale does not generate any U.S. federal income tax consequences to the stockholders of theglobe. See “Certain United States Federal Income Tax Considerations” for a summary of the tax consequences to theglobe.

QUESTIONS AND ANSWERS ABOUT THE SALE

The following questions and answers are presented for your convenience only and briefly address some questions you may have about the Sale. They may not contain all of the information that is important to you. We urge you to read carefully the entire Information Statement, including the annexes.

Q: Why am I receiving this Information Statement?	A: This Information Statement describes the Sale of (i) 229 million of our shares of Common Stock and (ii) substantially all of the assets of our Tralliance business to Registry Management and the approval of the Sale by written consent. Our board of directors is providing this Information Statement to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, solely to inform you of, and provide you with information about, the Sale before it is consummated.
Q: Who is entitled to receive this Information Statement?	A: Stockholders of record as of the record date, July ____, 2008, are entitled to receive this Information Statement and the accompanying notice of shareholder action by written consent, which describes the corporate action that has been approved by the written consent of stockholders who collectively represent approximately 51% of theglobe's issued and outstanding voting stock.
Q: Am I being asked to vote on the Sale?	A: No, we are not asking you to vote for approval of the Sale or to provide your written consent to the Sale. Your vote or written consent is not required for approval of the Sale, because the Sale has been approved by written consent.
Q: Will there be a stockholder meeting to consider and approve the Sale?	A: No, a stockholder meeting will not be held to consider and approve the Sale. The Sale has already been approved by written consent.
Q: Will any proceeds be distributed to me as a shareholder?	A: No. Although theglobe will be retiring a substantial amount of liabilities at the closing of the Purchase Agreement, it will not be receiving any cash proceeds at such closing. Proceeds which theglobe receives in the future pursuant to the Earn-out Agreement are anticipated to be used for working capital purposes.
Q: Is the Sale subject to the satisfaction of any conditions?	A: Yes. Before the Sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section entitled “The Purchase Agreement — Conditions Precedent to the Closing of the Sale.” If these conditions are not satisfied or waived, then the Sale will not be consummated even though it has been approved by written consent.
Q: When do you expect the Sale to be consummated?	A: We intend to consummate the Sale on the date on which all of the closing conditions specified in the Purchase Agreement are satisfied or waived. Assuming the closing conditions are satisfied or waived by such date, we expect to consummate the Sale on or around September 1, 2008.
Q: Will theglobe be liquidated if the Sale is consummated?	A: No, although theglobe will no longer have any active operations, theglobe will be collecting an Earn-out payable until May 5, 2015 and intends to continue to file all reports under the federal securities laws necessary to remain a public company. See “Our Future Plans.”

Q: What are the U.S. federal income tax consequences of the Sale?	A: We do not anticipate that the sale of the 229 million Shares will have any direct tax effect on theglobe. However, to the extent the Stock Issuance were deemed to result in an “ownership change” for federal income tax purposes, it could have an adverse affect on our ability to utilize our net operating losses. We do not believe, however, that the issuance of the Shares by itself will result in an ownership change. The sale of the Tralliance assets will generate a gain or loss to us depending on whether the net proceeds are greater or less than our adjusted tax basis in the assets constituting the Tralliance business. We believe that we have net operating losses available that will substantially offset any gains recognized upon consummation of the Sale. We anticipate however being subject to alternative minimum tax on any gain recognized from the sale.
We do not anticipate that our stockholders will directly experience any U.S. federal income tax consequences as a result of the consummation of the Sale.
For additional information on the U.S. federal income tax consequences of the Sale, see the section in this information statement entitled “Certain U.S. Federal Income Tax Considerations”.
Q: What should I do now?	A: No action by you is required.
Q: Who can help answer my questions?	A: If you would like additional copies, without charge, of this Information Statement or if you have questions about the Sale, then you should contact us as follows:
theglobe.com, inc. Attn: Edward Cespedes, President 110 East Broward Boulevard Suite 1400 Fort Lauderdale, FL 33301 (954) 769-5900

INFORMATION REGARDING THE PARTIES

theglobe.com, inc. and Tralliance, Inc.

Founded in 1995, theglobe.com, inc. (“theglobe” or the “Company”) currently owns and operates the “.travel” top level domain through its wholly-owned subsidiary, Tralliance Corporation (“Tralliance”). Tralliance was acquired on March 9, 2005 and operates the “.travel” top level domain under a contract with the Internet Corporation for Assigned Names and Numbers (ICANN) through May 5, 2015.

theglobe’s and Tralliance’s principal executive office is located at: 110 East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, and its telephone number is: (954) 769-5900.

Registry Management Company, LLC

The Registry Management Company, LLC (“Registry Management”) was formed on January 30, 2008 for the specific purpose of acquiring assets of Tralliance from theglobe.com. Due to the fact that Registry Management was recently formed, it has no operating history. Upon closing of the transaction, Registry Management will continue to operate the “.travel” top level domain under the name Tralliance. Registry Management is majority-owned and controlled by Michael S. Egan and certain of his affiliates.

Registry Management’s principal executive office is located at: 110 East Broward Boulevard, Fort Lauderdale, Florida 33301, and its telephone number is: (954) 769-5900.

BACKGROUND OF THE STOCK ISSUANCE AND SALE

Since its inception, on May 1, 1995, theglobe has incurred net losses each year as it has attempted to develop various businesses which it has either acquired or started-up. As a result, on several occasions in its past, theglobe has been faced with critical liquidity problems that have threatened its ability to continue to operate as a going concern. Historically, theglobe has relied upon borrowings from Michael S. Egan, its Chairman and Chief Executive Officer (or entities controlled by Mr. Egan) to meet its short-term liquidity needs.

In connection with one such liquidity crisis, on April 22, 2005, theglobe entered into a note purchase agreement with E&C Capital Partners, LLLP and E&C Capital Partners II, LLLP, certain entities controlled by Mr. Egan, pursuant to which theglobe, during April through July of 2005, acquired $4.0 million of Convertible Notes. The Convertible Notes provide for interest at the rate of ten percent per annum, are payable upon demand, and are secured by a pledge of substantially all of the assets of theglobe and its subsidiaries. After giving effect to the subsequent conversion of $600 thousand of Convertible Notes into 12 million shares of theglobe’s Common Stock during 2005, a balance of $3.4 million in Convertible Notes remained outstanding as of June 10, 2008. (See Note 6, “Debt” in the accompanying Notes to Consolidated Financial Statements included elsewhere within this Information Statement.)

In May 2005, shortly after Tralliance entered into an agreement to become the registry for the “.travel” top-level Internet domain, theglobe exercised an option to acquire Tralliance. The purchase price of Tralliance consisted of 2.0 million shares of theglobe’s Common Stock, warrants to acquire 475 thousand shares of theglobe’s Common Stock and $40 thousand in cash. theglobe had previously advanced approximately $1.3 million to Tralliance during 2003, 2004, and the early part of 2005, primarily to fund Tralliance’s costs of securing the “.travel” registry.

In March 2007, theglobe completed the development of a restructuring plan and made the decision to shut down the operations of both its Computer Games and VOIP telephony businesses and to focus 100% of its resources and efforts to further develop its Tralliance businesses.

On May 29, 2007, in connection with another liquidity crisis, theglobe entered into a note purchase agreement with Dancing Bear Investments, Inc. (“Dancing Bear”), an entity controlled by Mr. Egan, pursuant to which theglobe, during May through September of 2007, acquired $1.25 million of Convertible Notes. The Convertible Notes provide for interest at the rate of ten percent per annum, are payable upon demand, and are secured by a pledge of substantially all of the assets of theglobe and its subsidiaries, subordinate to the Convertible Notes issued during 2005 (see Note 6 “Debt” in the accompanying Notes to Consolidated Financial Statements included elsewhere within this Information Statement).

In August 2007, theglobe received a letter dated August 3, 2007 from Mr. Ronald N. Andruff offering to buy the assets of Tralliance, including the “.travel” registry but excluding Tralliances’s “search.travel” website and search engine, for $4.0 million in cash. Mr. Andruff was the former Chief Executive Officer of Tralliance from date of inception until July 26, 2006 and subsequently the President of Tralliance from July 26, 2006 until the termination of his employment on July 25, 2007. This letter indicated that such offer was a reiteration of certain verbal proposals made earlier to theglobe on April 27, 2007 and August 1, 2007. On August 9, 2007, after review by and discussion with all members of the Board of Directors, theglobe sent a letter of response to Mr. Andruff, notifying him that theglobe had rejected his offer.

In evaluating Mr. Andruff’s offer and notwithstanding certain concerns regarding the ability of Mr. Andruff to finance and/or otherwise complete the proposed transaction, theglobe considered various factors, including the fact that acceptance of such offer would almost assuredly result in:

(i)	theglobe becoming a shell company with no operations and no ability to generate future revenue or profits.
(ii)	theglobe having $4.0 million of cash but also continuing to be obligated to pay approximately $5.5 million in secured indebtness to the holders of the 2005 and 2007 Convertible Notes and approximately $3.5 million of unsecured indebtedness to other creditors.
(iii)	theglobe being forced into filing for bankruptcy protection with no value available for unsecured creditors or shareholders, and a discounted repayment of approximately 73% of face value available for the secured holders of the Convertible Notes (all assuming that acceptance of the offer would afford the secured Noteholders no other prudent option other than to foreclosure on the secured debt).

During August and September 2007, Mr. Egan and Mr. Edward A. Cespedes, the President, Treasurer, Chief Financial Officer, and Director of theglobe met on numerous occasions to discuss the weakened financial condition and future viability of theglobe. These discussions revolved principally around alternatives whereby theglobe would be able to avoid filing for bankruptcy protection, recognizing the improbability of raising additional debt or equity capital from outside parties. These discussions recognized Mr. Egan’s right, through his ownership of controlling interests in entities that were the holders of theglobe’s secured Convertible Notes, to at any time demand payment of and foreclosure on the Convertible Notes, and in connection with any such proceeding to seize and sell the underlying secured assets of theglobe, including the assets of Tralliance. During these discussions, Mr. Egan indicated that it was his preference to avoid such foreclosure proceedings. Additionally these discussions included the alternative of Mr. Egan, or an entity controlled by Mr. Egan, purchasing some or all of the Tralliance assets.

During October and November 2007, Mr. Egan and Mr. Cespedes met on several occasions to develop and discuss a proposal whereby Mr. Egan or entities controlled by Mr. Egan would purchase (i) the Tralliance business and substantially all of Tralliance’s assets and (ii) a certain number shares of theglobe’s Common Stock for consideration consisting of (i) the cancellation and the termination of indebtedness under the 2005 and 2007 secured Convertible Notes and the cancellation and satisfaction of certain indebtedness owed by theglobe for rent and miscellaneous fees to an entity controlled by Mr. Egan and (ii) the payment of an earn out equal to 10% of future net revenues earned from “.travel” names registered through May 5, 2015. On October 30, 2007, Mr. Cespedes met with theglobe’s outside legal counsel and several of theglobe’s financial management personnel to discuss the feasibility and merits of the aforementioned proposal. On November 6, 2007, theglobe engaged Hatcher/Johnson Valuation, Inc., (“Hatcher/Johnson”) an independent appraisal and valuation firm, to provide the Board of Directors of theglobe with a fairness opinion related to this proposal.

On December 7, 2007, Hatcher/Johnson issued a preliminary report regarding the proposal which, on a preliminary basis concluded that at that time the fair value of the Tralliance business ranged from $704 thousand to $3.052 million.

In December 2007, Mr. Egan and Mr. Cespedes met on several occasions to discuss theglobe’s short-term liquidity issues and a proposal whereby an entity controlled by Mr. Egan would purchase Tralliance’s “search.travel” assets, including the “search.travel” domain name, website and related assets for $380 thousand. On December 13 2007, the Board of Directors of theglobe met and approved the sale of the “search.travel” assets, and on this same date, theglobe entered into and closed on the sale of such assets to Search.Travel, LLC, an entity controlled by Mr. Egan, for $380 thousand in cash.

During January 2008, Mr. Egan and Mr. Cespedes had various discussions regarding the details of the Purchase Transaction. Various related discussions between Mr. Cespedes, theglobe’s outside legal counsel and certain of the theglobe’s financial management personnel also occurred at that time. On February 1, 2008, theglobe entered into a letter of intent with Registry Management, a recently formed and privately held entity controlled by Mr. Egan, to sell substantially all of the business and net assets of Tralliance and to issue 269 million shares of theglobe’s Common Stock to Registry Management. As part of the consideration for the asset sale and stock issuance, Mr. Egan and certain of his affiliates would surrender all the right, title and interest to the 2005 and 2007 secured Convertible Notes, including accrued interest, as well as outstanding rent and miscellaneous fees due and unpaid to an affiliate of Mr. Egan as of the closing date of the transaction. Additionally, Registry Management would pay an earn-out to theglobe equal to 10% (subject to certain minimums) of Registry Management’s net revenue derived from “.travel” names registered by them through May 15, 2015.

During February through early June 2008, financial management personnel and outside legal counsel of both theglobe and Registry Management worked on various aspects of the Purchase Transaction, including (i) negotiating and drafting definitive agreements (ii) evaluating income tax and security law regulations and requirements, and (iii) drafting an Information Statement to be furnished to stockholders of theglobe in connection with the Purchase Transaction.

On June 9, 2008, the Board of Directors of theglobe met for the purpose of discussing various aspects of the Purchase Transaction, including confirming the reduction in the number of shares of theglobe’s Common Stock to be issued to Registry Management as part of the Purchase Transaction (from 269 million to 229 million) related to the anticipated conversion of Convertible Notes by Dancing Bear, as discussed later. At this meeting, a presentation regarding the fairness of the Purchase Transaction was made by Hatcher/Johnson. Such presentation discussed the preliminary procedures performed and conclusions reached by Hatcher/Johnson, as summarized in a draft preliminary report dated June 8, 2008 and a draft preliminary letter dated June 9, 2008 to theglobe and its Board of Directors from Hatcher/Johnson. During such presentation, Hatcher/Johnson confirmed that, as of June 9, 2008, it was their preliminary opinion that the Purchase Transaction was fair to theglobe from a financial point of view. Following such presentation, theglobe’s Board of Directors voted unanimously to approve the Purchase Transaction. Subsequently, Hatcher/Johnson issued its written fairness opinion dated as of June 20, 2008, which is more fully described elsewhere within this Information Statement and attached as Annex C.

On June 10, 2008, a definitive Purchase Agreement in connection with the Purchase Transaction was executed by and between theglobe, Tralliance and Registry Management, and an ancillary Earn-Out Agreement was executed by and between theglobe and Registry Management.

Additionally, on June 10, 2008, Dancing Bear, a company which is controlled by Mr. Egan, elected to convert $400 thousand in principal amount of 2007 secured Convertible Notes. In accordance with the conversion terms of such Convertible Notes, the $400 thousand was converted at $.01 per share, for an aggregate of 40 million of theglobe’s Common Stock. After giving effect to such conversion, as well as the surrender of an aggregate of $4.25 million of remaining Convertible Notes owed to entities controlled by Mr. Egan, as contemplated by the Purchase Transaction, no secured Convertible Notes will then be outstanding. Although Mr. Egan’s “beneficial ownership” of theglobe’s Common Stock within the applicable rules under the federal securities laws did not change, as a result of such conversion, the direct ownership and ability to vote theglobe’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) has been increased to 51.25%. This voting percentage will allow the Egan Family to control the outcome of an item submitted to a vote of theglobe’s stockholders, including approval of the Purchase Transaction. Giving effect to such conversion and assuming completion of the Purchase Transaction, Mr. Egan’s beneficial ownership in theglobe (assuming exercise of all outstanding options and warrants) would be increased to approximately 77%.

On June 12, 2008 and July _____, 2008, Mr. Egan together with certain of his affiliates and family members, whom collectively are the record owners of 51.25% of the issued and outstanding shares of theglobe’s Common Stock, executed a written consent of the stockholders approving the Purchase Agreement and transaction contemplated thereby in accordance with section 228 of Delaware law. The actions by written consent are sufficient to approve the Purchase Agreement and other transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of theglobe.

On June 13, 2008, theglobe filed a report on Form 8-K with the Securities and Exchange Commission, reporting the events occurring on June 10, 2008, and June 12, 2008 as described above.

REASONS FOR THE STOCK ISSUANCE AND SALE

theglobe’s Reasons for the Stock Issuance and Sale

Since acquiring Tralliance in May 2005, theglobe has attempted to develop Tralliance’s business and to achieve profitability. During 2005 (since date of acquisition), 2006, 2007, and the first quarter of 2008, Tralliance sustained net losses totaling approximately $8.4 million. Although Tralliance’s name registration revenue base has grown during this period of time, such growth had been significantly less than planned. Despite attempts to reduce operating expenses, Tralliance continues to generate operating losses, although such losses have been reduced during recent periods. Based upon current revenue and expense trends, management believes that Tralliance will continue to be unprofitable for the foreseeable future.

During the year ended December 31, 2007 and the first quarter of 2008, theglobe was able to continue operating as a going concern due principally to funding of $1.25 million received from the sale of secured demand Convertible Notes to an entity controlled by Michael Egan, its Chairman and Chief Executive Officer. Additionally, in December 2007, additional funding of $380 thousand was provided from the sale of all of theglobe’s rights related to its www.search.travel domain name and website to an entity also controlled by Mr. Egan. At March 31, 2008, theglobe had a net working capital deficit of approximately $9.9 million, inclusive of a cash and cash equivalents balance of approximately $336 thousand. Such working capital deficit included an aggregate of $4.65 million in secured demand Convertible Notes, related accrued interest of approximately $1.1 million and accounts payable totaling approximately $644 thousand due to entities controlled by Mr. Egan. Additionally, such working capital deficit included approximately $1.9 million of net liabilities of discontinued operations, with a significant portion of such liabilities related to charges which have been disputed by theglobe.

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity controlled by Mr. Egan, entered into a one year Revolving Loan Agreement with theglobe pursuant to which theglobe may, under certain conditions as described below, borrow up to $500 thousand from Dancing Bear. Additionally on June 6, 2008, theglobe borrowed an initial amount of $100 thousand, and then on June 19, 2008 borrowed an additional $100 thousand, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, theglobe may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300thousand under the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable in one lump sum on the earlier of (i) June 6, 2009 or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowing under the Revolving Loan Agreement are secured by a pledge of all the assets of theglobe and its subsidiaries, subordinate to existing liens on such assets related to the 2005 and 2007 Convertible Notes.

In making the decision to proceed with the Purchase Transaction, theglobe’s Board of Directors evaluated a number of alternatives. These alternatives were considered in light of theglobe’s current weak financial conditions and operating results, including near-term projections. As discussed below, the Board ultimately rejected these alternatives to the Purchase Transaction because the Board believed that such alternatives were not feasible and/or would lead to an immediate bankruptcy of theglobe. These alternatives were:

•	Raise Capital. The Board does not believe that theglobe would be able, at this time, to raise additional debt or equity capital from any sources, other than potentially Mr. Egan or affiliates of Mr. Egan, on terms that would be favorable to existing shareholders.
•	Sell theglobe or the Assets of theglobe. The Board considered that the only significant saleable asset of theglobe is its Tralliance business. The Board also considered that there are a very limited number of competing or compatible businesses that would be interested in acquiring either theglobe or theglobe’s Tralliance business. Additionally, based upon certain independent valuations of Tralliance that have been completed, the Board believes that any proceeds received in connection with the sale of Tralliance would be insufficient to allow theglobe to continue as a going concern and avoid bankruptcy. In this connection, the Board considered that the amount of proceeds from any such sale would need to be acceptable to Mr. Egan in his capacity as the senior secured lender of theglobe, as entities controlled by Mr. Egan were owed approximately $5.7 million in Convertible Notes, including accrued interest, as of March 31, 2008. Since the Convertible Notes are secured by substantially all of the assets of theglobe and its subsidiaries, and are payable upon demand, any sales transaction that is not fair or acceptable to the holders of the Convertible Notes (notwithstanding the fact that theglobe also owed approximately $3.3 million in unsecured accounts payable and accrued expenses as of March 31, 2008) would likely result in a foreclosure of the Convertible Notes by the secured noteholders, thereby forcing theglobe to file for bankruptcy protection. Further, the Board considered that any selling process related to the sale of theglobe or Tralliance would likely be lengthy (and as discussed earlier, likely to be unsuccessful), which would be incompatible with theglobe’s urgent and critical need for cash.

The Board also considered the adverse consequences of its failure to negotiate and approve the Purchase Transaction, or to otherwise take no action to address theglobe’s critical liquidity problems. Without the continued indulgence of Mr. Egan, in his capacity as the senior secured lender of theglobe (and an unsecured creditor as well) in not demanding repayment of the Convertible Notes, and the willingness of Mr. Egan to continue to loan theglobe additional funds, theglobe would quickly become insolvent and be forced to file for bankruptcy protection. In the event of a bankruptcy, there would almost assuredly be no value available for unsecured creditors and shareholders, and all remaining theglobe assets at that time (including the Tralliance business) would be distributed to the senior secured lender.

The Board estimates that the total consideration to be received by theglobe in connection with the Purchase Transaction, including (i) the book value of secured Convertible Notes, accrued and unpaid interest thereon, and outstanding unsecured rent and miscellaneous liabilities to be surrendered and satisfied (collectively estimated to be approximately $6.3 million, assuming that the Purchase Transaction closes on or around September 1, 2008) and (ii) the estimated net present value of the minimum payments under the Earn-Out Agreement of $1.3 million, will total approximately $7.6 million. The Board believes that such estimated total consideration will substantially exceed the combined fair market value of the Tralliance assets that are being sold and the 229 million shares of theglobe’s Common Stock that are being issued in connection with and as of the estimated date of closing of the Purchase Transaction. Additionally, the Board has received an independent fairness opinion, date as of June 20, 2008, that concluded that the Purchase Transaction is fair to theglobe from a financial point of view.

The Consummation of the Purchase Transaction is expected to provide a number of benefits to theglobe including:

•	An elimination of approximately $5.5 million of secured convertible debt (along with the secured lender’s right to demand payment of such debt at any time) and the elimination of approximately $800 thousand of unsecured indebtedness from its balance sheet.
•	A reduction in consolidated operating losses due to the elimination of future operating losses expected to be sustained by Tralliance.
•	The ability to reduce corporate operating expenses to levels commensurate with a public shell company.
•	Reduction in the amount of additional debt or equity capital required to operate as a going concern.
•	A guaranteed minimum earn-out revenue stream, with upside potential based upon the future performance of Registry Management.

However, for theglobe to fully realize the aforementioned benefits, theglobe will most likely have to rely upon Mr. Egan, its Chairman, to continue to provide additional funding to theglobe, both prior to and after the consummation of the Purchase Transaction. The Board recognizes that there can be no assurance that Mr. Egan will be willing or able to provide the amount of funding required by theglobe in the future. Additionally, assuming that the Purchase Transaction is consummated, theglobe will continue to be exposed to other risks, including risks related to the settlement and resolution of obligations owed to third parties other than Mr. Egan (see following section in this Information Statement entitle “Our Future Plans”). Consequently, although the completion of the Purchase Transaction would enable theglobe to avoid an immediate bankruptcy filing, there can be no assurance that the globe could continue as a going concern and avoid filing for bankruptcy protection for any length at time after the closing date of the Purchase Transaction.

The Board believes that theglobe has no other viable alternatives other than those discussed above, and that the Purchase Transaction is the only alternative that gives theglobe a chance of avoiding a bankruptcy filing and engaging in future businesses transactions that may be valuable to shareholders. Based upon the above, the Board concluded that approving the Purchase Transaction was its best course of action, and on June 9, 2008, the Board voted affirmatively and unanimously to approved the Purchase Transaction.

OUR FUTURE PLANS

Immediately following the closing of the Purchase Transaction, theglobe will be a shell company with no significant assets or operations, and will have no source of revenue other than revenue derived from the Earn-out Agreement. theglobe presently intends to continue as a public company and make all requisite filings under the Securities and Exchange Act of 1934 to remain a public company. theglobe presently has no existing plans to “go private”.

Additionally, upon such closing (and assuming that the closing occurs on or around September 1, 2008) theglobe will continue to be obligated to pay certain current liabilities, estimated to be and including (i) approximately $500 thousand in secured debt that has been borrowed or is expected to be borrowed in July and/or August 2008 under the Revolving Loan Agreement with Dancing Bear, and (ii) an aggregate of approximately $2.8 million in unsecured accounts payable and accrued expenses owed to vendors, of which approximately $1.9 million relates to liabilities of our discontinued operations, with a significant portion of such liabilities related to charges which have been disputed by theglobe. theglobe believes that its ability to continue as a going concern for any length of time in the future will be heavily dependent upon its ability to prevail and avoid making any payments with respect to such disputed vendor charges and/or to negotiate favorable settlements (including discounted payment and/or payment term concessions) with the aforementioned creditors, any of which acting collectively, or individually in the case of Mr. Egan, could force theglobe to file for bankruptcy protection.

Inasmuch as theglobe will not have any active business operations after the sale of Tralliance, it has been agreed that theglobe will enter into Termination Agreements with theglobe’s executive management providing for the termination of their existing employment agreements effective upon the closing of the Purchase Transaction. Notwithstanding the termination of their employment agreements, each such persons is expected to remain on the Board of Directors and continue to hold their existing respective officer positions with theglobe. Further, effective on or shortly after the closing date of the Purchase Transaction, it is expected that theglobe will enter into a management services agreement with an affiliate of Mr. Egan, whereby such affiliate will provide various managerial, financial, accounting, and administrative services to theglobe for approximately $200 to $300 thousand per annum. As a result, upon the closing of the Purchase Transaction, it is expected that theglobe’s future operating expenses as a public shell company will consist primarily of expenses incurred under the Management Services Agreement and other customary public company expenses, including legal, audit, and other miscellaneous public company costs.

Despite the significant reductions in operating expenses expected to be realized from selling Tralliance, and as a result of becoming a shell company, management believes that theglobe will most likely continue to be unprofitable for the foreseeable future. However, assuming that no significant unplanned costs are incurred, management believes that theglobe’s future net losses will be limited. Further, in the event that Registry Management is successful in substantially increasing net revenue derived from “.travel” name registrations (and as the result maximizing theglobe’s earn-out revenue) in the future, theglobe’s prospects for achieving profitability will be enhanced. See the Pro-Forma Condensed Financial Statements included later within this Information Statement.

Prior to the closing of the Purchase Transaction (and assuming that such closing occurs on or around September 1, 2008), management believes that theglobe will need to borrow additional funds under and approximately equal to the remaining $300 thousand available balance of the Dancing Bear Revolving Loan Agreement. Although theglobe expects to receive Dancing Bear’s approval to borrow such funds, there is no assurance that such borrowing requests will be approved.

Additionally, assuming that the Purchase Transaction is consummated, management believes that additional debt or equity capital will need to be raised in order for theglobe to continue to operate as a going concern. Such capital will be needed both to (i) fund expected future net losses and (ii) repay the $500 thousand of secured debt and a portion of the $2.8 million unsecured indebtedness (assuming theglobe is successful in favorably resolving and settling certain disputed and non-disputed vendor charges related to such unsecured indebtedness) estimated to be owed as of the projected closing date of the Purchase Transaction. Any such additional capital would likely come from Mr. Egan, or affiliates of Mr. Egan. theglobe has no existing plan to acquire or start-up any new businesses at the present time. Given theglobe’s current financial condition, it has no current intent to seek to acquire, or start, any other business.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to the stockholders under the General Corporation Law of the State of Delaware, theglobe's certificate of incorporation or its bylaws in connection with the Sale.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Registry Management is controlled by Michael S. Egan, our Chairman and Chief Executive Officer and principal stockholder. The remaining two members of our Board, Edward A. Cespedes and Robin S. Lebowitz, also have a non-controlling minority ownership interest in Registry Management. Each of Messrs Egan and Cespedes and Ms. Lebowitz are anticipated to serve as employees and/or management of Registry Management. Consequently, each of our Board members has a conflict of interests in reviewing, negotiating and approving the Sale. See “Certain Relationships and Related Transactions, and Director Independence” section presented elsewhere within this Information Statement.

Due to the affiliated nature of the Sale, the Board considered the formation of a special committee to negotiate and evaluate the Sale. Ultimately, the Board did not believe it would be feasible to establish a special committee of independent members of the Board of Directors to evaluate and approve the Sale. Since all of the Board members are affiliated to Registry Management, the Board concluded that it would be extremely difficult to find a qualified, independent person who would be willing to join and serve on the Company’s Board for the sole purpose of considering the fairness of the proposed Sale, and that even if such a person could be found, the Company would likely be required to pay significant compensation for his or her services, which the Board did not consider financially feasible given its precarious financial condition. In lieu of a special committee, the Board determined to seek a fairness opinion as a condition precedent to theglobe’s obligation to close on the Sale. See “Fairness Opinion.”

THE PURCHASE AGREEMENT

Purchase and Sale of Shares and Assets

theglobe will (i) issue two hundred twenty nine million shares of its common stock (the “Shares”) (the “Share Issuance”) and (ii) sell the business and substantially all of the assets of its subsidiary, Tralliance, to Registry Management (the “Asset Sale” and, together with the Share Issuance, the “Sale”). Pursuant to the Asset Sale, Tralliance will sell and transfer to Registry Management all rights, properties and assets held or used by Tralliance in connection with Tralliance's “.travel” business, except that Tralliance will be retaining its cash and account receivables.

The principal assets being sold to Registry Management are: property and equipment, all rights to Tralliance's customer lists, contracts with customers, equipment, leases, use of the Tralliance name, as well as contracts, records and documents maintained and used by Tralliance in connection with its “.travel” business, including personal property, contract rights, intellectual property, governmental licenses, permits, and all books, records and other documents maintained by Tralliance and the goodwill of the business in connection with its operation of its business.

Payment of Purchase Price

The purchase price will be paid in the following manner:

•	Convertible Notes in the aggregate principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4.25 million) will be surrendered by Registry Management to theglobe at closing; and
•	All right title and interest to accrued interest on the Convertible Notes (an aggregate of approximately $1.148 million as of May 31, 2008) will be surrendered by Registry Management to theglobe at the closing; and
•	Obligations related to rent and miscellaneous fees due through the date of closing (an aggregate of approximately $722 thousand as of May 31, 2008) will be surrendered by Registry Management to theglobe at closing; and
•	an earn-out equal to 10% of the Buyer’s “net revenue” (as defined) derived from “.travel” names registered by the Buyer will be paid through May 5, 2015 as more particularly set forth in the Earn-out Agreement.

Assumption of Certain Contractual Obligations; No Other Assumed Liabilities

Pursuant to the Purchase Agreement, Registry Management will assume substantially all of Tralliance’s contractual obligations to third parties with respect to all liabilities and obligations that arise after the Closing Date under those contracts which are assumed by Registry Management. Registry Management is not assuming any other remaining obligations of Tralliance, including any of its account payables or accrued expenses.

Representations, Warranties, and Covenants

The Purchase Agreement contains substantial representations and warranties of theglobe regarding theglobe and Tralliance's business and the assets being transferred to Registry Management. These represent- ations are effective as of the date of signing of the Purchase Agreement and as of the date of the closing of the Sale.

The primary representations and warranties made by theglobe are as follows:

Organization; Authority.  theglobe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its respective business as it is being conducted. theglobe and Tralliance each have the necessary power to own the assets and to carry on the Tralliance business as it is being conducted. Each has all requisite power and authority to enter into and perform under the Purchase Agreement and the ancillary agreements to the Purchase Agreement, and the execution and delivery of the Purchase Agreement and the ancillary agreements to the Purchase Agreement has been duly authorized by all necessary corporate action and constitute valid and binding obligations of theglobe and Tralliance.

Non-Contravention.  The execution and performance of the Purchase Agreement will not cause theglobe or Tralliance to be in breach of its certificate of incorporation, bylaws or any contract binding upon it and will not conflict with or violate any applicable law, rule or regulation.

Financial Statements and SEC Reports.  The financial statements provided by theglobe to Registry Management were prepared in accordance with GAAP and present fairly in all material respects the financial position, assets and liabilities of theglobe, and in the case of the financial statements of Tralliance, of Tralliance. Certain annual and quarterly reports of theglobe filed with the SEC since January 1, 2006, do not contain any untrue statement of a material fact or omit to state a material fact, and such SEC filings comply in all material respects with the Securities Exchange Act of 1934.

Title to Assets.  Tralliance has good, clear and marketable title to all of the assets being transferred free of any liens or encumbrances except as permitted by the Purchase Agreement.

Intellectual Property.  Tralliance owns or has exclusive right to use the intellectual property to be transferred to Registry Management, and has taken steps to protect such intellectual property, and that the operation of Tralliance's business does not infringe on any intellectual property owned by any third parties.

Other Customary Representations.  theglobe has also made various customary representations and warranties in the Purchase Agreement including representations and warranties with respect to following matters:

•	lack of any consents to consummation of the Sale, except as otherwise disclosed;
•	lack of any pending litigation except as otherwise disclosed;
•	the nature and types of certain contracts being transferred as part of Tralliance's business and the lack of any breach by Tralliance of such contracts;
•	tax matters and the payment of taxes relating to the Tralliance business; and
•	Tralliance's compliance with law in the conduct of its business.

In general, the representations and warranties of theglobe and Tralliance will survive for a period of one year after the closing.

The representations and warranties made by Registry Management cover the following topics as they relate to Registry Management:

•	organization and good standing;
•	authorization, execution and delivery of the Purchase Agreement and related agreements by Registry Management;
•	the absence of conflicts between the Purchase Agreement and Registry Management's certificate of formation or operating agreement; and
•	the lack of any necessary consents.

Operation of the Tralliance Business Pending Closing

During the period between the signing of the Purchase Agreement and the closing of the Sale as contemplated by the Purchase Agreement, theglobe is restricted from taking a significant number of actions that could impact the Tralliance business or any of the assets to be transferred to Registry Management. Without the prior written consent of Registry Management, Tralliance has agreed that until the closing it shall do the following with respect to the Tralliance business:

•	continue to operate the Tralliance business consistent with past practice and not take action with respect to the Tralliance business outside of the ordinary course of business; and
•	use its commercially reasonable efforts to preserve its business intact, the value of its assets and comply with applicable laws.

Additional Covenants

Covenants of theglobe

Until the closing of the Sale, theglobe has agreed to take certain actions to help ensure that all of the conditions to closing the Sale are satisfied and that theglobe uses its best efforts to preserve the value of the assets to be purchased by Registry Management. These actions include:

•	to preserve the accuracy of its representations and warranties in the Purchase Agreement;
•	using its best commercially reasonable efforts to satisfy all the conditions precedent to closing the Sale;
•	notifying Registry Management of certain matters, including any proceeding that may be threatened which would have required disclosure had in been brought prior to the date of the Purchase Agreement or any fact, which is known on the date of the Purchase Agreement, would have required disclosure in the schedules to the agreement;
•	undertaking to as promptly as reasonably practicable to secure stockholder approval of the Purchase Agreement, which was secured by the written action described in this Information Statement; and
•	undertaking to prepare, file and mail this Information Statement.

Covenants of Registry Management

Prior to the closing, Registry Management has agreed to undertake certain actions to help ensure that the conditions to the closing of the Sale are all satisfied. These actions include:

•	to preserve the accuracy of its representations and warranties in the Purchase Agreement; and
•	using its best commercially reasonable efforts to satisfy the conditions precedent to closing the Purchase Agreement.

Conditions Precedent to the Closing of the Sale

Conditions Precedent to Obligations of Both theglobe (and Tralliance) and Registry
Management.  The obligations of Registry Management and theglobe to complete the Sale are subject to the satisfaction or waiver of several closing conditions, including the following:

•	All necessary consents of third parties to the Sale shall have been obtained;
•	There shall not be pending or threatened any action before any governmental entity challenging or otherwise seeking to prevent the consummation of the Sale;
•	The parties shall have received all necessary permits and approvals of governmental entities;
•	all proceedings in connection with the Sale shall be satisfactory in all reasonable respects to the parties and their counsel, including expiration of the applicable waiting period after the date this Information Statement was first mailed to theglobe's stockholders; and
•	theglobe shall have received a favorable fairness opinion from Hatcher/Johnson

Each of the conditions listed above may be severally waived by Registry Management or theglobe without notice, liability or obligation to any person.

Conditions Precedent to Obligations of Registry Management.  Registry Management's obligations to complete the Sale are subject to the satisfaction or waiver of several conditions precedent, including each of the following conditions, at or prior to the closing of the transactions contemplated by the Purchase Agreement:

•	The representations and warranties of theglobe shall be true and correct as of the date of the Purchase Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, except for those representations and warranties which speak as of a specific date, and theglobe shall have complied with all covenants and agreements and satisfied all conditions on theglobe's part in the Purchase Agreement, and theglobe shall have provided Registry Management with a certificate with respect to the foregoing signed by an authorized officer of theglobe; and

•	No material adverse effect shall have occurred since the signing of the Purchase Agreement; and

Each of the conditions listed above is solely for the benefit of Registry Management and may be waived by Registry Management without notice, liability or obligation to any person.

Conditions Precedent to Obligations of theglobe and Tralliance.  theglobe's and Tralliance's obligations to complete the Sale are subject to the satisfaction or waiver of the following conditions at or prior to the closing of the transactions contemplated by the Purchase Agreement:

•	the representations and warranties of Registry Management in the agreement shall be true and correct as of the date of the Purchase Agreement and be true and correct in all material respects on and as of the closing, except for those representations and warranties which speak as of a specific date, and Registry Management shall have complied with all covenants and agreements and satisfied all conditions on Registry Management's part in the Purchase Agreement, and Registry Management shall have provided theglobe and Tralliance with a certificate with respect to the foregoing signed by an authorized officer of Registry Management;
•	Messrs. Egan and Cespedes and Ms. Lebowitz shall have entered into the Termination Agreements with respect to the termination of their respective employment agreements with theglobe; and

Each of the conditions listed above is solely for the benefit of theglobe and Tralliance and may be waived by theglobe and Tralliance without notice, liability or obligation to any person.

Post-Closing Obligations

Following the closing, theglobe and Registry Management have agreed to undertake various actions, including the following:

•	that Registry Management will offer employment to each Tralliance's employees employed by Tralliance on the closing date and the transitioning of various employee benefits;
•	theglobe will provide Registry Management with access to certain books and records retained by Tralliance;
•	that for a period of five years after closing (with noted exceptions), theglobe and Tralliance will not engage in the development, sale or support of domain name registrations for the travel related industry;
•	that for the same five year period neither theglobe nor Tralliance will solicit or raid customers or personnel of the business being sold; and
•	each party will take such further actions and execute such further documents as is necessary to carry out the transactions contemplated by the Purchase Agreement.

Indemnification

theglobe and Tralliance are jointly obligated to indemnify Registry Management in the following circumstances:

•	any failure to perform or breach of any representation or warranty, covenant, obligation or undertaking made by either theglobe or Trallliance in any of the transaction documents (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein;
•	the ownership or operation of the Tralliance business prior to the Closing Date other than as to liabilities being assumed by Registry Management;
•	any of the assets of Tralliance being retained by Tralliance and not included in the Sale; and

theglobe will not be liable for any indemnification claims made by Registry Management unless the aggregate amount of damages incurred by Registry Management is in excess of $100 thousand, in which case theglobe will be liable only for the portion in excess of $100 thousand.

In the absence of fraud, theglobe the maximum exposure of theglobe to indemnification claims is $2 million.

Termination

At any time prior to the closing, the Purchase Agreement may be terminated by either party as follows:

•	by mutual written consent each of Registry Management, theglobe and Tralliance;
•	by either party if the closing shall not have occurred on or before September 15, 2008;

theglobe and Tralliance may, on or prior to the closing, terminate this Agreement without liability if:

•	there shall have been a material breach of any representations or warranties set forth in the Purchase Agreement on the part of Registry Management or if any representations or warranties of Registry Management shall have become untrue, provided that neither theglobe nor Tralliance have materially breached any of their obligations;
•	there shall have been a material breach by Registry Management of any of its covenants of agreements and the breach would materially and adversely affect the ability of Registry Management or Tralliance to consummate the Sale, and Registry Management has not cured such breach within 10 business days after notice; provided that neither theglobe nor Tralliance has materially breached any of their obligations; or
•	any condition precedent to theglobe's or Tralliance obligation to close is not fulfilled by Registry Management or waived by Tralliance by the closing date.

Registry Management may, on or prior to the closing, terminate the Purchase Agreement without liability if:

•	there shall have been a material breach of any representations or warranties set forth in the Purchase Agreement on the part of either theglobe or Tralliance or if any representations or warranties of either theglobe or Tralliance shall have become untrue to the extent it would have a material adverse effect provided that Registry Management has not materially breached any of its obligations hereunder;
•	there shall have been a material breach by Tralliance or theglobe of one or more of their respective covenants or agreements having a material adverse effect on Tralliance or its business or materially adversely affecting (or materially delaying) the ability of Tralliance and Registry Management to consummate the Sale, and neither theglobe nor Tralliance has cured such breach within 10 business days after notice, provided that Registry Management has not materially breached any of its obligations hereunder;
•	any condition precedent to Registry Management's obligation to close is not fulfilled or waived by Registry Management by the closing date.

ANCILLARY AGREEMENTS TO THE PURCHASE AGREEMENT

Earnout Agreement

General

Pursuant to the Sale, Registry Management has agreed to pay theglobe an earn-out equal to 10% of its “net revenue” derived from “.travel” names registered by the Buyer through May 5, 2015 (which corresponds with the expiration date of the existing registry agreement of the Tralliance with ICAHN whereby it was granted the exclusive right to act at the “.travel” registrar). “Net Revenue” means the total cash received by the Buyer related to registrations of “.travel” domain names, net of third-party registry operator fees, if applicable, and exclusive of any cash received from a Bulk Purchase Program. “Bulk Purchase Program” means any agreement or program of Buyer or its subsidiaries pursuant to which a single purchaser or affiliated group of purchasers registers or renews more than twenty five thousand (25 thousand) “.travel” domain names.

Minimum Earn-out

The minimum earn-out amount shall be at least $300 thousand in the first year following closing, increasing by $25 thousand in each subsequent year (pro-rated for the final year of the earn-out). The cumulative minimum earn-out payment is $2.175 million plus a pro rata portion of $450 thousand based on the actual number of days that have elapsed in the last payment period.

Timing of Payments

Twenty five percent of the then applicable minimum annual payment is due and payable within 10 business days following the end of each fiscal quarter. Within 20 business days following the end of each yearly earnout period, the Buyer will pay an amount equal to 10% of the amount by which its net revenue for such yearly period exceeds the sum of all quarterly minimum earn-out payments made relating to such yearly period.

Reports and Audit Right

Within twenty (20) business days after the end of each earnout period, the Buyer will provide the Parent a complete and accurate statement of its net revenues for such earnout period (the “Earnout Statements”). Each Earnout Statement shall be certified as accurate by an officer of the Buyer and shall be accompanied by payment of the amounts shown as due on such Earnout Statement. Seller and Parent are entitled to inspect the Buyer's books and records relating to said net revenue and Earnout Statements for purposes of verifying the accuracy of the Earnout Statements delivered to it. Should such inspection reveal with reasonable certainty a discrepancy in reporting and payment of amounts due to the Parent’s detriment, then the Buyer shall promptly pay to the Parent the amount of such discrepancy. In addition, if the discrepancy in reporting and payment is the greater of (i) five percent (5%) and (ii) twenty thousand dollar ($20 thousand) over the course of any consecutive four quarters, Buyer shall also pay to Parent the reasonable and necessary costs of such inspection plus interest on the amount due from the date that it should have been paid until the date of actual payment at the rate of twelve percent (12%) per annum.

Termination Agreements

General

Inasmuch as theglobe will not have any active business operations after the Sale, in connection with the Purchase Agreement, theglobe will enter into one or more Termination Agreements with theglobe’s executive management, Messrs. Egan and Cespedes and Ms. Lebowitz, providing for the termination of their employment agreements with theglobe effective upon the closing of the Purchase Agreement. Notwithstanding the termination of their employment agreements, each of such persons is anticipated to remain on the Board of Directors of theglobe and to continue to have their respective officer positions with theglobe. The termination of their respective employment agreements is anticipated to result in substantial cost savings to theglobe as it will no longer be obligated to pay annual base salary and benefits to such persons aggregating approximately $750 thousand per year. Additionally, contemporaneous with the closing of the Sale, theglobe expects to enter into a Management Services Agreement with DBG, an entity controlled by Mr. Egan, whereby DBG will perform or provide support for various managerial and administrative requirements of theglobe for approximately $200 to $300 thousand per annum.

Survival of Indemnification Obligations

theglobe’s obligations under the employment agreements to indemnify each of Messrs. Egan and Cesepedes and Ms. Lebowitz will continue in accordance with their respective terms notwithstanding the termination of their employment agreements.

THE FAIRNESS OPINION

The Board of Directors of theglobe engaged Hatcher/Johnson Valuation, Inc. (“Hatcher/Johnson”) to render an opinion as to whether, as of the date of its opinion, the purchase consideration to be received by theglobe for the sale of the business and substantially all of the net assets of Tralliance and the Shares to Registry Management is fair, from a financial point of view, to theglobe.

On June 9, 2008, Hatcher/Johnson, made a presentation to the Board of Directors of theglobe setting forth its financial analyses regarding the transaction and delivered its opinion that, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase consideration is fair, from a financial point of view, to theglobe as of June 9, 2008. Directed to our Board of Directors, the Fairness Opinion addresses only the fairness to theglobe, from a financial point of view, of the consideration to be received by theglobe pursuant to the Purchase Agreement. The Parties to the Purchase Agreement determined the amount of consideration to be paid pursuant to the Purchase Agreement.

The full text of the written opinion of Hatcher/Johnson, dated as of June 20, 2008, is attached as Annex C and is incorporated by reference into this information statement. theglobe and Hatcher/Johnson urges you to read the Hatcher/Johnson opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Hatcher/Johnson in rendering its opinion. The summary of the Hatcher/Johnson opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion.

No limitations were imposed by theglobe on the scope of Hatcher/Johnson investigation or the procedures to be followed by Hatcher/Johnson in rendering its opinion. The opinion was for the use and benefit of theglobe's Board of Directors in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any shareholder of theglobe as to how that shareholder should vote with respect to the transaction. Hatcher/Johnson was not requested to opine as to, and its opinion does not address, the relative merits of the transaction and any alternatives to the transaction, theglobe's underlying business decision to proceed with or effect the transaction or any other aspect of the transaction. The opinion also does not address any related transaction between theglobe or Registry Management and the management of Tralliance.

In connection with its opinion, Hatcher/Johnson, among other things:

•	reviewed certain publicly available financial and other data with respect to theglobe, including the consolidated financial statements for recent years and interim periods to March 31, 2008 and certain other relevant financial and operating data relating to theglobe and Tralliance made available to them from published sources and from the internal records of theglobe and Tralliance;
•	reviewed the financial terms and conditions of the Purchase Agreement;
•	compared Tralliance from a financial point of view with certain other companies which Hatcher/ Johnson deemed to be relevant;
•	considered the financial terms, to the extent publicly available, of selected recent business combinations which Hatcher/Johnson deemed to be comparable, in whole or in part, to the transaction;
•	reviewed and discussed with representatives of the management of theglobe and Tralliance certain information of a business and financial nature regarding Tralliance, furnished to Hatcher/Johnson by them, including financial forecasts and related assumptions of theglobe and Tralliance;
•	made inquiries regarding and discussed the transaction and the Purchase Agreement and other matters related thereto with theglobe's counsel; and
•	performed such other analyses and examinations as they have deemed appropriate.

In connection with their review, Hatcher/Johnson did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Tralliance provided to Hatcher/Johnson by the management of theglobe and Tralliance, Hatcher/Johnson assumed for purposes of its opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of theglobe's and Tralliance's management at the time of preparation as to the future financial performance of Tralliance and that they provide a reasonable basis upon which Hatcher/Johnson could form its opinion. Hatcher/Johnson also assumed that there have been no material changes in Tralliance's assets, financial condition, results of operations, business or prospects since the date of its last financial statements made available to Hatcher/Johnson. They relied on advice of legal counsel provided to theglobe and representations from theglobe as to all legal and financial reporting matters with respect to Tralliance, the transaction and the Purchase Agreement. Hatcher/Johnson assumed that the transaction would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, Hatcher/Johnson has not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Tralliance, nor have they been furnished with any such appraisals.

Hatcher/Johnson's opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to them as of, June 12, 2008. Accordingly, although subsequent developments may affect their opinion, they have not assumed any obligation to update, review or reaffirm this opinion.

Hatcher/Johnson will receive a fee for its services, including rendering the opinion. Further, theglobe has agreed to indemnify Hatcher/Johnson, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws. The Board selected Hatcher/Johnson as financial advisor based on its qualifications, expertise and reputation.

GOVERNMENTAL AND REGULATORY MATTERS

Except with respect to the expiration of the 20-calendar day period from the mailing of this Information Statement to theglobe's stockholders until the Sale may be consummated (or in the event that theglobe alternatively chooses to send shareholders a Notice of Internet Availability, the expiration of the 40-day period from dissemination of such Notice until the Sale may be consummated), the parties are not aware of any governmental or regulatory approvals required in connection with the consummation of the Sale.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material U.S. federal income tax consequences to theglobe upon the Sale. The discussion does not cover all aspects of U.S. federal income taxation and does not address state, local, foreign, or other tax laws. The summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

At present, Tralliance anticipates recognizing a gain for federal income tax purposes on the Sale equal to the difference between the purchase price (less transaction costs) and Tralliance’s tax basis in the assets being sold. The gain which will be included in theglobe’s consolidated tax return will be taxed at theglobe's top marginal tax rate. However, theglobe anticipates using its prior and any current year net operating losses to offset the recognized gain on the Sale. theglobe anticipates, however, that it will pay some amount of Alternative Minimum Tax on the gain, due to net operating loss limitations, which will likely be imposed. The Sale may also produce tax liability in certain states which may not be offset by theglobe's net operating loss carryforwards in those certain states due to state statutes limiting the use of such net operating loss carryforwards. We do not anticipate that the sale of the 229 million shares will have any direct tax effect on theglobe.

We do not anticipate that the Sale will produce any separate and independent federal income tax consequences to theglobe's stockholders.

STOCKHOLDER CONSENT TO THE SALE

Under Section 228 of the Delaware Law, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted. Under Delaware Law, the approval by the holders of a majority of the outstanding shares of theglobe's common stock may be required to adopt the asset purchase agreement and approve the transactions contemplated thereby.

On June 12, 2008 and again on July ____, 2008, stockholders of theglobe holding in excess of a majority of the outstanding shares of theglobe's common stock, constituting the sole class of voting securities of theglobe, executed and delivered to the secretary of theglobe their consent adopting the asset purchase agreement and approving the transactions contemplated thereby. Pursuant to Section 228 of the Delaware Law, theglobe is hereby delivering notice of the stockholders' consent to all holders of theglobe common stock as of July _____, 2008 who did not participate in the action by written consent. The stockholder consent is sufficient under Delaware law to approve the asset purchase agreement without the requirement of any other stockholder vote. No further action of the stockholders is necessary to approve the Sale.

The table below sets forth the actual shares of common stock over which the parties executing the written consent have voting authority. For purposes of this table, shares of common stock over which such parties may be deemed the beneficial owner (which includes shares which may be acquired within the next 60 days, such as upon the exercise or conversion of options, warrants and convertible notes) but which do not represent actual issued and outstanding shares of our common stock are not presented.

Holder	Number of Shares	Percent of Total
Dancing Bear Investments, Inc.	48,303,148	22.73%
E&C Capital Partners LLLP	38,469,012	18.10%
E&C Capital Partners II LLLP	6,000,000	2.82%
Michael S. Egan	530,455	.25%
S. Jacqueline Egan	3,541,337	1.67%
Michael S. Egan Grantor Retained Annuity Trust FBO Sarah Egan Mooney	1,007,000	.47%
Michael S. Egan Grantor Retained Annuity Trust FBO Eliza Shenners Egan	2,007,000	.94%
Michael S. Egan Grantor Retained Annuity Trust FBO Catherine Lewis Egan	2,014,000	.95%
Michael S. Egan Grantor Retained Annuity Trust FBO Teague Michael Thomas Egan	2,014,000	.95%
Michael S. Egan Grantor Retained Annuity Trust FBO Riley Martin Michael Egan	2,014,000	.95%
The Nantucket Trust Irrevocable Trust	2,000,000	.94%
Sarah Egan Mooney	1,000,000	.47%
Total	108,899,952	51.25%

Financing of the Sale

The Sale is not conditioned on any financing arrangements by Registry Management.

CERTAIN PRO FORMA FINANCIAL INFORMATION AND RELATED DATA

INDEX TO PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

THEGLOBE.COM, INC.

INTRODUCTION TO PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The following pro forma condensed consolidated financial statements give effect to (i) the Purchase Agreement (the “Agreement”) entered into by and between theglobe.com, inc. (“theglobe” or the “Company”), Tralliance Corporation, a wholly-owned subsidiary of theglobe.com (“Tralliance”) and The Registry Management Company, LLC (“Registry Management”) on June 10, 2008, whereby the Company agreed to sell all of the business and substantially all of the net assets of Tralliance and to issue 229 million shares of the Company’s Common Stock to Registry Management (the “Purchase Transaction”); and (ii) the conversion of $400,000 in secured demand convertible promissory notes into 40,000,000 shares of the Company’s Common Stock by Dancing Bear Investments, Inc., an entity controlled by Michael S. Egan, theglobe’s Chairman and Chief Executive Officer, on June 10, 2008 (the “Convertible Note Conversion”). The pro form condensed consolidated balance sheet of theglobe as of March 31, 2008 has been prepared as if the Purchase Transaction and the Convertible Note Conversion had been consummated on March 31, 2008. The pro forma condensed consolidated statements of operations of theglobe for the year ended December 31, 2007, and the three months ended March 31, 2008 are presented as if the Purchase Transaction and the Convertible Note Conversion occurred on January 1, 2007 and the effect was carried forward through the balance of the year 2007 and the three month period ended March 31, 2008. The pro forma condensed consolidated statement of operations for the year ended December 31, 2007 excludes the estimated net gain resulting from the consummation of the Purchase Transaction.

As part of the purchase consideration for the Purchase Transaction, Registry Management will exchange and surrender all of their right, title and interest to certain receivables owed to them by theglobe as of the date of closing of the Purchase Transaction. Such receivables were previously owed by theglobe to certain affiliates of Michael S. Egan (the “Related Entities”), and such receivables will be assigned and contributed to Registry Management by the Related Entities before the closing. Such receivables relate to theglobe’s indebtedness under certain secured demand convertible notes, accrued and unpaid interest thereon, as well as accrued and unpaid rent and miscellaneous fees, and after giving proforma effect to the aforementioned $400,000 Convertible Note Conversion, totaled approximately $5,965,000 at March 31, 2008. As additional consideration, Registry Management will pay an earn-out to theglobe equal to 10% (subject to certain minimums) of Registry Management’s net revenue derived from “.travel” names registered by Registry Management through May 5, 2015. The total net present value of the minimum guaranteed earn-out payments is estimated to be approximately $1,300,000, bringing the total purchase consideration for the Purchase Transaction to approximately $7,265,000 (based upon March 31, 2008 liability balances as discussed above).

As a result of the aforementioned Convertible Note Conversion, Michael S. Egan and certain family members’ (the “Egan Family”) ownership percentage of theglobe’s Common Stock has been increased to approximately 51%. Consequently, the Egan Family is able to control the vote on all matters, including the Purchase Transaction.

The pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma condensed consolidated financial statements reflect estimated federal and state income tax liabilities which may be subject to further adjustment based on the actual carrying value of net assets sold at the date of closing, among other considerations. The pro forma condensed consolidated financial statements do not represent what the Company’s financial position would have been assuming the consummation of the Purchase Transaction and the Convertible Note Conversion had occurred on March 31, 2008, or what the Company’s results of operations would have been assuming the consummation of the Purchase Transaction and the Convertible Note Conversion had occurred on January 1, 2007 nor do they project the Company’s financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission.

THEGLOBE.COM, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2008
(Unaudited)

	theglobe Historical	Proposed Tralliance Transaction Adjustments		Convertible Note Conversion Adjustments		Pro Forma Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$335,828	$—		$—		$335,828
Accounts receivable from related parties	16,568	300,000	(c)	—		316,568
Accounts receivable	26,636	—		—		26,636
Prepaid expenses	186,251	(120,458)(a)		—		65,793
Other current assets	3,200	(3,200)(a)		—		—
Net assets of discontinued operations	21,574	—		—		21,574
Total current assets	590,057	176,342		—		766,399
Accounts receivable from related party – long term	—	975,000	(c)	—		975,000
Property and equipment, net	25,037	(25,037)(a)		—		—
Intangible assets, net	329,265	(329,265)(a)		—		—
Other assets	40,000	—		—		40,000
Total assets	$984,359	$797,040		$—		$1,781,399
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable to related parties	$643,846	$(643,846)(b)		$—		$—
Accounts payable	253,769	—		—		253,769
Accrued expenses and other current liabilities	537,358	100,000	(d)	—		669,358
		32,000	(f)
Accrued interest due to related parties	1,070,726	(1,070,726)(b)		—		—
Notes payable due to related parties	4,650,000	(4,250,000)(b)		(400,000)(g)		—
Deferred revenue	1,444,142	(1,444,142)(a)		—		300,000
		300,000	(c)
Net liabilities of discontinued operations	1,878,298	—		—		1,878,298
Total current liabilities	10,478,139	(6,976,714)		(400,000)		3,101,425
Deferred revenue	403,616	(403,616)(a)		—		975,000
		975,000	(c)
Total liabilities	10,881,755	(6,405,330)		(400,000)		4,076,425
Stockholders' Deficit:
Common stock	172,485	229,000	(e)	40,000	(g)	441,485
Additional paid in capital	290,494,783	3,856,732	(e)	360,000	(g)	294,711,515
Accumulated deficit	(300,564,664)	3,116,638	(f)	—		(297,448,026)
Total stockholders' deficit	(9,897,396)	7,202,370		400,000		(2,295,026)
Total liabilities and stockholders' deficit	$984,359	$797,040		$—		$1,781,399

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

THEGLOBE.COM, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(Unaudited)

	theglobe Historical	Proposed Tralliance Transaction Adjustments		Convertible Note Conversion Adjustments		Pro Forma Adjusted
Net Revenue	$2,230,270	$(2,230,270)(h)		$—		$300,000
		300,000	(i)
Operating Expenses:
Cost of revenue	420,129	(420,129)(h)		—		—
Sales and marketing	1,850,486	(1,850,486)(h)		—		—
General & administrative	3,443,007	(2,401,992)(h)		—		580,372
		(460,643)(j)
Related party transactions	498,018	(317,538)(h)		—		180,480
Depreciation	81,606	(73,108)(h)		—		8,498
Intangible asset amortization	158,047	(158,047)(h)		—		—
Total Operating Expenses	6,451,293	(5,681,943)		—		769,350
Operating Loss from Continuing Operations	(4,221,023)	3,751,673		—		(469,350)
Other Income (Expense), net:
Related party interest expense	(398,630)	358,630	(k)	40,000	(k)	—
Interest income (expense), net	(1,192,165)	—		—		(1,192,165)
Other income (expense), net	389,929	(379,791)(h)		—		10,138
	(1,200,866)	(21,161)		40,000		(1,182,027)
Loss from Continuing Operations
Before Income Tax	(5,421,889)	3,730,512		40,000		(1,651,377)
Income Tax Provision	—	—		—		—
Loss from Continuing Operations	$(5,421,889)	$3,730,512		$40,000		$(1,651,377)
Basic and Diluted Loss from Continuing Operations Per Share	$(0.03)					$—
Weighted Average Basic and Diluted Shares Outstanding	172,485,000	229,000,000	(l)	40,000,000(l)		441,485,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

THEGLOBE.COM, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008
(Unaudited)

	theglobe Historical	Proposed Tralliance Transaction Adjustments		Convertible Note Conversion Adjustments		Pro Forma Adjusted
Net Revenue	$543,933	$(543,933)(h)		$—		$75,000
		75,000	(i)
Operating Expenses:
Cost of revenue	31,692	(31,692)(h)		—		—
Sales and marketing	127,822	(127,822)(h)		—		—
General & administrative	618,066	(516,038)(h)		—		102,028
Related party transactions	153,464	(134,603)(h)		—		18,861
Depreciation	10,710	(10,710)(h)		—		—
Intangible asset amortization	39,512	(39,512)(h)		—		—
Total Operating Expenses	981,266	(860,377)		—		120,889
Operating Loss from Continuing Operations	(437,333)	391,444		—		(45,889)
Other Income (Expense), net:
Related party interest expense	(115,932)	105,932	(k)	10,000	(k)	—
Interest income (expense), net	2,782	—		—		2,782
Other income (expense), net	172	(2)		—		170
	(112,978)	105,930		10,000		2,952
Loss from Continuing Operations
Before Income Tax	(550,311)	497,374		10,000		(42,937)
Income Tax Provision	—	—		—		—
Loss from Continuing Operations	$(550,311)	$497,374		$10,000		$(42,937)
Basic and Diluted Loss from Continuing Operations Per Share	$—					$—
Weighted Average Basic and Diluted Shares Outstanding	172,485,000	229,000,000	(l)	40,000,000	(l)	441,485,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

THEGLOBE.COM, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

Balance Sheet

(a)	To reflect the adjustment required to eliminate the assets sold and written off and liabilities assumed and written off in connection with the sale of our Tralliance business to Registry Management.
(b)	To reflect the cancellation of secured convertible debt, accrued and unpaid interest thereon, and accrued and unpaid rent and miscellaneous fees owed by theglobe to Registry Management totaling approximately $4,250,000, $1,071,000 and $644,000, respectively, (collectively $5,965,000) as of March 31, 2008.
(c)	To reflect the net present value of the minimum earn-out payments due to theglobe from Registry Management through May 5, 2015, and related deferred revenue accounts.
(d)	To reflect an accrual for estimated and unpaid legal, accounting and other professional transaction costs.
(e)	To reflect the issuance of 229,000,000 common shares issued by theglobe to Registry Management.
(f)	To reflect the estimated gain on the sale of Tralliance’s net assets [net of applicable estimated federal and state income taxes] and to reflect accruals for such estimated income taxes.
(g)	To reflect the conversion of $400,000 of secured demand promissory notes by Dancing Bear Investments, Inc. and the related issuance of 40,000,000 common shares of theglobe.

Statement of Operations

(h)	To reflect adjustments required to eliminate the results of operations of Tralliance for the period indicated.
(i)	To reflect the minimum guaranteed earn-out payments to be paid by Registry Management to theglobe.
(j)	To reflect estimated decreases in parent company corporate management, accounting and other personnel costs expected to occur as a result of the sale of the Tralliance business.
(k)	To reflect decreases in interest expense related to the cancellation of $4,250,000 of secured convertible debt owed by theglobe to Registry Management and the conversion of $400,000 of secured convertible debt by Dancing Bear Investments, Inc.
(l)	To reflect the issuance of 229,000,000 common shares of theglobe to Registry Management and the issuance of 40,000,000 common shares of theglobe to Dancing Bear Investments, Inc.

INFORMATION ABOUT THEGLOBE

DESCRIPTION OF BUSINESS

As of June 2008, theglobe.com, inc. (the “Company” or “theglobe”) managed a single line of business, Internet services, consisting of Tralliance Corporation (“Tralliance”) which is the registry for the “.travel” top-level Internet domain. We acquired Tralliance on May 9, 2005. See Note 14, “Subsequent Events” of the Notes to Consolidated Financial Statements regarding a proposed transaction whereby the Company would sell its Tralliance business and issue approximately 229 million shares of its Common Stock to a company controlled by Michael S. Egan, the Company’s Chairman and Chief Executive Officer.

In March 2007, management made the decision to shutdown the operations of both its computer games and VoIP telephony services lines of business and to focus 100% of its resources and efforts to further develop its Internet services business. Results of operations for the computer games and VoIP telephony services businesses have been reported separately as “Discontinued Operations” in the accompanying consolidated statements of operations for all periods presented. The assets and liabilities of the computer games and VoIP telephony services businesses have been included in “Assets of Discontinued Operations” and “Liabilities of Discontinued Operations” in the accompanying consolidated balance sheets for all periods presented.

Historical Overview

theglobe was incorporated on May 1, 1995 (inception) and commenced operations on that date. Originally, theglobe.com was an online community with registered members and users in the United States and abroad. That product gave users the freedom to personalize their online experiences by publishing their own content and by interacting with others having similar interests. However, due to the deterioration of the online advertising market, the Company was forced to restructure and ceased the operations of its online community on August 15, 2001. The Company then sold most of its remaining online and offline properties. The Company continued to operate its Computer Games print magazine and the associated CGOnline website, as well as the e-commerce games distribution business of Chips & Bits. On June 1, 2002, Chairman Michael S. Egan and Director Edward A. Cespedes became Chief Executive Officer and President of the Company, respectively.

On November 14, 2002, the Company acquired certain Voice over Internet Protocol (“VoIP”) assets. In exchange for the assets, the Company issued warrants to acquire 1,750,000 shares of its Common Stock and an additional 425,000 warrants as part of an earn-out structure upon the attainment of certain performance targets. The earn-out performance targets were not achieved and the 425,000 earn-out warrants expired on December 31, 2003.

On February 25, 2003, theglobe entered into a Loan and Purchase Option Agreement, as amended, with Tralliance, an Internet related business venture, pursuant to which it agreed to fund, in the form of a loan, at the discretion of the Company, Tralliance's operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance in exchange for, when and if exercised, $40,000 in cash and the issuance of an aggregate of 2,000,000 unregistered restricted shares of theglobe’s Common Stock. On May 5, 2005, Tralliance and the Internet Corporation for Assigned Names and Numbers (“ICANN”) entered into an agreement designating Tralliance as the registry for the “.travel” top-level domain. On May 9, 2005, the Company exercised its option to acquire all of the outstanding capital stock of Tralliance. The purchase price consisted of the issuance of 2,000,000 shares of theglobe’s Common Stock, warrants to acquire 475,000 shares of theglobe’s Common Stock and $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain “piggy-back” registration rights.

On May 28, 2003, the Company acquired Direct Partner Telecom, Inc. (“DPT”), a company engaged in VoIP telephony services in exchange for 1,375,000 shares of the Company’s Common Stock and the issuance of warrants to acquire 500,000 shares of the Company’s Common Stock. DPT was a specialized international communications carrier providing VoIP communications services to lesser developed countries. The DPT network had provided “next generation” packet-based telephony and value added data services to carriers and businesses in the United States and internationally. The Company acquired all of the physical assets and intellectual property of DPT and originally planned to continue to operate the company as a subsidiary and engage in the provision of VoIP services to other telephony businesses on a wholesale transactional basis. In the first quarter of 2004, the Company decided to suspend DPT’s wholesale business and dedicate the DPT physical and intellectual assets to its retail VoIP business. As a result, the Company wrote-off the goodwill associated with the purchase of DPT as of December 31, 2003, and employed DPT’s physical assets in the build out of its VoIP network.

On September 1, 2004, the Company closed upon an Agreement and Plan of Merger dated August 31, 2004, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of SendTec, Inc., (“SendTec”), a direct response marketing services and technology company. Pursuant to the terms of the Merger, in consideration for the acquisition of SendTec, theglobe paid consideration consisting of: (i) $6,000,000 in cash, excluding transaction costs, (ii) the issuance of an aggregate of 17,500,024 shares of theglobe’s Common Stock, (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which was converted into 17,500,500 shares of theglobe’s Common Stock on December 1, 2004, the effective date of the amendment to the Company's certificate of incorporation increasing its authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares), and (iv) the issuance of a subordinated promissory note in the amount of $1 million. The Company also issued an aggregate of 3,974,165 replacement options to acquire theglobe’s Common Stock for each of the issued and outstanding options to acquire SendTec shares held by the former employees of SendTec.

On August 10, 2005, the Company entered into an Asset Purchase Agreement with RelationServe Media, Inc. (“RelationServe”) whereby the Company agreed to sell all of the business and substantially all of the net assets of the SendTec marketing services subsidiary to RelationServe for $37,500,000 in cash, subject to certain net working capital adjustments. On August 23, 2005, the Company entered into Amendment No. 1 to the Asset Purchase Agreement with RelationServe (the “1st Amendment” and together with the original Asset Purchase Agreement, the “Purchase Agreement”). On October 31, 2005, the Company completed the asset sale. Including preliminary adjustments to the purchase price related to estimated excess working capital of SendTec as of the date of sale, the Company received an aggregate of approximately $39,850,000 in cash pursuant to the Purchase Agreement.

Additionally, as contemplated by the Purchase Agreement, immediately following the asset sale, the Company completed the redemption of approximately 28,879,000 million shares of theglobe’s Common Stock owned by six members of the former management of SendTec for approximately $11,604,000 in cash pursuant to a Redemption Agreement dated August 23, 2005. Pursuant to a separate Termination Agreement, the Company also terminated and canceled approximately 1,276,000 stock options and the contingent interest in approximately 2,063,000 earn-out warrants held by the six members of the former management in exchange for approximately $400,000 in cash. The Company also terminated stock options of certain other non-management employees of SendTec and entered into bonus arrangements with a number of other non-management SendTec employees for amounts totaling approximately $600,000.

In March 2007, management and the Board of Directors of the Company made the decision to cease all activities related to its computer games businesses, including discontinuing the operations of its magazine publications, games distribution business and related websites. The Company’s decision to shutdown its computer games businesses was based primarily on the historical losses sustained by these businesses during the recent past and management’s expectations of continued future losses. As of December 31, 2007, all significant elements of its computer games business shutdown plan have been completed by the Company, except for the collection and payment of remaining outstanding accounts receivables and payables.

In addition, in March 2007, management and the Board of Directors of the Company decided to discontinue the operating, research and development activities of its VoIP telephony services business and terminate all of the remaining employees of the business. The Company’s decision to discontinue the operations of its VoIP telephony services business was based primarily on the historical losses sustained by the business during the past several years, management’s expectations of continued losses for the foreseeable future and estimates of the amount of capital required to attempt to successfully monetize its business. On April 2, 2007, theglobe agreed to transfer to Michael Egan all of its VoIP intellectual property in consideration for his agreement to provide certain security and credit enhancements in connection with the MySpace litigation Settlement Agreement (See Note 11, “Litigation,” in the accompanying Notes to Consolidated Financial Statements for further discussion). The Company had previously written off the value of the VoIP intellectual property as a result of its evaluation of the VoIP telephony services business’ long-lived assets in connection with the preparation of the Company’s 2004 year-end consolidated financial statements. As of December 31, 2007, all significant elements of its VoIP telephony services business shutdown plan have been completed by the Company, except for the resolution of certain vendor disputes and the payment of remaining outstanding vendor payables.

On December 13, 2007, the Company and its subsidiary, Tralliance Corporation (“Tralliance”) entered into an Assignment, Conveyance and Bill of Sale Agreement with Search.Travel, LLC (“Search.Travel”). Pursuant to the Agreement, Tralliance sold all of its rights relating to the “www.search.travel” domain name and website related assets to Search.Travel for a purchase price of $380,000 paid in cash. Search.Travel is controlled by the Company’s Chairman and Chief Executive Officer, Michael Egan. The purchase price was determined by the Board of Directors taking into account the valuation given to the assets by an independent investment banking firm.

Description of Business — Continuing Operations

Our Internet Services Business

Tralliance was incorporated in 2002 to develop products and services to enhance online commerce between consumers and the travel and tourism industries, including administration of the “.travel” top-level domain. In February 2003, theglobe entered into a Loan and Purchase Option Agreement, as amended, with Tralliance in which theglobe agreed to fund, in the form of a loan, at the discretion of theglobe, Tralliance’s operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance. On May 5, 2005, the Internet Corporation for Assigned Names and Numbers (“ICANN”) and Tralliance entered into a contract whereby Tralliance was designated as the exclusive registry for the “.travel” top-level domain for an initial period of ten years. Renewal of the ICANN contract beyond the initial ten year term is conditioned upon the negotiation of renewal terms reasonably acceptable to ICANN. Additionally, we have agreed to engage in good faith negotiations at regular intervals throughout the term of our contract (at least once every three years) regarding possible changes to the provisions of the contract, including changes in the fees and payments that we are required to make to ICANN. In the event that we materially and fundamentally breach the contract and fail to cure such breach within thirty days of notice, ICANN has the right to immediately terminate our contract. Effective May 9, 2005, theglobe exercised its option to purchase Tralliance.

The establishment of the “.travel” top-level domain enables businesses, organizations, governmental agencies and other enterprises that operate within the travel and tourism industry to establish a unique Internet domain name from which to communicate and conduct commerce. An Internet domain name is made up of a top-level domain and a second-level domain. For example, in the domain name “companyX.travel”, “companyX” is the second-level domain and “.travel” is the top-level domain. As the registry for the “.travel” top-level domain, Tralliance is responsible for maintaining the master database of all second-level “.travel” domain names and their corresponding Internet Protocol (“IP”) addresses.

To facilitate the “.travel” domain name registration process, Tralliance has entered into contracts with a number of registrars. These registrars act as intermediaries between Tralliance and customers (referred to as registrants) seeking to register “.travel” domain names. The registrars handle the billing and collection of registration fees, customer service and technical management of the registration database. Registrants can register “.travel” domain names for terms of one year (minimum) up to 10 years (maximum). For standard name registration transactions (which exclude name registrations under our newly established bulk registration program, which is discussed below), registrars retain a portion of the registration fee collected by them as their compensation and remit the remainder, presently $80 per domain name per year, of the registration fee to Tralliance.

In order to register a “.travel” domain name, a registrant must first be verified as being eligible (“authenticated”) by virtue of being a valid participant in the travel industry. Additionally, eligibility data is required to be updated and reviewed annually, subsequent to initial registration. Once authenticated, a registrant is only permitted to register “.travel” domain names that are associated with the registrant’s business or organization. Tralliance has entered into contracts with a number of travel associations and other independent organizations (“authentication providers”) whereby, in consideration for the payment of fixed and/or variable fees, all required authentication procedures are performed by such authentication providers. Tralliance has also outsourced various other registry operations, database maintenance and policy formulation functions to certain other independent businesses or organizations in consideration for the payment of certain fixed and/or variable fees.

In launching the “.travel” top-level domain registry, Tralliance adopted a phased approach consisting of three distinct stages. During the third quarter of 2005, Tralliance implemented phase one, which consisted of a pre-authentication of a limited group of potential registrants. During the fourth quarter of 2005, Tralliance implemented phase two, which involved the registration of the limited group of registrants who had been pre-authenticated. It was during this limited registration phase that Tralliance initially began collecting registration fees from its “.travel” registrars. Finally, in January 2006, Tralliance commenced the final phase of its launch, which culminated in live “.travel” registry operations.

On August 15, 2006, the Company introduced its online search engine dedicated to the travel industry, www.search.travel. The search engine was developed by Tralliance to benefit both consumers at large and “.travel” domain name registrants, as the search engine delivers qualified search results from the entire World Wide Web, giving priority to destinations and businesses that are authenticated “.travel” registrants. During August 2006, the Company launched a national television campaign to promote the new search engine and website and began to market the www.search.travel website to potential advertisers interested in targeting the travel consumer. Due to various technical and operational website problems, revenue generated from the sale of advertising sponsorships on “www.search.travel” in 2006 and 2007 was significantly less than initial expectations. Since the costs of remediating the website problems was deemed to be substantial and based upon the Company’s lack of cash resources, the Company was unable to continue to fund the operations of www.search.travel. As discussed earlier, on December 13, 2007, all of the Company’s rights relating to the www.search.travel domain name and website and related assets were sold to Search.Travel LLC, a company controlled by the Company’s Chairman and Chief Executive Officer, Michael Egan, for a purchase price of $380,000 paid in cash.

During the fourth quarter of 2007, Tralliance announced the development of a bulk purchase program designed to rapidly accelerate “.travel” name registration growth and to promote wide-spread use of the “.travel” domain name. The bulk purchase program allows eligible travel businesses that commit to a minimum purchase of 25,000 “.travel” domain names within one year to purchase these names at significantly discounted rates and on favorable payment terms in comparison with standard name registration pricing and terms.

In connection with the establishment of its bulk purchase program, in October 2007, Tralliance entered into an additional registry operator agreement (the “New Agreement”) with its existing registry operator (the “Registry Operator”). The New Agreement was effective on October 1, 2007 and has an initial term of three (3) years excluding optional renewal periods. The Registry Operator has provided and continues to provide registry operation services to Tralliance since the start-up of its “.travel” internet services business under a predecessor Master Services Agreement dated as of October 11, 2005. Under the New Agreement, the Company paid the Registry Operator a start-up fee of $37,500 and a registration minimum fee of $225,000 in November 2007, and is also obligated to pay an additional registration minimum fee of $112,500 in October 2008. The registration minimum fees represent pre-payments of registry operator fees related to Tralliance’s planned bulk purchase of “.travel” domain names. In the event that certain registration minimum levels are exceeded, Tralliance is also obligated to pay additional registry operator fees on a “per transaction” basis. Additionally, the Registry Operator is also entitled to receive a certain percentage of future revenue related to “.travel” domain names purchased under the New Agreement. Further, under the New Agreement, Tralliance committed to ensuring that a pre-determined number of “.travel” websites are launched by no later than September 30, 2008.

On December 20, 2007, Tralliance entered into a Bulk Registration Co-Marketing Agreement (the “Co-Marketing Agreement”) with Labigroup Holdings, LLC (“Labigroup”), under Tralliance’s bulk purchase program. Labigroup is a private entity controlled by the Company’s Chairman and our remaining directors own a minority interest in Labigroup. Under the Co-Marketing Agreement, Labigroup committed to purchase a predetermined minimum number of “.travel” domain names on a bulk basis from an accredited “.travel”

registrar of its own choosing and to establish a predetermined minimum number of related “.travel” websites. As consideration for the “.travel” domain names to be purchased under the Co-Marketing Agreement, Labigroup agreed to pay certain fixed fees and make certain other payments including, but not limited to, an ongoing royalty calculated as a percentage share of its net revenue, as defined in the Co-Marketing Agreement (the “Labigroup Royalties”), to Tralliance. The Co-Marketing Agreement has an initial term which expires September 30, 2010 after which it may be renewed for successive periods of two and three years, respectively. During the period from December 20, 2007 through December 31, 2007, Labigroup registered 164,708 “.travel” domain names under the Co-Marketing Agreement. As of December 31, 2007, Labigroup had paid $262,500 and was obligated to pay an additional $412,050 in fees and costs to Tralliance under the Co-Marketing Agreement. The $412,050 Labigroup receivable was collected in full during the first quarter of 2008. Additionally, during the first quarter of 2008, Labigroup registered an additional 4,285 “.travel” domain names and incurred additional fees and costs of $17,140 under the Co-Marketing Agreement, of which $12,724 remained outstanding at March 31, 2008. All such fees and costs charged to Labigroup during 2007 and the first quarter of 2008, which are equal to the amount of incremental fees and costs incurred by Tralliance in registering these bulk purchase names, have been treated as a reimbursement of these incremental fees and costs in the Company’s financial statements. The Company plans to recognize revenue related to this Co-Marketing Agreement only to the extent that Labigroup Royalties are earned. No such revenue has been recorded as of during 2007 or the first quarter of 2008.

All significant Tralliance operations and assets are based in the United States and all registration transactions are denominated in U.S. dollars. Although Tralliance markets “.travel” name registrations on a world-wide basis, net revenue generated from customers domiciled in any single international country have not been significant to date.

As of March 31, 2008, the total number of “.travel” domain names registered was 199,510, of which 168,993 or 85% were registered under our bulk purchase program.

Description of Business — Discontinued Operations

Computer Games Business

In February 2000, the Company entered the computer games business by acquiring Computer Games Magazine, a print publication for personal computer (“PC”) gamers; CGOnline, the online counterpart to Computer Games magazine; and Chips & Bits, an e-commerce games distribution business. Historically, content of Computer Games Magazine and CGOnline focused primarily on the PC games market niche.

During 2004, the Company developed and began to implement plans to expand its business beyond games and into other areas of the entertainment industry. In Spring 2004, a new magazine, Now Playing began to be delivered within Computer Games Magazine and in March 2005, Now Playing began to be distributed as a separate publication. Now Playing covered movies, DVD’s, television, music, games, comics and anime, and was designed to fulfill the wider pop culture interests of readers and to attract a more diverse group of advertisers: autos, television, telecommunications and film to name a few. During 2005, the Now Playing online website ( www.nowplaying.com), the online counterpart for Now Playing magazine, was implemented and costs were also incurred to develop a new corporate website (www.theglobe.com), also targeted at the broader entertainment marketplace.

In August 2005, based upon a re-evaluation of the capital requirements and risks/rewards related to completing the transition to a broader-based entertainment business, the Company decided to abort its diversification efforts and refocus its strategy back to operating and improving its traditional games-based businesses. During the remainder of 2005, the Company implemented a number of revenue enhancement programs, including establishing a used game auction website (www.gameswapzone.com), introducing a digital version of its Computer Games Magazine, and entering into several marketing partnership affiliate programs. Additionally, during the latter part of 2005, the Company completed the implementation of a number of cost-reduction programs related to facility consolidations, headcount reductions and decreases in magazine publishing and sales costs. In January 2006, the Company completed the sale of all assets related to Now Playing Magazine and the Now Playing Online website for approximately $130,000.

The premiere issue of a new quarterly print publication, Massive Magazine (renamed MMOGames Magazine in 2007), was released in September 2006. The new magazine was dedicated solely to “massively multiplayer online” games (“MMO” games) and included features on the culture of MMO games, focusing on players, guilds and communities. The editorial staff of Computer Games Magazine produced the content for the new magazine. The new magazine was also accompanied by a complementary website (www.mmogamesmag.com).

In March 2007, management and the Board of Directors of the Company made the decision to cease all activities related to its Computer Games businesses, including discontinuing the operations of its magazine publications, games distribution business and related websites. The Company’s decision to shutdown its Computer Games businesses was based primarily on the historical losses sustained by these businesses during the recent past and management’s expectations of continued future losses. As of December 31, 2007, all significant elements of its computer games business shutdown plan have been completed by the Company, except for the collection and payment of remaining outstanding accounts receivables and payables.

VoIP Telephony Business

During the third quarter of 2003, the Company launched its first suite of consumer and business level VoIP services. The Company launched its browser-based VoIP product during the first quarter of 2004. These services allowed customers to communicate using VoIP technology for dramatically reduced pricing compared to traditional telephony networks. The services also offered traditional telephony features such as voicemail, caller ID, call forwarding, and call waiting for no additional cost to the customer, as well as incremental services that were not then supported by the public switched telephone network (“PSTN”) like the ability to use numbers remotely and voicemail to email services. In the fourth quarter of 2004, the Company announced an “instant messenger” or “IM” related application which enabled users to chat via voice or text across multiple platforms using their preferred instant messenger service. During the second quarter of 2005, the Company released a number of new VoIP products and features which allowed users to communicate via mobile phones, traditional land line phones and/or computers. From the initial launch of its VoIP services in 2003 through 2005, the Company continued to expand its VoIP network, which was comprised of switching hardware and software, servers, billing and inventory systems, and telecommunication carrier contractual relationships. Throughout this period, the capacity of our VoIP network greatly exceeded usage.

The Company’s retail VoIP service plans had included both “peer-to-peer” plans, for which subscribers were able to place calls free of charge over the Internet to other subscribers’ Internet connections, and “paid” plans which involved interconnection with the PSTN and for which subscribers were charged certain fixed and/or variable service charges.

During 2003 through 2005, the Company attempted to market and distribute its VoIP retail products through various direct and indirect sales channels including Internet advertising, structured customer referral programs, network marketing, television infomercials and partnerships with third party national retailers. None of the marketing and sales programs implemented during these years were successful in generating a significant number of “paid” plan customers or revenue. The Company’s marketing efforts during this period of time achieved only limited success in developing a “peer-to-peer” subscriber base of free service plan users.

During 2006, the Company re-focused its efforts on VoIP product development. During the first quarter of 2006, the Company developed a plan to reconfigure, phase out and eliminate certain components of its existing VoIP network. During the second quarter of 2006, the Company discontinued offering service to its small existing “paid” plan customer base and completed the implementation of its plan to significantly reduce the excess capacity and operating costs of its VoIP network.

In March 2007, management and the Board of Directors of the Company decided to discontinue the operating, research and development activities of its VoIP telephony services business and terminate all of the remaining employees of the business. On April 2, 2007, theglobe agreed to transfer to Michael Egan all of its VoIP intellectual property in consideration for his agreement to provide certain security and credit enhancements in connection with the MySpace litigation Settlement Agreement (See Note 11, “Litigation,” in the accompanying Notes to Consolidated Financial Statements for further discussion). The Company had previously written off the value of the VoIP intellectual property as a result of its evaluation of the VoIP telephony services business’ long-lived assets in connection with the preparation of the Company’s 2004 year-end consolidated financial statements. The Company’s decision to discontinue the operations of its VoIP telephony services business was based primarily on the historical losses sustained by the business during the past several years, management’s expectations of continued losses for the foreseeable future and estimates of the amount of capital required to attempt to successfully monetize its business. As of December 31, 2007, all significant elements of its VoIP telephony services business shutdown plan have been completed by the Company, except for the resolution of certain vendor disputes and the payment of remaining outstanding vendor payables.

Competition

Internet Services Business

We face competition from a number of businesses and organizations that have longer operating histories, greater name recognition and more advanced and complete technical systems. Additionally, our competitors are larger enterprises that have greater financial, technical and marketing resources than we have.

While we do not face direct competition for the registry of “.travel” domain names because of the exclusive nature of our ICANN contract, we compete with other companies that maintain the registries for different domain names, including Verisign, Inc., which manages the “.com” and “.net” registries; Afilias Limited, which manages the “.info” registry; and a number of country-specific domain name registries (such as “.uk” for domain names in the United Kingdom). In seeking the renewal of our existing contract or obtaining new ICANN contracts, we expect to face competition from multiple businesses.

Intellectual Property and Proprietary Rights

We regard certain elements of our websites and underlying technology as proprietary. We pursue the registration of our trademarks in the United States and internationally. We attempt to protect these assets by relying on intellectual property laws. We also generally enter into confidentiality agreements with our employees and consultants and in connection with various other agreements with third parties. We also seek to control access to and distribution of our technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization.

Effective trademark, service mark, and trade secret protection may not be available in every country in which our services are made available through the Internet. Policing unauthorized use of our proprietary information is difficult. Existing or future trademarks or service marks applied for or registered by other parties and which are similar to ours may prevent us from expanding the use of our trademarks and service marks into other areas. In the fourth quarter of 2005, we were sued by Sprint Communications Company, L.P. (“Sprint”) for alleged unauthorized use of “inventions” described and claimed in seven patents held by Sprint. In August 2006, we entered into a settlement agreement with Sprint which resolved the pending patent infringement lawsuit.

Government Regulation and Legal Uncertainties

In General

We are subject to laws and regulations that are applicable to various Internet activities. There are an increasing number of federal, state, local and foreign laws and regulations pertaining to the Internet. In addition, a number of federal, state, local and foreign legislative and regulatory proposals are under consideration. Laws and regulations have been and will likely continue to be adopted with respect to the Internet relating to, among other things, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, data protection, pricing, content, copyrights, distribution, email solicitation, “spam”, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services. On June 1, 2006, we were sued by MySpace, Inc. (“MySpace”) for alleged violations of the CAN-SPAM Act, the Lanham Act and the California Business & Professions Code §17529.5 (the “California Act”), as well as trademark infringement, false advertising, breach of contract, breach of the covenant of good faith and fair dealing, and unfair competition. On February 28, 2007, the United States District Court for the Central District of California entered an order granting in part MySpace’s motion for summary judgment, finding that we were liable for violation of the CAN-SPAM Act and the California Business & Professions Code, and for breach of contract. On March 15, 2007, the Company entered into a Settlement Agreement with MySpace whereby, among other things, the Company agreed to pay MySpace approximately $2,550,000 on or before

April 5, 2007 in exchange for a mutual release of all claims against one another, including any claims against the Company’s directors and officers. On April 18, 2007, theglobe paid MySpace $2,550,000 in cash in settlement of the claims, MySpace and theglobe filed a consent judgment and stipulated permanent injunction with the court on April 19, 2007, which among other things, dismissed all claims alleged in the lawsuit with prejudice.

Changes in tax laws relating to electronic commerce could materially affect our business, prospects and financial condition. One or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in electronic commerce. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on services could result in substantial tax liabilities for past sales, decrease our ability to compete with other entities involved in the industries in which we participate, and otherwise harm our business.

Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to electronic commerce. However, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on electronic commerce. If any of these initiatives addressed the Supreme Court's constitutional concerns and resulted in a reversal of its current position, we could be required to collect sales and use taxes. The imposition by state and local governments of various taxes upon electronic commerce could create administrative burdens for us and could adversely affect our business operations, and ultimately our financial condition, operating results and future prospects.

Regardless of the type of state tax imposed, the threshold issue involving state taxation of any transaction is always whether sufficient nexus, or contact, exists between the taxing entity and the taxpayer or the transaction to which the tax is being applied. The concept of nexus is constantly changing and no bright line exists that would sufficiently alert a business as to whether it is subject to tax in a specific jurisdiction. All states which have attempted to tax Internet access or online services have done so by asserting that the sale of such information services, data processing services or other type of transaction is subject to tax in that particular state.

A handful of states impose taxes on computer services, data processing services, information services and other similar types of services. Some of these states have asserted that Internet access and/or online information services are subject to these taxes.

Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet and electronic commerce. Any new legislation or regulation, or the application or interpretation of existing laws or regulations, may decrease the growth in the use of the Internet, may impose additional burdens on electronic commerce or may alter how we do business.

Certain Other Regulation Affecting the Internet Generally

New laws and regulations affecting the Internet generally may increase our costs of compliance and doing business, decrease the growth in Internet use, decrease the demand for our services or otherwise have a material adverse effect on our business.

Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws and regulations relating to the Internet are being debated at all levels of governments around the world and it is possible that such laws and regulations will be adopted. It is not clear how existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and defamation, obscenity, and personal privacy apply to online businesses. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In the United States, Congress has adopted legislation that regulates certain aspects of the Internet, including online content, user privacy and taxation. In addition, Congress and other federal entities are considering other legislative and regulatory proposals that would further regulate the Internet.

Various states have adopted and are considering Internet-related legislation. Increased U.S. regulation of the Internet, including Internet tracking technologies, may slow its growth, particularly if other governments follow suit, which may negatively impact the cost of doing business over the Internet and materially adversely affect our business, financial condition, results of operations and future prospects. The Company has no way of knowing whether legislation will pass or what form it might take. Domain names have been the subject of significant trademark litigation in the United States and internationally. The current system for registering, allocating and managing domain names has been the subject of litigation and may be altered in the future. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies are anticipated to establish additional top-level domains and may appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our names. We may not acquire or maintain our domain names in all of the countries in which our websites may be accessed, or for any or all of the top-level domain names that may be introduced.

International Regulation of Internet Services

Internationally, the European Union has enacted several directives relating to the Internet. The European Union has, for example, adopted a directive that imposes restrictions on the collection and use of personal data. Under the directive, citizens of the European Union are guaranteed rights to access their data, rights to know where the data originated, rights to have inaccurate data rectified, rights to recourse in the event of unlawful processing and rights to withhold permission to use their data for direct marketing. The directive could, among other things, affect U.S. companies that collect or transmit information over the Internet from individuals in European Union member states, and will impose restrictions that are more stringent than current Internet privacy standards in the U.S. In particular, companies with offices located in European Union countries will not be allowed to send personal information to countries that do not maintain adequate standards of privacy. Compliance with these laws is both necessary and difficult. Failure to comply could subject us to lawsuits, fines, criminal penalties, statutory damages, adverse publicity, and other losses that could harm our business. Changes to existing laws or the passage of new laws intended to address these privacy and data protection and retention issues could directly affect the way we do business or could create uncertainty on the Internet. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service or delivery costs, or otherwise harm our business.

Other laws that reference the Internet, such as the European Union's Directive on Distance Selling and Electronic Commerce has begun to be interpreted by the courts and implemented by the European Union member states, but their applicability and scope remain somewhat uncertain. Regulatory agencies or courts may claim or hold that we or our users are either subject to licensure or prohibited from conducting our business in their jurisdiction, either with respect to our services in general, or with respect to certain categories or items of our services. As we expand our international activities, we become obligated to comply with the laws of the countries in which we operate. Laws regulating Internet companies outside of the U.S. may be less favorable than those in the U.S., giving greater rights to consumers, content owners and users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the U.S. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

Employees

As of May 31, 2008, we had approximately 15 active full-time employees. Our future success depends, in part, on our ability to continue to attract, retain and motivate highly qualified technical and management personnel. Competition for these persons is intense. From time to time, we also employ independent contractors to support our operations, marketing, sales and support and administrative organizations. Our employees are not represented by any collective bargaining unit and we have never experienced a work stoppage. We believe that our relations with our employees are good.

DESCRIPTION OF PROPERTY

Our corporate headquarters is located in Fort Lauderdale, Florida, where we sublease on a month-to-month basis approximately 7,500 square feet of office space, at a rate of $15 thousand per month, from a company which is controlled by our Chairman. Total accrued rent owing under this sublease and a predecessor sublease at March 31, 2008 was approximately $374 thousand. Additionally, we currently utilize space in various third-party data centers located in several states which is used to house certain computer equipment.

LEGAL PROCEEDINGS

On and after August 3, 2001 six putative shareholder class action lawsuits were filed against the Company, certain of its current and former officers and directors (the “Individual Defendants”), and several investment banks that were the underwriters of the Company's initial public offering and secondary offering. The lawsuits were filed in the United States District Court for the Southern District of New York. A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002.

The lawsuit purports to be a class action filed on behalf of purchasers of the stock of the Company during the period from November 12, 1998 through December 6, 2000. The purported class action alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the “1933 Act”) and Sections 10(b), Rule 10b-5 and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”). Plaintiffs allege that the underwriter defendants agreed to allocate stock in the Company's initial public offering and its secondary offering to certain investors in exchange for excessive and undisclosed commissions and agreements by those investors to make additional purchases of stock in the aftermarket at pre-determined prices. Plaintiffs allege that the Prospectuses for the Company's initial public offering and its secondary offering were false and misleading and in violation of the securities laws because it did not disclose these arrangements. The action seeks damages in an unspecified amount. On October 9, 2002, the Court dismissed the Individual Defendants from the case without prejudice. This dismissal disposed of the Section 15 and 20(a) control person claims without prejudice. On December 5, 2006, the Second Circuit vacated a decision by the district court granting class certification in six of the coordinated cases, which are intended to serve as test, or “focus,” cases. The plaintiffs selected these six cases, which do not include the Company. On April 6, 2007, the Second Circuit denied a petition for rehearing filed by the plaintiffs, but noted that the plaintiffs could ask the district court to certify more narrow classes than those that were rejected.

On August 14, 2007, the plaintiffs filed amended complaints in the six focus cases. The amended complaints include a number of changes, such as changes to the definition of the purported class of investors, and the elimination of the individual defendants as defendants. On September 27, 2007, the plaintiffs moved to certify a class in the six focus cases. On November 14, 2007, the issuers and the underwriters named as defendants in the six focus cases filed motions to dismiss the amended complaints against them. On March 26, 2008, the District Court dismissed the Section 11 claims of those members of the putative classes in the focus cases who sold their securities for a price in excess of the initial offering price and those who purchased outside the previously certified class period. With respect to all other claims, the motions to dismiss were denied. We are awaiting a decision from the Court on the class certification motion.

Due to the inherent uncertainties of litigation, the Company cannot accurately predict the ultimate outcome of the matter. We cannot predict whether we will be able to renegotiate a settlement that complies with the Second Circuit’s mandate. If the Company is found liable, we are unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company’s insurance coverage, and whether such damages would have a material impact on our results of operations or financial condition in any future period.

The Company is currently a party to certain other claims and disputes arising in the ordinary course of business, including certain disputes related to vendor charges incurred primarily as the result of the failure and subsequent shutdown of its discontinued VoIP telephony services business. The Company believes that it has recorded adequate accruals on its balance sheet to cover such disputed charges and is seeking to resolve and settle such disputed charges for amounts substantially less than recorded amounts. An adverse outcome in any of these matters, however, could materially and adversely effect our financial position, utilize a significant portion of our cash resources and adversely affect our ability our ability to continue as a going concern (see Note 3, “Discontinued Operations” in the accompanying Notes to Consolidated Statements).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The shares of our Common Stock trade in the over-the-counter market on what is commonly referred to as the electronic bulletin board, under the symbol “TGLO.OB”. The following table sets forth the range of high and low bid prices of our Common Stock for the periods indicated as reported by the over-the-counter market (the electronic bulletin board). The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

	2008		2007		2006
	High	Low	High	Low	High	Low
Fourth Quarter	—	—	$0.03	$0.01	$0.09	$0.05
Third Quarter	—	—	$0.05	$0.02	$0.27	$0.08
Second Quarter	—	—	$0.05	$0.03	$0.31	$0.09
First Quarter	$0.03	$0.01	$0.10	$0.03	$0.44	$0.30

The market price of our Common Stock is highly volatile and fluctuates in response to a wide variety of factors. (See “Risk Factors — Our Stock Price is Volatile and May Decline.”)

Holders of Common Stock

We had approximately 662 holders of record of Common Stock as of June 12, 2008. This does not reflect persons or entities that hold Common Stock in nominee or “street” name through various brokerage firms.

Dividends

We have not paid any cash dividends on our Common Stock since our inception and do not intend to pay dividends in the foreseeable future. Our board of directors will determine if we pay any future dividends.

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2007

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders	9,119,660	$0.64	2,799,560
Equity Compensation plans not approved by security holders	7,221,000	$0.11	3,844,141
Total	16,340,660	$0.40	6,643,701

Equity compensation plans not approved by security holders consist of the following:

•	1,750,000 shares of Common Stock of theglobe.com, inc., issued to Edward A. Cespedes pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002 at an exercise price of $0.02 per share. These stock options vested immediately and have a life of ten years from date of grant.
•	2,500,000 shares of Common Stock of theglobe.com, inc., issued to Michael S. Egan pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002 at an exercise price of $0.02 per share. These stock options vested immediately and have a life of ten years from date of grant.
•	500,000 shares of Common Stock of theglobe.com, inc., issued to Robin S. Lebowitz pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002 at an exercise price of $0.02 per share. These stock options vested immediately and have a life of ten years from date of grant.
•	The Company's 2003 Amended and Restated Non-Qualified Stock Option Plan (the “2003 Plan”). The purpose of the 2003 Plan is to strengthen theglobe.com, inc. by providing an incentive to certain employees and consultants (or in certain circumstances, individuals who are the principals of certain consultants) of the Company or any subsidiary of the Company, with a view toward encouraging them to devote their abilities and industry to the success of the Company's business enterprise. The 2003 Plan is administered by a Committee appointed by the Board to administer the Plan, which has the power to determine those eligible individuals to whom options shall be granted under the 2003 Plan and the number of such options to be granted and to prescribe the terms and conditions (which need not be identical) of each such option, including the exercise price per share subject to each option and vesting schedule of options granted thereunder, and make any amendment or modification to any agreement consistent with the terms of the 2003 Plan. The maximum number of shares that may be made the subject of options granted under the 2003 Plan is 1,000,000 and no option may have a term in excess of ten years. Options to acquire an aggregate of 41,000 shares of Common Stock have been issued to various independent sales agents at a weighted average exercise price of $1.54. These stock options vested immediately and have a life of ten years from date of grant. Options to acquire an aggregate of 65,000 shares of Common Stock have been issued to various employees at a weighted average exercise price of $1.00. These stock options vested immediately and have a life of ten years from date of grant. Options to acquire an aggregate of 110,000 shares of Common Stock have been issued to two independent contractors at a weighted average exercise price of $1.22. These stock options vested immediately and have a life of five years from date of grant.

•	The Company's 2004 Stock Incentive Plan (the “2004 Plan”). The purpose of the 2004 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The 2004 Plan is administered by a Committee appointed by the Board to administer the Plan, which has the power to determine those eligible individuals to whom stock options, stock appreciation rights, restricted stock awards, performance awards, or other stock-based awards shall be granted under the 2004 Plan and the number of such options, rights or awards to be granted and to prescribe the terms and conditions (which need not be identical) of each such option, right or award, including the exercise price per share subject to each option and vesting schedule of options granted thereunder, and make any amendment or modification to any agreement consistent with the terms of the 2004 Plan. The maximum number of shares that may be made the subject of options, rights or awards granted under the 2004 Plan is 7,500,000 and no option may have a term in excess of ten years. In October of 2004, options to acquire 250,000 shares of Common Stock were issued to an employee at an exercise price of $0.52, of which 62,500 of these stock options vested immediately and the balance vested ratably on a quarterly basis over three years. These options have a life of ten years from date of grant. In August of 2006, options to acquire 2,050,000 shares of Common Stock were issued to 10 employees at an exercise price of $0.14, of which 25% of these options vested immediately and the balance vests ratably on a quarterly basis over three years. These options have a life of ten years from date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Certain directors of the Company also serve as officers and directors of and own controlling interests in Dancing Bear Investments, Inc. (“Dancing Bear”), E&C Capital Partners LLLP, E&C Capital Partners II, LLLP, The Registry Management Company, LLC, Labigroup Holdings, LLC, Certified Vacation Group, Inc. and Search.Travel LLC. Dancing Bear, E&C Capital Partners, LLLP and E&C Capital Partners II, LLLP are stockholders of the Company and are entities controlled by our Chairman.

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a one year Revolving Loan Agreement with the Company pursuant to which the Company may, under certain conditions as described below, borrow up to a maximum of $500,000 from Dancing Bear. Additionally, on June 6, 2008, the Company borrowed an initial amount of $100,000, and then on June 19, 2008 borrowed an additional $100 thousand, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, the Company may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300,000 under the Revolving Loan Agreement. All such funds borrowed may be prepaid in whole or in part, without penalty, at any time during the term of the Revolving Loan Agreement. All unpaid borrowings, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable by the Company to Dancing Bear in one lump sum on the earlier of (i) June 6, 2009, or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets related to the 2005 Convertible Notes and 2007 Convertible Notes (see Note 6, “Debt”).

On June 10, 2008 the Company announced that it had entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229,000,000 shares of its Common Stock to The Registry Management Company, LLC, a privately held entity controlled by Michael S. Egan, theglobe.com’s Chairman, CEO and controlling investor (the “Purchase Transaction”).

As part of the purchase consideration for the Purchase Transaction, Mr. Egan and certain of his affiliates, including Dancing Bear, the E&C Partnerships and Certified Vacation Group, Inc. will exchange and surrender all of their right, title and interest to the 2005 Convertible Notes and 2007 Convertible Notes, accrued and unpaid interest thereon, as well as accrued and unpaid rent and miscellaneous fees that are due and outstanding as of the date of the closing of the Purchase Transaction. At March 31, 2008, amounts due under the 2005 Convertible Notes and 2007 Convertible Notes, accrued and unpaid interest thereon, and accrued and unpaid rent and miscellaneous fees totaled approximately $4,650,000, $1,071,000 and $644,000, respectively, which amounts collectively equal $6,365,000 (see Note 6, “Debt” for additional details).

As additional consideration, The Registry Management Company will pay an earn-out to theglobe equal to 10% (subject to certain minimums) of The Registry Management Company’s net revenue derived from “.travel” names registered by The Registry Management Company through May 5, 2015. The total net present value of the minimum guaranteed earn-out payments is estimated to be approximately $1,300,000, bringing the total purchase consideration for the Purchase Transaction to approximately $7,665,000 (based upon March 31, 2008 liability balances as discussed above).

The terms of the Purchase Transaction are substantially the same as the terms contemplated under a previous letter of intent agreement, which was entered into and announced on February 1, 2008. The Purchase Transaction is subject to the receipt of an independent fairness opinion and the approval by the majority of stockholders by written consent, with no meeting of shareholders or solicitation of proxies required or contemplated at the present time. The Purchase Transaction is expected to close sometime during the third quarter of 2008.

Additionally, on June 10, 2008, the Company announced that Dancing Bear, an entity which is controlled by Michael S. Egan, converted an aggregate of $400,000 of outstanding 2007 Convertible Notes due to them by the Company into an aggregate of 40,000,000 shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and will allow the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. The conversion also will reduce by $400,000 the total purchase consideration to be paid in connection with the Purchase Transaction.

On December 20, 2007, Tralliance entered into a Bulk Registration Co-Marketing Agreement (the “Co-Marketing Agreement”) with Labigroup Holdings, LLC (“Labigroup”), under Tralliance’s bulk purchase program. Labigroup is a private entity controlled by the Company’s Chairman and our remaining directors own a minority interest in Labigroup. Under the Co-Marketing Agreement, Labigroup committed to purchase a predetermined minimum number of “.travel” domain names on a bulk basis from an accredited “.travel” registrar of its own choosing and to establish a predetermined minimum number of related “.travel” websites. As consideration for the “.travel” domain names to be purchased under the Co-Marketing Agreement, Labigroup agreed to pay certain fixed fees and make certain other payments including, but not limited to, an ongoing royalty calculated as a percentage share of its net revenue, as defined in the Co-Marketing Agreement (the “Labigroup Royalties”), to Tralliance. The Co-Marketing Agreement has an initial term which expires September 30, 2010 after which it may be renewed for successive periods of two and three years, respectively. During the period from December 20, 2007 through December 31, 2007, Labigroup registered 164,708 “.travel” domain names under the Co-Marketing Agreement. As of December 31, 2007, Labigroup had paid $262,500 and was obligated to pay an additional $412,050 in fees and costs to Tralliance under the Co-Marketing Agreement. The $412,050 Labigroup receivable was collected in full during the first quarter of 2008. Additionally, during the first quarter of 2008, Labigroup registered an additional 4,285 “.travel” domain names and incurred additional fees and costs of $17,140 under the Co-Marketing Agreement, of which $12,724 remained outstanding at March 31, 2008 (unaudited). All such fees and costs charged to Labigroup during 2007 and the first quarter of 2008, which are equal to the amount of incremental fees and costs incurred by Tralliance in registering these bulk purchase names, have been treated as a reimbursement of these incremental fees and costs in the Company’s financial statements. The Company plans to recognize revenue related to this Co-Marketing Agreement only to the extent that Labigroup Royalties are earned. No such revenue has been recorded during 2007 or the first quarter of 2008.

On December 13, 2007, the Company entered into and closed an Assignment, Conveyance and Bill of Sale Agreement with Search.Travel, LLC (“Search.Travel”). Pursuant to this agreement, Tralliance sold all of its rights relating to the www.search.travel domain name, website and related assets to Search.Travel for a purchase price of $380,000, which was paid in cash at the closing date. Search.Travel is a private entity controlled by the Company’s Chairman, of which our remaining directors also own a minority interest. The purchase price was determined by the Board of Directors taking into account the valuation given to the assets by an independent investment banking firm. A gain on the sale of search.travel in the amount of $379,791 was recognized and has been included within Other Income in the Consolidated Statement of Operations for the year ended December 31, 2007.

On May 29, 2007, Dancing Bear entered into a note purchase agreement (the “2007 Agreement”) with the Company pursuant to which Dancing Bear acquired a secured demand convertible promissory note (the “2007 Convertible Note”) in the amount of $250,000. Under the terms of the 2007 Agreement, Dancing Bear was granted the optional right, for a period of 180 days from the date of the 2007 Agreement, to purchase additional 2007 Convertible Notes such that the aggregate principal amount issued under the 2007 Agreement could total $3,000,000. On June 25, 2007, July 19, 2007 and September 6, 2007, Dancing Bear acquired additional 2007 Convertible Notes in the principal amounts of $250,000, $500,000 and $250,000, respectively. At March 31, 2008, the aggregate principal amount of 2007 Convertible Notes totaled $1,250,000 (as discussed earlier, on June 10, 2008, $400,000 of 2007 Convertible Notes were converted into 40,000,000 shares of the Company’s Common Stock by Dancing Bear). Interest associated with the 2007 Convertible Notes of approximately $31,200 and $58,600 was charged to expense during the three months ended March 31, 2008 and the year ended December 31, 2007, respectively, and remained outstanding at March 31, 2008.

The 2007 Convertible Notes are convertible at any time prior to payment into shares of the Company’s Common Stock at the rate of $0.01 per share. The conversion price of the 2007 Convertible Notes is subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations. Assuming full conversion of all 2007 Convertible Notes that are outstanding at December 31, 2007 at the initial conversion rate, and without regard to potential anti-dilutive adjustments resulting from stock splits and the like, 125,000,000 shares of the Company’s Common Stock would be issued to Dancing Bear. The 2007 Convertible Notes are due five days after demand for payment by Dancing Bear and are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets. The 2007 Convertible Notes bear interest at the rate of ten percent per annum.

On April 2, 2007, theglobe agreed to transfer to Michael Egan all of its VoIP intellectual property in consideration for his agreement to provide certain security and credit enhancements in connection with the MySpace litigation Settlement Agreement (See Note 11, “Litigation” in the accompanying Notes to Convertible Financial Statements, for further discussion). The Company had previously written off the value of the VoIP intellectual property as a result of its evaluation of the VoIP telephony services business’ long-lived assets in connections with the preparation of the Company’s 2004 year-end consolidated financial statements.

On November 22, 2006, the Company entered into a License Agreement (the “License Agreement”) with Speecho, LLC which granted a license to use the Company’s chat, VoIP and video communications technology for a minimum license fee of $10,000 per month with an initial term of ten years. The Company’s Chairman, the Company’s President and the Company’s Vice President of Finance, as well as certain other employees of the Company, are members of a company that owns 50% of the membership interests in Speecho, LLC. Due to various technology related problems, the License Agreement was terminated in August 2007. No revenue was ever recognized by the Company related to the License Agreement.

On November 22, 2006, the Company entered into certain Marketing Services Agreements (the “Marketing Services Agreements”) with two entities whereby the entities agreed to market certain of the Company’s products in exchange for certain commissions and promotional fees and which granted the Company exclusive right to certain uses of a tradename in connection with certain of the Company’s websites. Additionally, on November 22, 2006, in connection with the Marketing Services Agreements, the Company entered into a Warrant Purchase Agreement with Carl Ruderman, the controlling shareholder of the entities. The Warrant Purchase Agreement provides for the issuance to Mr. Ruderman of one warrant to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share with a three year term and a second warrant to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share with a term of four years. Each warrant provides for the extension of the exercise term by an additional three years if certain criteria are met under the Marketing Services Agreements. The Warrant Purchase Agreement grants to Mr. Ruderman “piggy-back” registration rights with respect to the shares of the Company’s Common Stock issuable upon exercise of the warrants.

In connection with the issuance of the warrants, on November 22, 2006, Mr. Ruderman entered into a Stockholders’ Agreement with Mr. Egan, the Company’s chairman and chief executive officer, Mr. Cespedes, the Company’s president and certain of their affiliates. Pursuant to the Stockholders’ Agreement, Mr. Ruderman granted an irrevocable proxy over the shares issuable upon exercise of the warrants to E&C Capital Partners, LLLP and granted a right of first refusal over his shares to all of the other parties to the Stockholders’ Agreement. Mr. Ruderman also agreed to sell his shares under certain circumstances in which the other parties to the Stockholders’ Agreement have agreed to sell their respective shares. Mr. Ruderman was also granted the right to participate in certain sales of the Company’s Common Stock by the other parties to the Stockholders’ Agreement.

On April 22, 2005, E&C Capital Partners, LLLP and E&C Capital Partners II, LLLP (the “E&C Partnerships”), entities controlled by the Company's Chairman and Chief Executive Officer, entered into a note purchase agreement (the “2005 Agreement”) with theglobe pursuant to which they acquired convertible promissory notes (the “2005 Convertible Notes”) in the aggregate principal amount of $1,500,000. Under the terms of the 2005 Agreement, the E&C Partnerships were also granted the optional right, for a period of 90 days from the date of the 2005 Agreement, to purchase additional 2005 Convertible Notes such that the aggregate principal amount of 2005 Convertible Notes issued under the 2005 Agreement could total $4,000,000 (the “2005 Option”). On June 1, 2005, the E&C Partnerships exercised a portion of the 2005 Option and acquired an additional $1,500,000 of 2005 Convertible Notes. On July 18, 2005, the E&C Partnerships exercised the remainder of the 2005 Option and acquired an additional $1,000,000 of 2005 Convertible Notes.

The 2005 Convertible Notes are convertible at the option of the E&C Partnerships into shares of the Company's Common Stock at an initial price of $0.05 per share. During the year ended December 31, 2005, an aggregate of $600,000 of 2005 Convertible Notes were converted by the E&C Partnerships into an aggregate of 12,000,000 shares of the Company’s Common Stock. At March 31, 2008, the total principal amount of 2005 Convertible Notes outstanding was $3,400,000. Assuming full conversion of all 2005 Convertible Notes which remain outstanding as of March 31, 2008, an additional 68,000,000 shares of the Company's Common Stock would be issued to the E&C Partnerships. The 2005 Convertible Notes provide for interest at the rate of ten percent per annum and are secured by a pledge of substantially all of the assets of the Company. The 2005 Convertible Notes are due and payable five days after demand for payment by the E&C Partnerships. Interest associated with the Convertible Notes of $84,800 was charged to expense during the three months ended March 31, 2008. Interest associated with the 2005 Convertible Notes of approximately $340,000 and $340,000 was charged to expense during the years ended December 31, 2007 and 2006, respectively. All such interest remained unpaid at March 31, 2008.

Several entities controlled by our Chairman have provided services to the Company and several of its subsidiaries, including: the lease of office space; and the outsourcing of customer service, human resources and payroll processing functions. During the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006, a total of approximately $142,000 (unaudited), $473,000 and $493,000 of expense was recorded related to these services, respectively. Approximately $644,000 (unaudited), $500,000 and $172,000 related to these services was included within current liabilities at March 31, 2008, December 31, 2007 and December 31, 2006, respectively.

Tralliance Corporation, which was acquired May 9, 2005, subleased office space in New York City on a month-to-month basis from an entity controlled by its former President. A total of approximately $13,000 and $41,000 in rent expense related to this month-to-month sublease was included in the accompanying statement of operations for the years ended December 31, 2007 and 2006, respectively.

Review, Approval or Ratification of Transactions with Related Persons.  The Board of Directors has adopted a Code of Ethics and Business Conduct, which applies to all officers, employees and directors of the Company. The Code of Ethics and Business Conduct describes the Company’s policies and standards for protecting the Company’s integrity and provides guidance to the Company’s officers, employees and directors in recognizing and reporting activities that conflict with, or have the appearance of conflicting with, the interests of the Company and its stockholders. The Code of Ethics and Business Conduct provides that no officer, employee or director of the Company shall derive any personal gain from any Company activity unless the transaction has been fully disclosed to and approved in writing by the Company’s Compliance Officer, Ms. Lebowitz, or the Board of Directors as the case may be.

Director Independence.  None of the current members of the Company’s Board of Directors are considered “independent” within the meaning of applicable NASD rules.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Basis of Presentation of Consolidated Financial Statements; Going Concern

Certain matters discussed below under “Liquidity and Capital Resources” raise substantial doubt about our ability to continue as a going concern. In addition, we have received a report from our independent registered public accountants, relating to our December 31, 2007 audited financial statements containing an explanatory paragraph stating that our recurring losses from operations and our accumulated deficit raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Overview

As of June 2008, theglobe.com, inc. (the “Company” or “theglobe”) managed a single line of business, Internet services, consisting of Tralliance Corporation (“Tralliance”) which is the registry for the “.travel” top-level Internet domain. We acquired Tralliance on May 9, 2005.

In March 2007, management made the decision to shutdown the operation of both its computer games and VoIP telephony services lines of business and to focus 100% of its resources and efforts to further develop its Internet services business. Results of operations for the computer games and VoIP telephony services businesses have been reported separately as “Discontinued Operations” in the accompanying consolidated statements of operations for all periods presented. The assets and liabilities of the computer games and VoIP telephony services businesses have been included in “Assets of Discontinued Operations” and “Liabilities of Discontinued Operations” in the accompanying consolidated balance sheets for all periods presented.

Purchase Transaction

As more fully discussed in Note 14, “Subsequent Events” in the accompanying Notes to Consolidated Financial Statements, on June 10, 2008 the Company announced that it had entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229 million shares of its Common Stock, to The Registry Management Company, LLC, a privately held entity controlled by Michael S. Egan, theglobe.com’s Chairman, CEO and controlling investor (the “Purchase Transaction”). As part of the purchase consideration for the Purchase Transaction, Mr. Egan and certain of his affiliates will exchange and surrender all of their right, title and interest to secured convertible demand promissory notes, accrued and unpaid interest thereon, as well as outstanding rent and miscellaneous fees that are due and outstanding as of the Closing Date of the Purchase Transaction. The Purchase Transaction is subject to the receipt of an independent fairness opinion and the approval by the majority of shareholders by written consent, with no meeting of shareholders or solicitation of proxies required or contemplated at the present time. The Purchase Transaction is expected to close sometime during the third quarter of 2008.

Results of Operations

Three Months Ended March 31, 2008 Compared to the Three Months Ended March 31, 2007

Continuing Operations

Net Revenue.  Net revenue totaled $544 thousand for the three months ended March 31, 2008 as compared to $432 thousand for the three months ended March 31, 2007, an increase of approximately $112 thousand, or 26%, from the prior year period. Net revenue attributable to domain name registrations is recognized as revenue on a straight-line basis over the term of the registrations. Total domain names registered as of the end of the first quarter of 2008 was 199,510, of which 168,993 were registered under our bulk purchase program established in December 2007 and 30,517 names registered under our standard program. As of March 31, 2007, there were 25,240 .travel names registered.

Cost of Revenue.  Cost of revenue totaled $32 thousand for the three months ended March 31, 2008, a decline of $70 thousand, or 69%, from the $102 thousand reported for the three months ended March 31, 2007. Cost of revenue consists primarily of fees paid to third party service providers which furnish outsourced services, including verification of registration eligibility, maintenance of the “.travel” directory of consumer-oriented registrant travel data, as well as other services. Fees for some of these services vary based on transaction levels or transaction types. Fees for outsourced services are generally deferred and amortized to cost of revenue over the term of the related domain name registration. Cost of revenue as a percent of net revenue was approximately 6% for the first quarter of 2008 as compared to 24% for the same period of 2007. The decline in cost of revenue as compared to the 2007 first quarter was due primarily to Tralliance’s continued emphasis on performing verification of registration eligibility in-house rather than utilizing third party providers, as well as the termination of an agreement to outsource this process. Additionally, Tralliance brought the hosting of the .travel directory in-house in October 2007 generating a savings of approximately $29 thousand in the three months ended March 31, 2008 as compared to the same period of 2007.

Sales and Marketing.  Sales and marketing expenses consist primarily of salaries and related expenses of sales and marketing personnel, commissions, consulting, advertising and marketing costs, public relations expenses and promotional activities. Sales and marketing expenses totaled $128 thousand for the three months ended March 31, 2008 versus $640 thousand for the same period in 2007. Beginning in the third quarter of 2006 and continuing through 2007, Tralliance engaged several outside parties to promote our registry operations and the www.search.travel website internationally. These engagements were either terminated or renegotiated by the end of 2007 which resulted in a decrease in sales and marketing costs of approximately $241 thousand as compared to the first quarter of 2007. Additional decreases in public relations, $99 thousand, and advertising, $75 thousand, contributed to the overall reduction in sales and marketing expenses in the first quarter of 2008 as compared to the first quarter of 2007. We sold our rights to the www.search.travel website in December 2007 and as a result incurred no sales or marketing expenses related to such website in the quarter ended March 31, 2008.

General and Administrative.  General and administrative expenses consist primarily of salaries and other personnel costs related to management, finance and accounting functions, facilities, outside legal and professional fees, information-technology consulting, directors and officers insurance, and general corporate overhead costs. General and administrative expenses totaled approximately $618 thousand in the first quarter of 2008 as compared to approximately $1.1 million for the same quarter of the prior year, a decline of $470 thousand, or approximately 43%. During the second quarter of 2007 the Company reduced its administrative headcount resulting in a decrease in personnel costs of approximately $384 thousand in the three months ended March 31, 2008 as compared to the prior year. Travel and entertainment expense also declined by $124 thousand in the first quarter of 2008 as compared to the three months ended March 31, 2007.

Related Party Transactions.  Related party transaction expense consist of rent for the Company’s office space and the fees associated with the outsourcing of the customer service, human resource and payroll processing functions to entities controlled by theglobe’s management. Related party transaction expense totaled approximately $153 thousand for the three months ended March 31, 2008, a $17 thousand increase from the $136 thousand recognized in the same period in 2007. In November 2007, the Company increased the scope of customer services provided by an entity controlled by our Chairman, which resulted in a $93 thousand increase in related party transactions expense in the three months ended March 31, 2008 versus the three months ended March 31, 2007. Partially offsetting this increase was a $69 thousand reduction in related party rent expense in the first quarter of 2008 as compared to the same period the previous year.

Depreciation and Amortization.  Depreciation and amortization expense totaled $50 thousand for the three months ended March 31, 2008 as compared to $59 thousand for the three months ended March 31, 2007, or a decline of $9 thousand.

Related Party Interest Expense.  Related party interest expense for the first quarter of 2008 was $116 thousand as compared to $84 thousand for the same quarter of 2007, reflecting increased borrowings made by the Company during the second and third quarters of 2007.

Interest Income.  Interest income of $3 thousand was reported for the first quarter of 2008 compared to interest income of $50 thousand reported for the first quarter of the prior year. As a result of the Company’s net loss incurred during 2007, the Company had a lower level of funds available for investment during the first quarter of 2008 as compared to the same quarter of the prior year.

Income Taxes.  No tax benefit was recorded for the losses incurred during the first quarter of 2008 or the first quarter of 2007 as we recorded a 100% valuation allowance against our otherwise recognizable deferred tax assets due to the uncertainty surrounding the timing or ultimate realization of the benefits of our net operating loss carryforwards in future periods. As of December 31, 2007, we had net operating loss carryforwards which may be potentially available for U.S. tax purposes of approximately $167 million. These carryforwards expire through 2027. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, we have substantially limited the availability of our net operating loss carryforwards. These net operating loss carryforwards may be further adversely impacted if the Purchase Transaction is consummated. There can be no assurance that we will be able to utilize any net operating loss carryforwards in the future.

Discontinued Operations

The income from discontinued operations, net of income taxes totaled $965 in the first quarter of 2008 as compared to a net loss of approximately $1.2 million during the first quarter of 2007 and is summarized as follows:

	Computer Games	VoIP Telephony Services	Total
Three months ended March 31, 2008:
Net revenue	$—	$—	$—
Operating expenses	(4,048)	(2,129)	(6,177)
Other income, net	142	7,000	7,142
	$(3,906)	$4,871	$965

	Computer Games	VoIP Telephony Services	Total
Three months ended March 31, 2007:
Net revenue	$588,499	$374	$588,873
Operating expenses	(952,973)	(830,529)	(1,783,502)
Other income, net	—	33,593	33,593
	$(364,474)	$(796,562)	$(1,161,036)

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Continuing Operations

Net Revenue.  Net revenue from continuing operations totaled $2.2 million for the year ended December 31, 2007 as compared to $1.4 million for the year ended December 31, 2006; an increase of approximately $821 thousand. Approximately $294 thousand or 36% of the total increase in net revenue as compared to the year ended December 31, 2006 resulted from net revenue attributable to the sale of advertising on our search.travel website. The search.travel website was introduced in August 2006 as a travel related portal and search engine. As discussed in Note 12, “Related Party Transactions” in the Notes to Consolidated Financial Statements, the search.travel website was sold to an entity controlled by the Company’s Chairman in December 2007. Total net revenue attributable to domain name registrations for the year ended December 31, 2007 was approximately $1.9 million versus $1.4 million in 2006. Total domain names registered as of December 31, 2007 and 2006 approximated 29.7 thousand and 22.1 thousand, respectively (excluding bulk names). Net revenue attributable to such domain name registrations is recognized as revenue on a straight-line basis over the term of the registrations.

Cost of Revenue.  Cost of revenue totaled $420 thousand for the year ended December 31, 2007 as compared to $455 thousand for the year ended December 31, 2006. Cost of revenue consists primarily of fees paid to third party service providers which furnish outsourced services, including verification of registration eligibility, maintenance of the “.travel” directory of consumer-oriented registrant travel data, as well as other services related to domain registrations. Fees for some of these services vary based on transaction levels or transaction types. Fees incurred for outsourced services are generally deferred and amortized to cost of revenue over the term of the related domain name registration. The principal factor contributing to the $35 thousand decrease in cost of revenue as compared to the prior year was due to Tralliance performing more verifications of registration eligibility in-house during 2007. Cost of revenue as a percent of net revenue attributable to domain name registrations was approximately 21.7% for 2007 as compared to 32.3 % for 2006.

Sales and Marketing.  Sales and marketing expenses consist primarily of salaries and related expenses of sales and marketing personnel, commissions, advertising and marketing costs, public relations expenses and promotional activities. Sales and marketing expenses totaled $1.9 million for the year ended December 31, 2007, a decrease of $1.2 million from the $3.1 million reported for 2006. Beginning in August 2006 Tralliance incurred certain significant expenses, including $533 thousand related to a targeted television and internet advertising campaign introducing its travel related search engine www.search.travel. Also on November 22, 2006, the Company entered into certain marketing services agreements with two entities and issued 10,000,000 warrants to the controlling shareholder of the entities as consideration. The fair value attributable to the warrants of $515 thousand, as calculated using the Black Scholes model, was charged to sales and marketing expenses of Tralliance as this is where the two entities agreed to focus their marketing efforts. Further contributing to the decrease in sales and marketing expense in the year ended December 31, 2007 from the prior year was a decrease of approximately $337 thousand in public relations expense.

General and Administrative Expenses.  General and administrative expenses consist primarily of salaries and other personnel costs related to management, finance and accounting functions, facilities, outside legal and professional fees, information-technology consulting, directors and officers insurance, bad debt expenses and general corporate overhead costs. General and administrative expenses totaled approximately $3.4 million for the year ended December 31, 2007, a decrease of approximately $500 thousand from the $3.9 million reported for 2006. This decrease was principally due to a $411 thousand decrease in stock compensation expense and a $298 thousand decrease in travel and entertainment expense. These decreases were partially offset by an increase of approximately $144 thousand in personnel expense.

Related Party Transactions.  Related party transaction expense consist of rent for the Company’s office space and the fees associated with the outsourcing of the customer service, human resources and payroll processing functions to entities controlled by theglobe’s management. Related party transaction expense totaled approximately $498 thousand for the year ended December 31, 2007, a $36 thousand decrease from the $534 thousand recognized in the prior year. During 2006 and 2007, the Company sub-leased office space in Fort Lauderdale and New York from entities controlled by its Chairman and the former President of Tralliance, respectively. During 2007 theglobe reduced its management and administrative staff thereby reducing its space requirements as well as eliminating its New York office. The combined effect was a decrease in related party rent expense of approximately $100 thousand. In November 2007, the Company increased the scope of customer services provided by an entity controlled by our Chairman, which resulted in a $66 thousand increase in related party expense in the year ended December 31, 2007 as compared to the year ended December 31, 2006.

Depreciation and Amortization.  Depreciation and amortization expense totaled $240 thousand for the year ended December 31, 2007 as compared to $262 thousand for the prior year.

Related Party Interest Expense.  Related party interest expense for the year ended December 31, 2007 was $399 thousand as compared to $340 thousand for the year ended December 31, 2006, reflecting increased borrowings made by the Company during the second and third quarters of 2007.

Interest Income (Expense), Net.  Net interest expense of $1.2 million reported for 2007 included $1.25 million of non-cash interest expense related to the beneficial conversion features of the $1.25 million of secured convertible demand promissory notes issued by the Company in 2007 and interest income of $62 thousand. Net interest income of $461 thousand reported for 2006 included interest income of $473 thousand. The decrease in interest income in 2007 was due principally to lower levels of funds available for investment during 2007 compared to 2006.

Other Income (Expense), Net.  Other income, net, of $390 thousand reported for 2007 included a $380 thousand net gain on the sale of our search.travel portal and search engine. Other income, net, of $21 thousand was reported for 2006.

Income Taxes.  No tax benefit was recorded for the losses incurred for the years ended December 31, 2007 or 2006 as we recorded a 100% valuation allowance against our otherwise recognizable deferred tax assets due to the uncertainty surrounding the timing or ultimate realization of the benefits of our net operating loss carryforwards in future periods. The income tax provision of $124 thousand recognized for continuing operations for the year ended December 31, 2006, resulted from additional state income taxes due upon the finalization of the Company’s 2005 consolidated tax returns. As of December 31, 2007, the Company had net operating loss carryforwards available for U.S. tax purposes of approximately $167 million. These carryforwards expire through 2027. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, we have substantially limited the availability of our net operating loss carryforwards. These net operating loss carryforwards may be further adversely impacted if the Purchase Transaction is consummated. There can be no assurance that we will be able to utilize any net operating loss carryforwards in the future.

Discontinued Operations

The loss from discontinued operations totaled approximately $729 thousand for the year ended December 31, 2007 as compared to a loss of $10.1 million for the year ended December 31, 2006, and is summarized as follows:

	Computer Games	VoIP Telephony Services	Total
Year ended December 31, 2007:
Net revenue	$634,164	$630	$634,794
Operating expenses	$783,458	$707,567	$1,491,025
Other income, net	$34,556	$92,435	$126,991
Loss from discontinued operations	$(114,738)	$(614,502)	$(729,240)

	Computer Games	VoIP Telephony Services	Total
Year ended December 31, 2006:
Net revenue	$2,038,649	$34,638	$2,073,287
Operating expenses	$2,762,146	$9,409,967	$12,172,113
Other income (expense), net	$130,000	$(133,435)	$(3,435)
Loss from discontinued operations	$(593,497)	$(9,508,764)	$(10,102,261)

Liquidity and Capital Resources

Cash Flow Items

Three Months Ended March 31, 2008 Compared to the Three Months Ended March 31, 2007

As of March 31, 2008, we had approximately $336 thousand in cash and cash equivalents as compared to $631,000 as of December 31, 2007. Net cash flows used in operating activities of continuing operations totaled approximately $281 thousand and $1.3 million, for the three months ended March 31, 2008 and 2007, respectively, or a decrease of approximately $1.0 million. Such decrease was attributable primarily to a lower net loss from continuing operations for the three months ended March 31, 2008 compared to the three months ended March 31, 2007.

A total of $22 thousand in net cash flows were used in the operating activities of discontinued operations during the first quarter of 2008 as compared to a use of approximately $497 thousand of cash in operating activities of discontinued operations during the same period of the prior year. Such decrease was attributable to the shutdown of the Company’s computer games and VoIP telephony services businesses in March 31, 2007.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

As of December 31, 2007, we had approximately $631 thousand in cash and cash equivalents as compared to $5.3 million as of December 31, 2006. Net cash and cash equivalents used in operating activities of continuing operations were $3.3 million and $5.8 million for the years ended December 31, 2007 and 2006, respectively. The period-to-period decrease in net cash and cash equivalents used in operating activities of continuing operations resulted primarily from the impact of lower net losses from continuing operations in 2007 compared to 2006, as well as higher non-cash expenses and favorable working capital changes in 2007 compared to 2006. The operating activities of discontinued operations used approximately $3.2 million of net cash and cash equivalents during 2007 compared to a use of $6.5 million in 2006, with such cash usage decrease due primarily to the shutdown of the unprofitable operations of the Company’s Computer Games and VoIP telephony services businesses in March 2007.

Net cash and cash equivalents provided by investing activities were $520 thousand during the year ended December 31, 2007 resulting from proceeds of $380 thousand received from the sale of search.travel in December 2007 as well as proceeds received from the sale of property and equipment of discontinued operations throughout 2007. In the year ended December 31, 2006 $1.2 million was generated from investing activities. As a result of the October 2005 sale of the SendTec business, we were required to place $1.0 million of cash in an escrow account to secure our indemnification obligations. In March 2006, pursuant to the related escrow agreement, $750 thousand of the escrow funds were released to the Company, with the remaining $250 thousand released in December 2006. The remaining $32 thousand in escrow funds released during 2006 represented funds which had been held in escrow in connection with sweepstakes promotions conducted by the VoIP telephony services division. In addition, during 2006, we received proceeds of $138 thousand from the sale of certain VoIP property and equipment and $130 thousand from the sale of our Now Playing magazine publication and website.

During 2007, cash flows from financing activities of $1.25 million resulted from the issuance of secured convertible demand promissory notes to an entity controlled by the Company’s Chairman.

Future and Critical Need for Capital

For the reasons described below, Company management does not believe that cash on hand and cash flow generated internally by the Company will be adequate to fund the operation of its business beyond a short period of time. Additionally, we have received a report from our independent registered public accountants, relating to our December 31, 2007 audited financial statements, containing an explanatory paragraph stating that our recurring losses from operations and our accumulated deficit raise substantial doubts about our ability to continue as a going concern.

During the year ended December 31, 2007 and the first quarter of 2008, the Company was able to continue operating as a going concern due principally to funding of $1.25 million received from the sale of secured convertible demand promissory notes to an entity controlled by Michael Egan, its Chairman and Chief Executive Officer. Additionally, in December 2007, additional funding of $380 thousand was provided from the sale of all of the Company’s rights related to its www.search.travel domain name and website to an entity also controlled by Mr. Egan. At March 31, 2008, the Company had a net working capital deficit of approximately $9.9 million, inclusive of a cash and cash equivalents balance of approximately $336 thousand. Such working capital deficit included an aggregate of $4.65 million in secured convertible demand debt (the “Convertible Debt”), related accrued interest of approximately $1.1 million and accounts payable totaling approximately $644 thuosand due to entities controlled by Mr. Egan (See Note 6, “Debt” and Note 12, “Related Party Transactions” in the accompanying Notes to Consolidated Financial Statements for further details). Additionally, such working capital deficit included approximately $1.9 million of net liabilities of discontinued operations, with a significant portion of such liabilities related to charges which have been disputed by the Company.

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a one year Revolving Loan Agreement with the Company pursuant to which the Company may, under certain conditions as described below, borrow up to a maximum of $500 thousand from Dancing Bear. Additionally, on June 6, 2008, the Company borrowed an initial amount of $100 thousand, and then on June 19, 2008 borrowed an additional $100 thousand, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, the Company may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300 thousand under the Revolving Loan Agreement. All such funds borrowed may be prepaid in whole or in part, without penalty, at any time during the term of the Revolving Loan Agreement. All unpaid borrowings, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable by the Company to Dancing Bear in one lump sum on the earlier of (i) June 6, 2009, or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets related to the 2005 Convertible Notes and 2007 Convertible Notes (see Note 6, “Debt” in the accompanying Notes to Consolidated Financial Statements).

Notwithstanding previous cost reduction actions taken by the Company and its decision to shutdown its unprofitable computer games and VoIP telephony services businesses in March 2007 (see Note 3, “Discontinued Operations” in the accompanying Notes to Consolidated Financial Statements for further details), the Company continues to incur substantial consolidated net losses, although reduced in comparison with prior periods, and management believes that the Company will continue to be unprofitable in the foreseeable future. Based upon the Company’s current financial condition, as discussed above, and without further advances from Dancing Bear under the aforementioned $500 thousand Revolving Loan Agreement or the infusion of other additional capital, management does not believe that the Company will be able to fund its operations beyond the end of the second quarter of 2008.

As more fully discussed in Note 14, “Subsequent Events” in the accompanying Notes to Consolidated Financial Statements and this Information Statement, on June 10, 2008, the Company announced that it had entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229 million shares of its Common Stock to an entity controlled by Mr. Egan (the “Purchase Transaction”). Additionally, on June 10, 2008, the Company announced that Dancing Bear Investments, Inc., an entity controlled by Michael S. Egan, converted a portion of the aforementioned Convertible Debt totaling $400 thousand into 40 million shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and allows the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. In the event that the Purchase Transaction is consummated, all of the Company’s remaining Convertible Debt, related accrued interest and accounts payable owed to entities controlled by Mr. Egan (which was approximately $6.0 million at March 31, 2008) will be exchanged or cancelled.

Additionally, the consummation of the Purchase Transaction would also result in significant reductions in the Company’s cost structure, based upon the elimination of Tralliance’s operating expenses. Although substantially all of Tralliance’s revenue would also be eliminated, approximately 10% of Tralliance’s future net revenue through May 5, 2015 would be essentially retained through the contemplated net revenue earn-out provisions of the Purchase Transaction. Additionally, the consummation of the Purchase Transaction would increase Mr. Egan’s beneficial ownership in the Company to approximately 77% (assuming exercise of all outstanding stock options and warrants) and would significantly dilute all other existing shareholders.

Management expects that the consummation of the Purchase Transaction will significantly reduce the amount of net losses currently being sustained by the Company. However, management does not believe that the consummation of the Purchase Transaction will, in itself, allow the Company to become profitable and generate operating cash flows sufficient to fund its operations and pay its existing current liabilities (including those liabilities related to its discontinued operations) in the foreseeable future. Accordingly, assuming that the Purchase Transaction is consummated, management believes that additional capital infusions (although reduced in comparison with the amounts of capital required during the Company’s recent past) will continue to be needed in order for the Company to continue to operate as a going concern.

In the event that the Purchase Transaction is not consummated, management expects that significantly more capital will need to be invested in the Company in the near term than would be required in the event that the Purchase Transaction is consummated. Also, inasmuch as substantially all of the assets of the Company and its subsidiaries secure the convertible demand debt owed to entities controlled by Mr. Egan, in connection with any resulting proceeding to collect this debt, such entities could seize and sell the assets of the Company and it subsidiaries, any or all of which would have a material adverse effect on the financial condition and future operations of the Company, including the potential bankruptcy or cessation of business of the Company.

It is our preference to avoid filing for protection under the U.S. Bankruptcy Code. However, in order to continue operating as a going concern for any length of time beyond the second quarter of 2008, we believe that we must raise additional capital. Although there is no commitment to do so, any such funds would most likely come from Dancing Bear under the existing $500 thousand Revolving Loan Agreement, or otherwise from Michael Egan or affiliates of Mr. Egan or the Company, as the Company currently has no access to credit facilities with traditional third parties and has historically relied upon borrowings from related parties to meet short-term liquidity needs. Any such equity capital raised would not be registered under the Securities Act of 1933 and would not be offered or sold in the United States absent registration requirements. Further, any securities issued (or issuable) in connection with any such capital raise will likely result in very substantial dilution of the number of outstanding shares of the Company’s Common Stock.

The amount of capital required to be raised by the Company will be dependent upon a number of factors, including (i) whether or not the Purchase Transaction is consummated; (ii) our ability to increase Tralliance net revenue levels; (iii) our ability to control and reduce operating expenses; and (iv) our ability to successfully settle disputed and other outstanding liabilities related to our discontinued operations. There can be no assurance that the Purchase Transaction will be consummated nor that the Company will be successful in raising a sufficient amount of capital, executing any of its current or future business plans or in continuing to operate as a going concern on a long-term basis. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Capital Transactions

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a one year Revolving Loan Agreement with the Company pursuant to which the Company may, under certain conditions as described below, borrow up to a maximum of $500 thousand from Dancing Bear. Additionally, on June 6, 2008, the Company borrowed an initial amount of $100 thousand, and then on June 19, 2008 borrowed an additional $100 thousand, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, the Company may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300 thousand under the Revolving Loan Agreement. All such funds borrowed may be prepaid in whole or in part, without penalty, at any time during the term of the Revolving Loan Agreement. All unpaid borrowings, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable by the Company to Dancing Bear in one lump sum on the earlier of (i) June 6, 2009, or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets related to the 2005 Convertible Notes and 2007 Convertible Notes (see Note 6, “Debt” in the Notes to Consolidated Financial Statements).

On June 10, 2008 the Company announced that it had entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229 million shares of its Common Stock to The Registry Management Company, LLC, a privately held entity controlled by Michael S. Egan, theglobe.com’s Chairman, CEO and controlling investor (the “Purchase Transaction”).

As part of the purchase consideration for the Purchase Transaction, Mr. Egan and certain of his affiliates, including Dancing Bear, the E&C Partnerships and Certified Vacation Group, Inc. will exchange and surrender all of their right, title and interest to the 2005 Convertible Notes and 2007 Convertible Notes, accrued and unpaid interest thereon, as well as accrued and unpaid rent and miscellaneous fees that are due and outstanding as of the date of the closing of the Purchase Transaction. At March 31, 2008, amounts due under the 2005 Convertible Notes and 2007 Convertible Notes, accrued and unpaid interest thereon, and accrued and unpaid rent and miscellaneous fees totaled approximately $4.65 million, $1.1 million and $644 thousand, respectively, which amounts collectively equal $6.4 million.

As additional consideration, The Registry Management Company will pay an earn-out to theglobe equal to 10% (subject to certain minimums) of The Registry Management Company’s net revenue derived from “.travel” names registered by The Registry Management Company through May 5, 2015. The total net present value of the minimum guaranteed earn-out payments is estimated to be approximately $1.3 million, bringing the total purchase consideration for the Purchase Transaction to approximately $7.7 million (based upon March 31, 2008 liability balances as discussed above).

The terms of the Purchase Transaction are substantially the same as the terms contemplated under a previous letter of intent agreement, which was entered into and announced on February 1, 2008. The Purchase Transaction is subject to the receipt of an independent fairness opinion and the approval by the majority of stockholders by written consent, with no meeting of shareholders or solicitation of proxies required or contemplated at the present time. The Purchase Transaction is expected to close sometime during the third quarter of 2008.

Additionally, on June 10, 2008, the Company announced that Dancing Bear, an entity which is controlled by Michael S. Egan, converted an aggregate of $400 thousand of outstanding 2007 Convertible Notes due to them by the Company into an aggregate of 40 million shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and will allow the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. The conversion also will reduce by $400 thousand the total purchase consideration to be paid in connection with the Purchase Transaction.

On May 29, 2007, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a note purchase agreement (the “2007 Agreement”) with the Company pursuant to which it acquired convertible demand promissory notes (the “2007 Convertible Notes”) totaling $1.25 million during the year ended December 31, 2007.

The 2007 Convertible Demand Notes are convertible at anytime prior to payment into shares of the Company’s Common Stock at the rate of $0.01 per share. The conversion price of the 2007 Convertible Demand Notes is subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations. Assuming full conversion of all 2007 Convertible Demand Notes that are outstanding at December 31, 2007 at the initial conversion rate, and without regard to potential anti-dilutive adjustments resulting from stock splits and the like, 125 million shares of Common Stock would be issued. The 2007 Convertible Demand Notes are due five days after demand for payment by Dancing Bear and are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets. The 2007 Convertible Notes bear interest at the rate of ten percent per annum. Additionally, under the terms of the Agreement, the Dancing Bear was granted certain demand and certain “piggy-back” registration rights in the event that Dancing Bear exercises its option to convert any of the 2007 Convertible Notes.

On November 22, 2006, the Company entered into certain Marketing Services Agreements (the “Marketing Services Agreements”) with two entities whereby the entities agreed to market certain of the Company’s products in exchange for certain commissions and promotional fees and which granted the Company exclusive right to certain uses of a trade name in connection with certain of the Company’s websites. Additionally, on November 22, 2006, in connection with the Marketing Services Agreements, the Company entered into a Warrant Purchase Agreement with Carl Ruderman, the controlling shareholder of the entities. The Warrant Purchase Agreement provides for the issuance to Mr. Ruderman of one warrant to purchase 5 million shares of the Company’s Common Stock at an exercise price of $0.15 per share with a three year term and a second warrant to purchase 5 million shares of the Company’s Common Stock at an exercise price of $0.15 per share with a term of four years. Each warrant provides for the extension of the exercise term by an additional three years if certain criteria are met under the Marketing Services Agreements. The Warrant Purchase Agreement

grants to Mr. Ruderman “piggy-back” registration rights with respect to the shares of the Company’s Common Stock issuable upon exercise of the warrants.

In connection with the issuance of the warrants, on November 22, 2006, Mr. Ruderman entered into a Stockholders’ Agreement with the Company’s chairman and chief executive officer, the Company’s president and certain of their affiliates. Pursuant to the Stockholders’ Agreement, Mr. Ruderman granted an irrevocable proxy over the shares issuable upon exercise of the warrants to E&C Capital Partners, LLLP and granted a right of first refusal over his shares to all of the other parties to the Stockholders’ Agreement. Mr. Ruderman also agreed to sell his shares under certain circumstances in which the other parties to the Stockholders’ Agreement have agreed to sell their respective shares. Mr. Ruderman was also granted the right to participate in certain sales of the Company’s Common Stock by the other parties to the Stockholders’ Agreement.

On October 31, 2005, we completed the sale of our SendTec marketing services business to RelationServe Media, Inc. under the terms of an Asset Purchase Agreement entered into on August 10, 2005 (as amended on August 23, 2005). In accordance with the terms of an escrow agreement established as a source to secure our indemnification obligations under the Asset Purchase Agreement, $1.0 million of the purchase price and an aggregate of 2,272,727 shares of theglobe’s unregistered Common Stock (valued at $750 thousand pursuant to the terms of the Purchase Agreement based upon the average closing price of the stock in the 10 day period preceding the closing of the sale) were placed in escrow. During 2006, the escrowed cash and shares of theglobe’s Common Stock were released to the Company and the common shares were retired.

Off-Balance Sheet Arrangements

As of December 31, 2007 and March 31, 2008, we did not have any material off-balance sheet arrangements that have or are reasonably likely to have a material effect on our current or future financial condition, revenues or expenses, results of operations, liquidity, or capital resources.

Effects of Inflation

Due to relatively low levels of inflation in 2008, 2007 and 2006, inflation has not had a significant effect on our results of operations.

Management's Discussion of Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. At December 31, 2007 and March 31, 2008, a significant portion of our net liabilities of discontinued operations relate to charges that have been disputed by the Company and for which estimates have been required. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition, valuation of accounts receivable, valuation of intangible and other long-lived assets and capitalization of computer software costs. Our accounting policies and procedures related to these areas are summarized below.

Revenue Recognition

The Company's revenue from continuing operations was derived principally from the sale of Internet domain registrations. There is no certainty that events beyond anyone's control such as economic downturns or significant decreases in the demand for our Internet domain registration services will not occur and accordingly, cause significant decreases in revenue. Internet services net revenue consists principally of registration fees for Internet domain registrations, which generally have terms of one year, but may be up to ten years. Such registration fees are reported net of transaction fees paid to an unrelated third party which serves as the registry operator for the Company. Net registration fee revenue is recognized on a straight line basis over the registrations term.

Valuation of Accounts Receivable

Provisions for the allowance for doubtful accounts are made based on historical loss experience adjusted for specific credit risks. Measurement of such losses requires consideration of the Company's historical loss experience, judgments about customer credit risk, subsequent period collection activity, and the need to adjust for current economic conditions.

Long-Lived Assets

The Company's long-lived assets primarily consist of property and equipment, capitalized costs of internal-use software, values attributable to covenants not to compete, and acquired technology.

Long-lived assets held and used by the Company and intangible assets with determinable lives are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We evaluate recoverability of assets to be held and used by comparing the carrying amount of the assets, or the appropriate grouping of assets, to an estimate of undiscounted future cash flows to be generated by the assets, or asset group. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market prices are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

Capitalization of Computer Software Costs

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over the expected useful life, or three years.

Impact of Recently Issued Accounting Standards

In December, 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”) which requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R requires, among other things, that in a business combination achieved through stages (sometimes referred to as a “step acquisition”) that the acquirer recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with this Statement).

SFAS 141R also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual, which in most types of business combinations will result in measuring goodwill as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not believe that SFAS 141R will have a material impact on its financial statements.

In December, 2007 the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). This Statement changes the way the consolidated income statement is presented. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. Currently, net income attributable to the non-controlling interest generally is reported as an expense or other deduction in arriving at consolidated net income. It also is often presented in combination with other financial statement amounts. SFAS 160 results in more transparent reporting of the net income attributable to the non-controlling interest. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 expands the scope of what entities may carry at fair value by offering an irrevocable option to record many types of financial assets and liabilities at fair value. Changes in fair value would be recorded in an entity’s income statement. This accounting standard also establishes presentation and disclosure requirements that are intended to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for the Company on January 1, 2008. Earlier application is permitted under certain circumstances. We are currently evaluating the requirements of SFAS No. 159 and have not yet determined the impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the requirements of SFAS No. 157 and have not determined the impact on our consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying value of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The adoption of this standard did not have a material impact on the Company’s financial condition, results of operations or liquidity.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109, “Accounting for Income Taxes,” which clarifies accounting for and disclosure of uncertainty in tax positions. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 did not have a material effect on consolidated financial position, cash flows and results of operations.

RISK FACTORS

In addition to the other information in this report, the following factors should be carefully considered in evaluating our business and prospects.

Risk Factors Relating to the Purchase Agreement and the Disposition of the Tralliance Business

The Purchase Transaction is not the result of arms-length negotiation as each member of our Board has a conflict of interest.

Registry Management is controlled by Michael S. Egan, our Chairman and Chief Executive Officer and principal stockholder. The remaining two members of our Board, Edward A. Cespedes and Robin S. Lebowitz, also have a non-controlling minority ownership interest in Registry Management. Each of Messrs Egan and Cespedes and Ms. Lebowitz are anticipated to serve as employees and/or management of Registry Management. Consequently, each of our Board members has a conflict of interests in reviewing, negotiating and approving the Sale. See “Certain Relationships and Related Transactions, and Director Independence” section presented elsewhere within this Information Statement.

Due to the affiliated nature of the Sale, the Board considered the formation of a special committee to negotiate and evaluate the Sale. Ultimately, the Board did not believe it would be feasible to establish a special committee of independent members of the Board of Directors to evaluate and approve the Sale. Since all of the Board members are affiliated to Registry Management, the Board concluded that it would be extremely difficult to find a qualified, independent person who would be willing to join and serve on the Company’s Board for the sole purpose of considering the fairness of the proposed Sale, and that even if such a person could be found, the Company would likely be required to pay significant compensation for his or her services, which the Board did not consider financially feasible given its precarious financial condition. In lieu of a special committee, the Board determined to seek a fairness opinion as a condition precedent to theglobe’s obligation to close on the Sale. See “Fairness Opinion.”

The Purchase Agreement is subject to satisfaction of a number of closing conditions, some of which may be beyond our ability to control.

The consummation of the Sale involves risks, including conditions to the obligation of Registry Management to complete the Sale, all of which must either be satisfied or waived prior to the completion of the Sale. We do not control all of these conditions to closing.

If all closing conditions are not satisfied on a timely basis, the Sale could be delayed. If certain closing conditions are not satisfied at all, the Sale may never be closed. If the Sale breaks up and never closes, the Company may not be able to find an alternative buyer for its Tralliance business or otherwise raise sufficient capital needed to operate its businesses. In any of such events, the Company’s liquidity and cash resources would likely decrease, resulting in an adverse impact to its business operations and financial condition.

The anticipated benefits of the sale may not be realized; we will continue to have a need for capital.

Although the Company will be relieved of over $6.0 million of obligations under existing convertible secured demand promissory notes and certain unsecured accounts payable, and will receive an guaranteed Earn-out, its remaining obligations and liabilities are expected to continue to exceed its assets and the amount received from the Earn-out. Accordingly, although the losses and liabilities of the Company are anticipated to be greatly reduced, the Company is expected to continue to incur operating and cash flow losses for the foreseeable future, and be dependent upon on its ability to raise or borrow capital in order to remain in business. Although Dancing Bear Investments, Inc., an entity controlled by the Company’s Chairman and Chief Executive Officer, has provided a temporary revolving loan facility (see Note 14 “Subsequent Events” in the accompanying Notes to Consolidated Financial Statements) there can be no assurance that the Company will be successful in borrowing additional funds under this facility or otherwise raising or borrowing additional funds from other sources in the future. After the sale, we will not have any active business operations and will be a shell company. As such, we will not have any ability to generate future revenue or profits, except through the Earn-out.

After the closing of the Purchase Agreement, we will be a shell company and will be subject to more stringent reporting requirements and certain Rule 144 restrictions.

Following consummation of the Purchase Transaction, we will have no or nominal operations. Pursuant to Rule 405 and Exchange Act Rule 12b-2, a shell company is defined as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our pro forma condensed balance sheet reflects that after closing our assets will consist primarily of cash and receivables related to the Earn-Out Agreement with Registry Management. However, since amounts related to and equal to such earn-out receivables are also included as deferred revenue within the liabilities section of such balance sheet, the net amount of such receivables is zero. Accordingly, we believe that after consummation of the Purchase Transaction, we will be a shell company. Applicable securities rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to the registration statements. Additionally, Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. To the extent we require a business in the future, we must file a current report on Form 8-K containing the information required in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we will also be required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. In addition, the SEC adopted amendments to Rule 144 effective February 15, 2008, which do not allow a holder of restricted securities of a “shell company” to resell their securities pursuant to Rule 144. Preclusion from any prospective purchase using the exemptions from registration afforded by Rule 144 may make it more difficult for us to sell equity securities in the future.

The market price of theglobe.com’s Common Stock may decline as a result of the Sale.

The market price of our Common Stock may decline as a result of the Sale if:

•	the sale of the Tralliance business, theglobe’s only remaining business, is perceived negatively by investors; or
•	investors remain skeptical that theglobe can continue as a going concern or identify and fund any future business operations or net losses sustained by theglobe, including existing and future liabilities related to secured debt and unsecured accounts payable.

The market price of theglobe.com’s Common Stock could also decline as a result of unforeseen factors related to the Sale.

Risks Relating to Our Business Generally

We may not be able to continue as a going concern.

For the reasons described below, Company management does not believe that cash on hand and cash flow generated internally by the Company will be adequate to fund the operation of its business beyond a short period of time. Additionally, we have received a report from our independent registered public accountants, relating to our December 31, 2007 audited financial statements, containing an explanatory paragraph stating that our recurring losses from operations and our accumulated deficit raise substantial doubts about our ability to continue as a going concern.

During the year ended December 31, 2007 and the first quarter of 2008, the Company was able to continue operating as a going concern due principally to funding of $1.25 million received from the sale of secured convertible demand promissory notes to an entity controlled by Michael Egan, its Chairman and Chief Executive Officer. Additionally, in December 2007, additional funding of $380 thousand was provided from the sale of all of the Company’s rights related to its www.search.travel domain name and website to an entity also controlled by Mr. Egan. At March 31, 2008, the Company had a net working capital deficit of approximately $9.9 million, inclusive of a cash and cash equivalents balance of approximately $336 thousand. Such working capital deficit included an aggregate of $4.65 million in secured convertible demand debt (the “Convertible Debt”), related accrued interest of approximately $1.1 million and accounts payable totaling approximately $644 thousand due to entities controlled by Mr. Egan (See Note 6, “Debt” and Note 12, “Related Party Transactions” in the accompanying Notes to Consolidated Financial Statements for further details). Additionally, such working capital deficit included approximately $1.9 million of net liabilities of discontinued operations, with a significant portion of such liabilities related to charges which have been disputed by the Company.

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a one year Revolving Loan Agreement with the Company pursuant to which the Company may, under certain conditions as described below, borrow up to a maximum of $500 thousand from Dancing Bear. Additionally, on June 6, 2008, the Company borrowed an initial amount of $100 thousand, and then on June 19, 2008 borrowed an additional $100 thousand, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, the Company may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300 thousand under the Revolving Loan Agreement. All such funds borrowed may be prepaid in whole or in part, without penalty, at any time during the term of the Revolving Loan Agreement. All unpaid borrowings, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable by the Company to Dancing Bear in one lump sum on the earlier of (i) June 6, 2009, or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets related to the 2005 Convertible Notes and 2007 Convertible Notes (see Note 6, “Debt” in the accompanying Notes to Consolidated Financial Statements).

Notwithstanding previous cost reduction actions taken by the Company and its decision to shutdown its unprofitable computer games and VoIP telephony services businesses in March 2007 (see Note 3, “Discontinued Operations” in the accompanying Notes to Consolidated Financial Statements for further details), the Company continues to incur substantial consolidated net losses, although reduced in comparison with prior periods, and management believes that the Company will continue to be unprofitable in the foreseeable future. Based upon the Company’s current financial condition, as discussed above, and without further advances from Dancing Bear under the aforementioned $500 thousand Revolving Loan Agreement or the infusion of other additional capital, management does not believe that the Company will be able to fund its operations beyond the end of the second quarter of 2008.

As more fully discussed in Note 14, “Subsequent Events” in the accompanying Notes to Consolidated Financial Statements, on June 10, 2008, the Company announced that it had entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229 million shares of its Common Stock to an entity controlled by Mr. Egan (the “Purchase Transaction”). Additionally, on June 10, 2008, the Company announced that Dancing Bear Investments, Inc., an entity controlled by Michael S. Egan, converted a portion of the aforementioned Convertible Debt totaling $400 thousand into 40 million shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and would allow the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. In the event that the Purchase Transaction is consummated, all of the Company’s remaining Convertible Debt, related accrued interest and accounts payable owed to entities controlled by Mr. Egan (which was approximately $6.0 million at March 31, 2008) will be exchanged or cancelled.

Additionally, the consummation of the Purchase Transaction would also result in significant reductions in the Company’s cost structure, based upon the elimination of Tralliance’s operating expenses. Although substantially all of Tralliance’s revenue would also be eliminated, approximately 10% of Tralliance’s future net revenue through May 5, 2015 would be essentially retained through the contemplated net revenue earn-out provisions of the Purchase Transaction. Additionally, the consummation of the Purchase Transaction would increase Mr. Egan’s beneficial ownership in the Company to approximately 77% (assuming exercise of all outstanding stock options and warrants) and would significantly dilute all other existing shareholders.

Management expects that the consummation of the Purchase Transaction will significantly reduce the amount of net losses currently being sustained by the Company. However, management does not believe that the consummation of the Purchase Transaction will, in itself, allow the Company to become profitable and generate operating cash flows sufficient to fund its operations and pay its existing current liabilities (including those liabilities related to its discontinued operations) in the foreseeable future. Accordingly, assuming that the Purchase Transaction is consummated, management believes that additional capital infusions (although reduced in comparison with the amounts of capital required during the Company’s recent past) will continue to be needed in order for the Company to continue to operate as a going concern.

In the event that the Purchase Transaction is not consummated, management expects that significantly more capital will need to be invested in the Company in the near term than would be required in the event that the Purchase Transaction is consummated. Also, inasmuch as substantially all of the assets of the Company and its subsidiaries secure the convertible demand debt owed to entities controlled by Mr. Egan, in connection with any resulting proceeding to collect this debt, such entities could seize and sell the assets of the Company and it subsidiaries, any or all of which would have a material adverse effect on the financial condition and future operations of the Company, including the potential bankruptcy or cessation of business of the Company.

It is our preference to avoid filing for protection under the U.S. Bankruptcy Code. However, in order to continue operating as a going concern for any length of time beyond the second quarter of 2008, we believe that we must raise additional capital. Although there is no commitment to do so, any such funds would most likely come from Dancing Bear under the existing $500 thousand Revolving Loan Agreement, or otherwise from Michael Egan or affiliates of Mr. Egan or the Company, as the Company currently has no access to credit facilities with traditional third parties and has historically relied upon borrowings from related parties to meet short-term liquidity needs. Any such equity capital raised would not be registered under the Securities Act of 1933 and would not be offered or sold in the United States absent registration requirements. Further, any securities issued (or issuable) in connection with any such capital raise will likely result in very substantial dilution of the number of outstanding shares of the Company’s Common Stock.

The amount of capital required to be raised by the Company will be dependent upon a number of factors, including (i) whether or not the Purchase Transaction is consummated; (ii) our ability to increase Tralliance net revenue levels; (iii) our ability to control and reduce operating expenses; and (iv) our ability to successfully settle disputed and other outstanding liabilities related to our discontinued operations. There can be no assurance that the Purchase Transaction will be consummated nor that the Company will be successful in raising a sufficient amount of capital, executing any of its current or future business plans or in continuing to operate as a going concern on a long-term basis. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have a history of net losses and expect to continue to incur losses.

Since our inception, we have incurred net losses each year and we expect that we will continue to incur net losses for the foreseeable future. We had net losses of approximately $549 thousand, $6.2 million and $17.0 million for the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006, respectively. The principal causes of our losses are likely to continue to be:

•	costs resulting from the operation of our business;
•	failure to generate sufficient revenue; and
•	selling, general and administrative expenses.

Although we have restructured our businesses, including the discontinuance of the operations of our computer games and VoIP telephony services businesses, we still expect to continue to incur losses as we attempt to improve the performance and operating results of our Internet services business.

We may not be successful in settling disputed vendor charges.

Our balance sheet at March 31, 2008 includes certain estimated liabilities related to disputed vendor charges incurred primarily as the result of the failure and subsequent shutdown of our discontinued VoIP telephony services business. The legal and administrative costs of resolving these disputed charges may be expensive and divert management’s attention from day-to-day operations. Although we are seeking to resolve and settle these disputed charges for amounts substantially less than recorded amounts, there can be no assurances that we will be successful in this regard. An adverse outcome in any of these matters could materially and adversely affect our financial position, utilize a significant portion of our cash resources and adversely affect our ability to continue to operate as a going concern. See Note 3, “Discontinued Operations” in the Notes to Consolidated Financial Statements for future details.

Our net operating loss carryforwards may be substantially limited.

As of December 31, 2007, we had net operating loss carryforwards which may be potentially available for U.S. tax purposes of approximately $167 million. These carryforwards expire through 2027. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, we have substantially limited the availability of our net operating loss carryforwards. There can be no assurance that we will be able to utilize any net operating loss carryforwards in the future. These net operating carryforwards may be further adversely impacted if the Purchase Transaction is consummated.

Our officers, including our Chairman and Chief Executive Officer and President have other interests and time commitments; we have conflicts of interest with our directors; all of our directors are employees or stockholders of the Company or affiliates of our largest stockholder.

Because our Chairman and Chief Executive Officer, Mr. Michael Egan, is an officer or director of other companies, we have to compete for his time. Mr. Egan became our Chief Executive Officer effective June 1, 2002. Mr. Egan is also the controlling investor of Dancing Bear Investments, Inc., E&C Capital Partners LLLP, and E&C Capital Partners II, LLC which are our largest stockholders and are the holders of our secured Convertible Notes. Mr. Egan is also the controlling investor of Certified Vacation Group, Inc. and Labigroup Holdings, LLC, entities that have various ongoing business relationships with the Company. Additionally, Mr. Egan is the controlling investor of The Registry Management Company, LLC, an entity that has contracted to purchase our Tralliance business and shares of our Common Stock (see Note 14, “Subsequent Events” in the Notes to Consolidated Financial Statements for further details). Mr. Egan has not committed to devote any specific percentage of his business time with us. Accordingly, we compete with Mr. Egan's aforementioned other related entities for his time.

Our President, Treasurer and Chief Financial Officer and Director, Mr. Edward A. Cespedes, is also an officer, director or shareholder of other companies, including E&C Capital Partners LLLP, E&C Capital Partners II, LLC, and Labigroup Holdings LLC. Accordingly, we must compete for his time.

Our Vice President of Finance and Director, Ms. Robin Lebowitz is also an officer of Dancing Bear Investments, Inc and Certified Vacation Group, Inc. She is also an officer, director or shareholder of other companies or entities controlled by Mr. Egan and Mr. Cespedes.

Due to the relationships with his related entities, Mr. Egan will have an inherent conflict of interest in making any decision related to transactions between the related entities and us, including the Purchase Transaction. Furthermore, the Company's Board of Directors presently is comprised entirely of individuals which are employees of theglobe, and therefore are not “independent.” We intend to review related party transactions in the future on a case-by-case basis.

Our internal control over financial reporting was not effective as of December 31, 2007.

Based upon an evaluation and assessment completed by Company management, we have concluded that our internal control over financial reporting was not effective as of December 31, 2007. Our conclusion was based upon the existence of certain “material weaknesses” related to the reporting of “.travel” name registration data as of December 31, 2007. Because we are a smaller company, we are not yet required to have our internal control over financial reporting audited by our independent public accountants. At the present time, this audit will be first required in connection with our annual report as of December 31, 2009.

We cannot assure you that we will be able to adequately remediate the material weaknesses that we have identified as of December 31, 2007. Additionally, we cannot assure you that other material weaknesses will not be identified by either management or independent public accountants in the future. Our failure to remediate our existing material weaknesses, or to adequately protect against the occurance of additional material weaknesses, could result in material misstatements of our financial statement, subject the Company to regulatory scrutiny and/or cause investors to lose confidence in our reported financial information. Such failure could also adversely affect the Company’s operating results or cause the Company to fail to meet its reporting obligations.

Risks Relating to Our Common Stock

The volume of shares available for future sale in the open market could drive down the price of our stock or keep our stock price from improving, even if our financial performance improves.

As of March 31, 2008, we had issued and outstanding approximately 172.5 million shares, of which approximately 88.7 million shares were freely tradable over the public markets. There is limited trading volume in our shares and we are now traded only in the over-the-counter market. Most of our outstanding restricted shares of Common Stock were issued more than one year ago and are therefore eligible to be resold over the public markets pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

Sales of significant amounts of Common Stock in the public market in the future, the perception that sales will occur or the registration of additional shares pursuant to existing contractual obligations could materially and adversely drive down the price of our stock. In addition, such factors could adversely affect the ability of the market price of the Common Stock to increase even if our business prospects were to improve. Substantially all of our stockholders holding restricted securities, including shares issuable upon the exercise of warrants or the conversion of convertible notes to acquire our Common Stock (which are convertible into 193 million shares), have registration rights under various conditions and are or will become available for resale in the future.

In addition, as of March 31, 2008, there were outstanding options to purchase approximately 15.6 million shares of our Common Stock, which become eligible for sale in the public market from time to time depending on vesting and the expiration of lock-up agreements. The shares issuable upon exercise of these options are registered under the Securities Act and consequently, subject to certain volume restrictions as to shares issuable to executive officers, will be freely tradable.

Also as of March 31, 2008, we had issued and outstanding warrants to acquire approximately 16.9 million shares of our Common Stock. Many of the outstanding instruments representing the warrants contain anti-dilution provisions pursuant to which the exercise prices and number of shares issuable upon exercise may be adjusted.

We are controlled by our Chairman.

On June 10, 2008, Dancing Bear Investments, Inc., an entity controlled by Michael S. Egan, our Chairman and Chief Executive Officer, converted an aggregate of $400,000 of outstanding convertible secured promissory notes due to them by the Company into 40 million shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and would allow the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. If the Purchase Transaction, including the issuance of 229 million shares of the Company’s Common Stock to an entity controlled by Mr. Egan is consummated, Mr. Egan’s beneficial ownership percentage (assuming exercise of all stock options and warrants) would then be increased to 77% of fully diluted shares outstanding (see Note 14, “Subsequent Events” in the Notes to Consolidated Financial Statements for further details).

Delisting of our Common Stock makes it more difficult for investors to sell shares. This may potentially lead to future market declines.

The shares of our Common Stock were delisted from the NASDAQ national market in April 2001 and are now traded in the over-the-counter market on what is commonly referred to as the electronic bulletin board or “OTCBB.” As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. The delisting has made trading our shares more difficult for investors, potentially leading to further declines in share price and making it less likely our stock price will increase. It has also made it more difficult for us to raise additional capital. We may also incur additional costs under state blue-sky laws if we sell equity due to our delisting.

Our Common Stock is subject to certain “penny stock” rules which may make it a less attractive investment.

Since the trading price of our Common Stock is less than $5.00 per share and our net tangible assets are less than $2.0 million, trading in our Common Stock is subject to the requirements of Rule 15g-9 of the Exchange Act. Under Rule 15g-9, brokers who recommend penny stocks to persons who are not established customers and accredited investors, as defined in the Exchange Act, must satisfy special sales practice requirements, including requirements that they make an individualized written suitability determination for the purchaser; and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements may severely limit the market liquidity of our Common Stock and the ability of purchasers of our equity securities to sell their securities in the secondary market. For all of these reasons, an investment in our equity securities may not be attractive to our potential investors.

Anti-takeover provisions affecting us could prevent or delay a change of control.

Provisions of our charter, by-laws and stockholder rights plan and provisions of applicable Delaware law may:

•	have the effect of delaying, deferring or preventing a change in control of our Company;
•	discourage bids of our Common Stock at a premium over the market price; or
•	adversely affect the market price of, and the voting and other rights of the holders of, our Common Stock.

Certain Delaware laws could have the effect of delaying, deterring or preventing a change in control of our Company. One of these laws prohibits us from engaging in a business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder, unless various conditions are met. In addition, provisions of our charter and by-laws, and the significant amount of Common Stock held by our current executive officers, directors and affiliates, could together have the effect of discouraging potential takeover attempts or making it more difficult for stockholders to change management. In addition, the employment contracts of our Chairman and CEO, President and Vice President of Finance provide for substantial lump sum payments ranging from 2 (for the Vice President) to 10 times (for each of the Chairman and President) of their respective average combined salaries and bonuses (together with the continuation of various benefits for extended periods) in the event of their termination without cause or a termination by the executive for “good reason,” which is conclusively presumed in the event of a “change-in-control” (as such terms are defined in such agreements).

Our stock price is volatile and may decline.

The trading price of our Common Stock has been volatile and may continue to be volatile in response to various factors, including:

•	the performance and public acceptance of our product lines;
•	quarterly variations in our operating results;
•	competitive announcements;
•	sales of any of our businesses and/or components of their assets;
•	the operating and stock price performance of other companies that investors may deem comparable to us; and
•	news relating to trends in our markets.

The market price of our Common Stock could also decline as a result of unforeseen factors. The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies, particularly Internet related companies, have been highly volatile. Our stock is also more volatile due to the limited trading volume and the high number of shares eligible for trading in the market.

Item 8. Financial Statements and Supplementary Data

CONSOLIDATED FINANCIAL STATEMENTS

THEGLOBE.COM, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
theglobe.com, inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of theglobe.com, inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of theglobe.com, inc. and Subsidiaries as of December 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States.

The accompanying 2007 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring net losses and has a significant deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rachlin LLP

Fort Lauderdale, Florida
March 26, 2008

THEGLOBE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$335,828	$631,198	$5,316,218
Accounts receivable from related parties	16,568	416,566	6,433
Accounts receivable	26,636	12,213	45,870
Prepaid expenses	186,251	173,794	358,701
Other current assets	3,200	4,219	6,568
Net assets of discontinued operations	21,574	30,000	960,280
Total current assets	590,057	1,267,990	6,694,070
Property and equipment, net	25,037	35,748	144,216
Intangible assets, net	329,265	368,777	526,824
Other assets	40,000	40,000	40,000
Total assets	$984,359	$1,712,515	$7,405,110
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable to related parties	$643,846	$499,631	$171,719
Accounts payable	253,769	263,683	393,999
Accrued expenses and other current liabilities	537,358	953,826	870,365
Accrued interest due to related parties	1,070,726	954,795	556,164
Notes payable due to related parties	4,650,000	4,650,000	3,400,000
Deferred revenue	1,444,142	1,443,589	1,222,705
Net liabilities of discontinued operations	1,878,298	1,902,344	5,160,872
Total current liabilities	$10,478,139	$10,667,868	$11,775,824
Deferred revenue	403,616	401,248	232,433
Total liabilities	$10,881,755	11,069,116	12,008,257
Stockholders' Deficit:
Common stock, $0.001 par value; 500,000,000 shares authorized; 172,484,838 shares issued at March 31, 2008 (unaudited), December 31, 2007 and at December 31, 2006	172,485	172,485	172,485
Additional paid in capital	290,494,783	290,486,232	289,088,557
Accumulated deficit	(300,564,664)	(300,015,318)	(293,864,189)
Total stockholders' deficit	(9,897,396)	(9,356,601)	(4,603,147)
Total liabilities and stockholders' deficit	$984,359	$1,712,515	$7,405,110

See notes to consolidated financial statements.

THEGLOBE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Net Revenue	$543,933	$431,742	$2,230,270	$1,408,737
Operating Expenses:
Cost of revenue	31,692	102,185	420,129	454,563
Sales and marketing	127,822	639,781	1,850,486	3,109,533
General and administrative	618,066	1,088,464	3,443,007	3,937,965
Related party transactions	153,464	136,302	498,018	533,883
Depreciation	10,710	19,520	81,606	73,980
Intangible asset amortization	39,512	39,511	158,047	188,211
Total Operating Expenses	981,266	2,025,763	6,451,293	8,298,135
Operating Loss from Continuing Operations	(437,333)	(1,594,021)	(4,221,023)	(6,889,398)
Other Income (Expense), net:
Related party interest expense	(115,932)	(83,836)	(398,630)	(340,000)
Interest income (expense), net	2,782	50,277	(1,192,165)	461,114
Other income (expense), net	172	—	389,929	21,130
	(112,978)	(33,559)	(1,200,866)	142,244
Loss from Continuing Operations Before Income Tax	(550,311)	(1,627,580)	(5,421,889)	(6,747,154)
Income Tax Provision	—	—	—	124,313
Loss from Continuing Operations	(550,311)	(1,627,580)	(5,421,889)	(6,871,467)
Income (Loss) from Discontinued Operations, net of tax:	965	(1,161,036)	(729,240)	(10,102,261)
Net Loss	$(549,346)	$(2,788,616)	$(6,151,129)	$(16,973,728)
Loss Per Share:
Basic and Diluted:
Continuing Operations	$—	$(0.01)	$(0.03)	$(0.04)
Discontinued Operations	$—	$(0.01)	$(0.01)	$(0.06)
Net Loss	$—	$(0.02)	$(0.04)	$(0.10)
Weighted Average Common Shares Outstanding	172,485,000	172,485,000	172,485,000	174,674,000

See notes to consolidated financial statements.

THEGLOBE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
AND COMPREHENSIVE INCOME (LOSS)

	Common Stock		Additional Paid-in Capital	Escrow Shares	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2005	174,373,091	$174,373	$288,740,889	$(750,000)	$(276,890,461)	$11,274,801
Year Ended December 31, 2006:
Net loss	—	—	—	—	(16,973,728)	(16,973,728)
Issuance of common stock for services rendered	35,000	35	3,115	—	—	3,150
Issuance of warrants	—	—	515,262	—	—	515,262
Exercise of stock options	349,474	350	18,070	—	—	18,420
Employee stock-based compensation	—	—	449,749	—	—	449,749
Issuance of stock options to non-employees	—	—	109,199	—	—	109,199
Retirement of escrow shares	(2,272,727)	(2,273)	(747,727)	750,000	—	—
Balance, December 31, 2006	172,484,838	172,485	289,088,557	—	(293,864,189)	(4,603,147)
Year Ended December 31, 2007:
Net loss	—	—	—	—	(6,151,129)	(6,151,129)
Employee stock-based compensation	—	—	140,549	—	—	140,549
Issuance of stock options to non-employees	—	—	7,126	—	—	7,126
Beneficial conversion features of 2007 Convertible Notes	—	—	1,250,000	—	—	1,250,000
Balance, December 31, 2007	172,484,838	172,485	290,486,232		(300,015,318)	(9,356,601)
Three Months Ended March 31, 2008 (unaudited)
Net loss	—	—	—	—	(549,346)	(549,346)
Employee stock-based compensation	—	—	8,551	—	—	8,551
Balance, March 31, 2008 (unaudited)	172,484,838	$172,485	$290,494,783	$—	$(300,564,664)	$(9,897,396)

See notes to consolidated financial statements.

THEGLOBE.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(549,346)	$(2,788,616)	$(6,151,129)	$(16,973,728)
(Income) loss from discontinued operations	(965)	1,161,036	729,240	10,102,261
Net loss from continuing operations	(550,311)	(1,627,580)	(5,421,889)	(6,871,467)
Adjustments to reconcile net loss from continuing operations to net cash flows from operating activities:
Depreciation and amortization	50,223	59,031	239,653	262,191
Non-cash interest expense	—	—	1,250,000	—
Employee stock compensation expense	8,125	101,520	140,549	449,749
Stock compensation to non-employees	426	3,136	7,126	109,199
Gain on sale of search.travel	—	—	(379,791)	—
Non-cash expense related to the issuance of warrants	—	—	—	515,262
Other, net	—	—	(209)	(17,980)
Changes in operating assets and liabilities:
Accounts receivable from related parties	399,998	6,433	(410,133)	(6,433)
Accounts receivable	(14,423)	(7,602)	33,657	(45,870)
Prepaid and other current assets	(11,438)	1,651	187,256	179,294
Accounts payable to related parties	144,215	(13,466)	327,912	22,884
Accounts payable	(9,914)	156,694	(130,316)	(222,816)
Accrued expenses and other current liabilities	(416,468)	(239,438)	83,461	(155,133)
Accrued interest due to related parties	115,931	83,836	398,631	340,000
Income taxes payable	—	—	—	(806,406)
Deferred revenue	2,921	165,284	389,699	398,119
Net cash flows from operating activities of continuing operations	(280,715)	(1,310,501)	(3,284,394)	(5,849,407)
Net cash flows from operating activities of discontinued operations	(21,655)	(496,872)	(3,171,074)	(6,516,469)
Net cash flows from operating activities	(302,370)	(1,807,373)	(6,455,468)	(12,365,876)
Cash Flows from Investing Activities:
Purchases of property and equipment	—	(30,593)	(26,345)	(74,003)
Proceeds from the sale of search.travel	—	—	380,000	—
Net cash balances released from escrow	—	—	—	1,031,764
Net cash flows from investing activities of continuing operations	—	(30,593)	353,655	957,761
Net cash flows from investing activities of discontinued operations:
Proceeds from the sale of property and equipment	7,000	28,800	166,793	137,626
Purchases of property and equipment by discontinued operations	—	—	—	(12,155)
Proceeds from the sale of the Now Playing magazine	—	—	—	130,000
Net cash flows from investing activities	7,000	(1,793)	520,448	1,213,232
Cash Flows from Financing Activities:
Borrowing on notes payable	—	—	1,250,000	—
Payments on notes payable and long-term debt	—	—	—	(30,218)
Proceeds from exercise of stock options and warrants	—	—	—	18,420
Net cash flows from financing activities	—	—	1,250,000	(11,798)
Net change in cash & equivalents	(295,370)	(1,809,166)	(4,685,020)	(11,164,442)
Cash & equivalents at beginning of period	631,198	5,316,218	5,316,218	16,480,660
Cash & equivalents at end of period	$335,828	$3,507,052	$631,198	$5,316,218

See notes to consolidated financial statements.

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
	(Unaudited)
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—	$3,903	$12,958
Income taxes	$—	—	$—	$930,719
Supplemental Disclosure of Non-Cash Transactions:
Additional paid-in capital attributable to the beneficial conversion features of debt and equity securities	$—	$—	$1,250,000	$—

See notes to consolidated financial statements.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies

Description of the Company

theglobe.com, inc. (the “Company” or “theglobe”) was incorporated on May 1, 1995 (inception) and commenced operations on that date. Originally, theglobe.com was an online community with registered members and users in the United States and abroad. That product gave users the freedom to personalize their online experience by publishing their own content and by interacting with others having similar interests. However, due to the deterioration of the online advertising market, the Company was forced to restructure and ceased the operations of its online community on August 15, 2001. The Company then sold most of its remaining online and offline properties. The Company continued to operate its Computer Games print magazine and the associated CGOnline website (www.cgonline.com), as well as the e-commerce games distribution business of Chips & Bits, Inc. (www.chipsbits.com). On June 1, 2002, Chairman Michael S. Egan and Director Edward A. Cespedes became Chief Executive Officer and President of the Company, respectively.

On November 14, 2002, the Company acquired certain Voice over Internet Protocol (“VoIP”) assets. In exchange for the assets, the Company issued warrants to acquire 1,750,000 shares of its Common Stock and an additional 425,000 warrants as part of an earn-out structure upon the attainment of certain performance targets. The earn-out performance targets were not achieved and the 425,000 earn-out warrants expired on December 31, 2003.

On May 28, 2003, the Company acquired Direct Partner Telecom, Inc. (“DPT”), a company engaged in VoIP telephony services in exchange for 1,375,000 shares of the Company’s Common Stock and the issuance of warrants to acquire 500,000 shares of the Company’s Common Stock. The Company acquired all of the physical assets and intellectual property of DPT and originally planned to continue to operate the company as a subsidiary and engage in the provision of VoIP services to other telephony businesses on a wholesale transactional basis. In the first quarter of 2004, the Company decided to suspend DPT’s wholesale business and dedicate the DPT physical and intellectual assets to its retail VoIP business.

On September 1, 2004, the Company acquired SendTec, Inc. (“SendTec”), a direct response marketing services and technology company for a total purchase price of approximately $18,400,000. On October 31, 2005, the Company completed the sale of all of the business and substantially all of the net assets of SendTec for approximately $39,850,000 in cash.

On May 9, 2005, the Company exercised an option to acquire Tralliance Corporation (“Tralliance”), a company which had recently entered into an agreement to become the registry for the “.travel” top-level Internet domain. The Company issued 2,000,000 shares of its Common Stock, warrants to acquire 475,000 shares of its Common Stock and paid $40,000 in cash to acquire Tralliance.

As more fully discussed in Note 3, “Discontinued Operations”, in March 2007, management and the Board of Directors of the Company made the decision to cease all activities related to its Computer Games businesses, including discontinuing the operations of its magazine publications, games distribution business and related websites. In addition, in March 2007, management and the Board of Directors of the Company decided to discontinue the operating, research and development activities of its VoIP telephony services business and terminate all of the remaining employees of that business.

As of March 31, 2008, the Company managed a single line of business, Internet Services, consisting of Tralliance. See Note 14, “Subsequent Events,” regarding a proposed transaction whereby the Company would sell its Tralliance business and issue approximately 229,000,000 shares of its Common Stock to a company controlled by Michael S. Egan, the Company’s Chairman and Chief Executive Officer.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries from their respective dates of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions relate to estimates of collectability of accounts receivable, the valuations of fair values of options and warrants, the impairment of long-lived assets, accounts payable and accrued expenses and other factors. Actual results could differ from those estimates. In addition, the accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business (See Note 2, “Going Concern Considerations”).

Cash and Cash Equivalents

Cash equivalents consist of money market funds and highly liquid short-term investments with qualified financial institutions. The Company considers all highly liquid securities with original maturities of three months or less to be cash equivalents.

Marketable Securities

The Company accounts for its investment in debt and equity securities at amortized cost in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” At March 31, 2008 and December 31, 2007, the Company had no investments in debt or equity securities. At December 31, 2006, the Company had investments in Commercial Paper that were classified as held-to-maturity totaling $995,561 at cost and $999,704 on an amortized cost basis. During the three months ended March 31, 2008 and 2007, and the years ended December 31, 2007 and 2006, the Company had no significant gross realized gains or losses on sales of securities.

Prepaid Expenses

Prepaid expenses consist primarily of fees paid to Tralliance third party service providers for various services related to domain name registrations. Fees for some of these services vary based on transaction levels or transaction types. Such fees are amortized to cost of revenue over the term of the related domain name registration. Prepaid expenses also consist of prepaid costs paid for insurance, travel, and technology licenses, which are amortized to expense based upon the terms of the underlying service contracts.

Fair Value of Financial Instruments

The carrying amount of certain of the Company’s financial instruments, including cash, cash equivalents, restricted cash, marketable securities, accounts receivable, accounts payable, accrued expenses and short-term deferred revenue, approximate their fair value at March 31, 2008, December 31, 2007 and 2006, respectively, due to their short maturities.

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If events or changes in circumstances indicate that the carrying amount of an asset, or an appropriate grouping of assets, may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset, or asset group. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

carrying value exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market values are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

Long-lived assets are stated at cost, net of accumulated depreciation and amortization. Long-lived assets are depreciated using the straight-line method over the estimated useful lives of the related assets, as follows:

Estimated Useful Lives
Capitalized software	3 years
Equipment	3 years
Furniture and fixtures	3 – 7 years
Leasehold improvements	3 – 4 years
Intangible assets	5 years

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, trade accounts receivable and receivables from a related party. The Company maintains its cash and cash equivalents with various financial institutions and invests its funds among a diverse group of issuers and instruments. The Company performs ongoing credit evaluations of its customers’ financial condition, monitors receivable collection activity and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Concentration of credit risk in the Company’s Internet services division is generally limited due to the large number of customers of the business.

Revenue Recognition

Continuing Operations

Internet Services

Internet services revenue consists of registration fees for Internet domain registrations, which generally have terms of one year, but may be up to ten years. Such registration fees are reported net of transaction fees paid to an unrelated third party which serves as the registry operator for the Company. Payments of registration fees are deferred when initially received and recognized as revenue on a straight-line basis over the registrations’ terms.

Advertising on the Company’s www.search.travel website was generally sold at a flat rate for a stated time period and was recognized on a straight-line basis over the term of the advertising contract.

Discontinued Operations

Computer Games Businesses

Advertising revenue from the sale of print advertisements under short-term contracts in the Company’s magazine publications was recognized at the on-sale date of the magazines.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

Newsstand sales of the Company’s magazine publications were recognized at the on-sale date of the magazines, net of provisions for estimated returns. Subscription revenue, net of agency fees, was deferred when initially received and recognized as income ratably over the subscription term.

Sales of games and related products from the Company’s online store were recognized as revenue when the product was shipped to the customer. Amounts billed to customers for shipping and handling charges were included in net revenue. The Company provided an allowance for returns of merchandise sold through its online store.

VoIP Telephony Services

VoIP telephony services revenue represented fees charged to customers for voice services and was recognized based on minutes of customer usage or as services were provided. The Company recorded payments received in advance for prepaid services as deferred revenue until the related services were provided.

Marketing Services

Revenue from the distribution of Internet advertising was recognized when Internet users visited and completed actions at an advertiser’s website. Revenue consisted of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue was based upon reports generated by the Company’s tracking software.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, was recognized on a net basis when the associated media was aired. In many cases, the amount the Company billed to clients significantly exceeded the amount of revenue that was earned due to the existence of various “pass-through” charges such as the cost of the television and radio media. Amounts received in advance of media airings were deferred.

Revenue generated from the production of direct response advertising programs, such as infomercials, was recognized on the completed contract method when such programs were complete and available for airing. Production activities generally ranged from eight to twelve weeks and the Company usually collected amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials were included in deferred revenue and direct costs associated with the production of commercials in process were deferred.

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and marketing expense. Advertising costs charged to continuing operations were approximately $11,000 (unaudited) and $82,000 (unaudited) for the three months ended March 31, 2008 and 2007, respectively, and were approximately $158,000 and $678,000 for the years ended December 31, 2007 and 2006, respectively.

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” This statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and amends SFAS No. 95, “Statement of Cash Flows.” The statement eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS No. 123, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of equity awards to employees. The statement also requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. It establishes fair value as the measurement objective in accounting for share-based payment arrangements and generally requires all companies to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees. The Company adopted SFAS No. 123R

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

effective January 1, 2006, using the modified prospective application method in accordance with the statement. This application requires the Company to record compensation expense for all awards granted to employees and directors after the adoption date and for the unvested portion of awards that are outstanding at the date of adoption. The Company’s consolidated financial statements as of and for the three months ended March 31, 2008 and 2007, and as of and for the years ended December 31, 2007 and 2006, reflect the impact of SFAS No. 123R.

There were no stock options granted during the three months ended March 31, 2008. During the year ended December 31, 2007, a total of 100,000 stock options were granted with a per share weighted-average fair value of $0.07. During the year ended December 31, 2006, a total of 6,130,000 stock options were granted with a per share weighted-average fair value of $0.14. All stock options granted during 2007 and 2006 were granted at exercise prices which equaled the market price of the stock on the date of grant.

Fair values of stock options were calculated using the Black Scholes option-pricing method based on the assumptions noted in the following table. Expected volatilities are based on the historical volatility of theglobe’s Common Stock, over a time period that is consistent with the expected life of the option. Effective January 1, 2006, the Company began using the simplified method as allowed by SEC Staff Accounting Bulletin No. 107 to calculate the expected term of stock option grants, which is the average of the option’s weighted average vesting period and its contractual term. The risk fee interest rate is based on the U.S. Treasury yield in effect at the time of the grant.

	Year Ended December 31,
	2007	2006
Risk-free interest rate	4.85%	4.00 – 5.00%
Expected term/life	6 years	3 – 6 years
Volatility	115%	115 – 150%
Weighted average volatility	115%	140%
Expected dividend rate	0	0

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss per Common Share

The Company reports net loss per common share in accordance with SFAS No. 128, “Computation of Earnings Per Share.” In accordance with SFAS 128 and the SEC Staff Accounting Bulletin No. 98, basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of convertible preferred stock and convertible notes (using the if-converted method), if any, and the shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the calculation if their effect is anti-dilutive or if a loss from continuing operations is reported.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

Due to the Company’s net losses from continuing operations, the effect of potentially dilutive securities or Common Stock equivalents that could be issued was excluded from the diluted net loss per common share calculation due to the anti-dilutive effect. Such potentially dilutive securities and Common Stock equivalents consisted of the following for the periods ended:

	March 31,		December 31,
	2008	2007	2007	2006
Options to purchase common stock	15,601,000	18,923,000	16,341,000	20,143,000
Common shares issuable upon conversion of Convertible Notes	193,000,000	68,000,000	193,000,000	68,000,000
Common shares issuable upon exercise of Warrants	16,911,000	16,911,000	16,911,000	16,911,000
Total	225,512,000	103,834,000	226,252,000	105,054,000

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with the SFAS No. 130, “Reporting Comprehensive Income.” Comprehensive income (loss) generally represents all changes in stockholders’ equity during the year except those resulting from investments by, or distributions to, stockholders. The Company’s comprehensive loss was approximately $549 thousand (unaudited) and $2.8 million (unaudited) for the three months ended March 31, 2008 and 2007, respectively, which approximated the Company’s reported net loss. The Company’s comprehensive loss was approximately $6.2 million and $17.0 million for the years ended December 31, 2007 and 2006, respectively, which approximated the Company’s reported net loss.

Recently Issued Accounting Pronouncements

In December, 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”) which requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R requires, among other things, that in a business combination achieved through stages (sometimes referred to as a “step acquisition”) that the acquirer recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with this Statement).

SFAS 141R also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual, which in most types of business combinations will result in measuring goodwill as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not believe that SFAS 141R will have a material impact on its financial statements.

In December, 2007 the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). This Statement changes the way the consolidated income statement is presented. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. Currently, net income attributable to the non-controlling interest generally is reported as an expense or other deduction in arriving at consolidated net income. It also is often presented in combination with other financial statement amounts. SFAS 160 results in more transparent reporting of the net income attributable to the non-controlling interest. This Statement is effective for fiscal years, and interim periods

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

within those fiscal years, beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 expands the scope of what entities may carry at fair value by offering an irrevocable option to record many types of financial assets and liabilities at fair value. Changes in fair value would be recorded in an entity’s income statement. This accounting standard also establishes presentation and disclosure requirements that are intended to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 was effective for the Company on January 1, 2008. The Company does not believe that SFAS No. 159 will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. SFAS No. 157 was effective for the Company on January 1, 2008. The Company does not believe that SFAS No. 157 will have a material impact on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying value of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The adoption of this standard did not have a material impact on the Company’s financial condition, results of operations or liquidity.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109, “Accounting for Income Taxes,” which clarifies accounting for and disclosure of uncertainty in tax positions. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 did not have a material effect on consolidated financial position, cash flows and results of operations.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the operations of the Company’s computer games and VoIP telephony services have been accounted for in accordance with the provisions of SFAS No. 144 and the results of operations of these discontinued businesses have been included in income from discontinued operations for all periods presented.

Note 2 — Going Concern Considerations

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 2 — Going Concern Considerations  – (continued)

the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. However, for the reasons described below, Company management does not believe that cash on hand and cash flow generated internally by the Company will be adequate to fund the operation of its businesses beyond a short period of time. These reasons raise significant doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2007 and the first quarter of 2008, the Company was able to continue operating as a going concern due principally to funding of $1,250,000 received from the sale of secured convertible demand promissory notes to an entity controlled by Michael Egan, its Chairman and Chief Executive Officer. Additionally, in December 2007, additional funding of $380,000 was provided from the sale of all of the Company’s rights related to its www.search.travel domain name and website to an entity also controlled by Mr. Egan. At March 31, 2008, the Company had a net working capital deficit of approximately $9,888,000, inclusive of a cash and cash equivalents balance of approximately $336,000. Such working capital deficit included an aggregate of $4,650,000 in secured convertible demand debt (the “Convertible Debt”), related accrued interest of approximately $1,071,000 and accounts payable totaling approximately $644,000 due to entities controlled by Mr. Egan (See Note 6, “Debt” and Note 12, “Related Party Transactions” for further details). Additionally, such working capital deficit included approximately $1,878,000 of net liabilities of discontinued operations, with a significant portion of such liabilities related to charges which have been disputed by the Company.

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a one year Revolving Loan Agreement with the Company pursuant to which the Company may, under certain conditions as described below, borrow up to a maximum of $500,000 from Dancing Bear. Additionally, on June 6, 2008, the Company borrowed an initial amount of $100,000, and then on June 19, 2008 borrowed an additional $100,000, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, the Company may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300,000 under the Revolving Loan Agreement. All such funds borrowed may be prepaid in whole or in part, without penalty, at any time during the term of the Revolving Loan Agreement. All unpaid borrowings, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable by the Company to Dancing Bear in one lump sum on the earlier of (i) June 6, 2009, or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets related to the 2005 Convertible Notes and 2007 Convertible Notes (see Note 6, “Debt”).

Notwithstanding previous cost reduction actions taken by the Company and its decision to shutdown its unprofitable computer games and VoIP telephony services businesses in March 2007 (see Note 3, “Discontinued Operations” for further details), the Company continues to incur substantial consolidated net losses, although reduced in comparison with prior periods, and management believes that the Company will continue to be unprofitable in the foreseeable future. Based upon the Company’s current financial condition, as discussed above, and without further advances from Dancing Bear under the aforementioned $500,000 Revolving Loan Agreement or the infusion of other additional capital, management does not believe that the Company will be able to fund its operations beyond the end of the second quarter of 2008.

As more fully discussed in Note 14, “Subsequent Events”, on June 10, 2008, the Company entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229,000,000 shares of its Common Stock to an entity controlled by Mr. Egan (the “Purchase Transaction”). Additionally, on June 10, 2008, Dancing Bear Investments, Inc., an entity

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 2 — Going Concern Considerations  – (continued)

controlled by Michael S. Egan, converted a portion of the aforementioned Convertible Debt totaling $400,000 into 40,000,000 shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and would allow the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. In the event that the Purchase Transaction is consummated, all of the Company’s remaining Convertible Debt, related accrued interest and accounts payable owed to entities controlled by Mr. Egan (which was approximately $5,965,000 at March 31, 2008) will be exchanged or cancelled.

Additionally, the consummation of the Purchase Transaction would also result in significant reductions in the Company’s cost structure, based upon the elimination of Tralliance’s operating expenses. Although substantially all of Tralliance’s revenue would also be eliminated, approximately 10% of Tralliance’s future net revenue through May 5, 2015 would be essentially retained through the contemplated net revenue earn-out provisions of the Purchase Transaction. Additionally, the consummation of the Purchase Transaction would increase Mr. Egan’s beneficial ownership in the Company to approximately 77% (assuming exercise of all outstanding stock options and warrants) and would significantly dilute all other existing shareholders.

Management’s Plans

Management expects that the consummation of the Purchase Transaction will significantly reduce the amount of net losses currently being sustained by the Company. However, management does not believe that the consummation of the Purchase Transaction will, in itself, allow the Company to become profitable and generate operating cash flows sufficient to fund its operations and pay its existing current liabilities (including those liabilities related to its discontinued operations) in the foreseeable future. Accordingly, assuming that the Purchase Transaction is consummated, management believes that additional capital infusions (although reduced in comparison with the amounts of capital required during the Company’s recent past) will continue to be needed in order for the Company to continue to operate as a going concern.

In the event that the Purchase Transaction is not consummated, management expects that significantly more capital will need to be invested in the Company in the near term than would be required in the event that the Purchase Transaction is consummated. Also, inasmuch as substantially all of the assets of the Company and its subsidiaries secure the convertible demand debt owed to entities controlled by Mr. Egan, in connection with any resulting proceeding to collect this debt, such entities could seize and sell the assets of the Company and it subsidiaries, any or all of which would have a material adverse effect on the financial condition and future operations of the Company, including the potential bankruptcy or cessation of business of the Company.

It is our preference to avoid filing for protection under the U.S. Bankruptcy Code. However, in order to continue operating as a going concern for any length of time beyond the second quarter of 2008, we believe that we must raise additional capital. Although there is no commitment to do so, any such funds would most likely come from Dancing Bear under the existing $500,000 Revolving Loan Agreement, or otherwise from Michael Egan or affiliates of Mr. Egan or the Company, as the Company currently has no access to credit facilities with traditional third parties and has historically relied upon borrowings from related parties to meet short-term liquidity needs. Any such equity capital raised would not be registered under the Securities Act of 1933 and would not be offered or sold in the United States absent registration requirements. Further, any securities issued (or issuable) in connection with any such capital raise will likely result in very substantial dilution of the number of outstanding shares of the Company’s Common Stock.

The amount of capital required to be raised by the Company will be dependent upon a number of factors, including (i) whether or not the Purchase Transaction is consummated; (ii) our ability to increase Tralliance net revenue levels; (iii) our ability to control and reduce operating expenses; and (iv) our ability to successfully settle disputed and other outstanding liabilities related to our discontinued operations. There can be no assurance that the Purchase Transaction will be consummated nor that the Company will be successful in

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 2 — Going Concern Considerations  – (continued)

raising a sufficient amount of capital, executing any of its current or future business plans or in continuing to operate as a going concern on a long-term basis. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Note 3 — Discontinued Operations

In March 2007, management and the Board of Directors of the Company made the decision to cease all activities related to its Computer Games businesses, including discontinuing the operations of its magazine publications, games distribution business and related websites. The Company’s decision to shutdown its computer games businesses was based primarily on the historical losses sustained by these businesses during the recent past and management’s expectations of continued future losses. As of March 31, 2008, all significant elements of its computer games business shutdown plan have been completed by the Company, except for the collection and payment of remaining outstanding accounts receivables and payables.

In addition, in March 2007, management and the Board of Directors of the Company decided to discontinue the operating, research and development activities of its VoIP telephony services business and terminate all of the remaining employees of the business. The Company’s decision to discontinue the operations of its VoIP telephony services business was based primarily on the historical losses sustained by the business during the past several years, management’s expectations of continued losses for the foreseeable future and estimates of the amount of capital required to attempt to successfully monetize its business. On April 2, 2007, theglobe agreed to transfer to Michael Egan all of its VoIP intellectual property in consideration for his agreement to provide the Security in connection with the MySpace litigation Settlement Agreement (See Note 11, “Litigation,” for further discussion). The Company had previously written off the value of the VoIP intellectual property as a result of its evaluation of the VoIP telephony services business’ long-lived assets in connection with the preparation of the Company’s 2004 year-end consolidated financial statements. As of March 31, 2008, all significant elements of its VoIP telephony services business shutdown plan have been completed by the Company, except for the resolution of certain vendor disputes and the payment of remaining outstanding vendor payables.

Results of operations for the Computer Games and VoIP telephony services businesses have been reported separately as “Discontinued Operations” in the accompanying consolidated statements of operations for all periods presented. The assets and liabilities of the computer games and VoIP telephony services businesses have been included in the captions, “Assets of Discontinued Operations” and “Liabilities of Discontinued Operations” in the accompanying condensed consolidated balance sheets.

The following is a summary of the assets and liabilities of the discontinued operations of the computer games and VoIP telephony services businesses as included in the accompanying condensed consolidated balance sheets. A significant portion of the net liabilities of discontinued operations at March 31, 2008 relate to charges that have been disputed by the Company and for which estimates have been required.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 3 — Discontinued Operations  – (continued)

	March 31, 2008	December 31, 2007	December 31, 2006
ASSETS
Computer Games
Accounts receivable, net	$21,574	$30,000	$518,279
Inventory, net	—	—	37,736
Prepaid and other current assets	—	—	44,111
Property and equipment, net	—	—	38,747
	21,574	30,000	638,873
VoIP Telephony Services
Accounts receivable, net	—	—	25,031
Prepaid and other current assets	—	—	113,815
Property and equipment, net	—	—	182,561
	—	—	321,407
Total assets of discontinued operations	$21,574	$30,000	$960,280
LIABILITIES
Computer Games
Accounts payable	$35,583	$35,583	$226,497
Accrued expenses	—	—	22,863
Subscriber liability, net	4,989	5,398	71,827
	40,572	40,981	321,187
VoIP Telephony Services
Accounts payable	1,609,016	1,632,653	2,062,562
Accrued legal settlement	—	—	2,550,000
Other accrued expenses	228,710	228,710	227,123
	1,837,726	1,861,363	4,839,685
Total liabilities of discontinued operations	$1,878,298	$1,902,344	$5,160,872

Summarized results of operations financial information for the discontinued operations of our computer games and VoIP telephony services businesses was as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
Computer Games:
Net revenue	$—	$588,499	$634,164	$2,038,649
Loss from operations, net of tax	$(3,906)	$(364,474)	$(114,738)	$(593,497)
VoIP Telephony Services
Net revenue	$—	$374	$630	$34,638
Income (Loss) from operations, net of tax	$4,871	$(796,562)	$(614,502)	$(9,508,764)

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 3 — Discontinued Operations  – (continued)

The Company has estimated the costs expected to be incurred in shutting down its computer games and VoIP telephony services businesses and has accrued charges as of March 31, 2008, as follows:

Computer Games Division	Contract Termination Costs	Purchase Commitment	Other Costs	Total
Shut-down costs expected to be incurred	$—	$—	$24,235	$24,235
Included in liabilities:
Charged to discontinued operations	$115,000	$106,000	$24,235	245,235
Payment of costs	—	—	(24,235)	(24,235)
Settlements credited to discontinued operations	(115,000)	(106,000)	—	(221,000)
	$—	$—	$—	$—

VoIP Telephony Services Division	Contract Termination Costs
Shut-down costs expected to be incurred	$416,466
Included in liabilities:
Charged to discontinued operations	428,966
Payment of costs	$(61,000)
Settlements credited to discontinued operations	(12,500)
$355,466

Net current liabilities of discontinued operations at March 31, 2008 include accounts payable and accruals totaling $355,466 related to the estimated shut-down costs summarized above.

Note 4 — Intangible Assets

Upon the May 9, 2005 acquisition of Tralliance, the then existing CEO and CFO of Tralliance entered into employment agreements which included certain non-compete provisions as specified by the agreements. For all periods presented, intangible assets consist of the $790,236 value assigned to the non-compete agreements which is being amortized on a straight-line basis over five years. Related accumulated amortization as of March 31, 2008, December 31, 2007 and December 31, 2006 totaled $460,971, $421,459 and $263,412 respectively.

During the three months ended March 31, 2008 and 2007, intangible asset amortization expense related to the non-compete agreements totaled $39,512 and $39,512, respectively. During the years ended December 31, 2007 and 2006, intangible asset amortization expense related to the non-compete agreements totaled $158,047 and $188,211, respectively.

Future annual amortization expense of such intangible assets is projected to be: $158,047 for each of 2008 and 2009 and $52,683 in 2010.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 5 — Property and Equipment

Property and equipment consisted of the following:

	March 31,	December 31,
	2008	2007	2006
Equipment	$160,810	$160,810	$102,630
Capitalized software costs	121,352	121,352	186,002
Furniture and fixtures	14,136	14,136	14,136
Leasehold improvements	7,007	7,007	7,007
	303,305	303,305	309,775
Less: Accumulated depreciation and amortization	278,268	267,557	165,559
	$25,037	$35,748	$144,216

Note 6 — Debt

Debt consisted of the following:

	March 31,	December 31,
	2008	2007	2006

2007 Convertible Notes due to affiliates; due on demand	$1,250,000	$1,250,000	$—
2005 Convertible Notes due to affiliates; due on demand	3,400,000	3,400,000	3,400,000
	4,650,000	4,650,000	3,400,000
Less: short-term portion	4,650,000	4,650,000	3,400,000
Long-term portion	$—	$—	$—

On May 29, 2007, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a note purchase agreement (the “2007 Agreement”) with the Company pursuant to which it acquired a convertible promissory note (the “2007 Convertible Note”) in the principal amount of $250,000. Under the terms of the 2007 Agreement, Dancing Bear was granted the optional right, for a period of 180 days from the date of the 2007 Agreement, to purchase additional 2007 Convertible Notes such that the aggregate principal amount issued under the 2007 Agreement could total $3,000,000 (the “2007 Option”). On June 25, 2007, July 19, 2007 and September 6, 2007, Dancing Bear acquired additional 2007 Convertible Notes in the principal amounts of $250,000, $500,000 and $250,000, respectively. At March 31, 2008 the aggregate outstanding principal amount of 2007 Convertible Notes totaled $1,250,000.

The 2007 Convertible Notes are convertible at anytime prior to payment into shares of the Company’s Common Stock at the rate of $0.01 per share. The conversion price of the 2007 Convertible Notes is subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations. Assuming full conversion of all 2007 Convertible Notes that are outstanding at March 31, 2008 at the initial conversion rate, and without regard to potential anti-dilutive adjustments resulting from stock splits and the like, 125,000,000 shares of the Company’s Common Stock would be issued to Dancing Bear. The 2007 Convertible Notes are due five days after demand for payment by Dancing Bear and are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets. The 2007 Convertible Notes bear interest at the rate of ten percent per annum.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 6 — Debt  – (continued)

As the 2007 Convertible Notes were immediately convertible into common shares of the Company at issuance, an aggregate of $1,250,000 of non-cash interest expense was recognized and credited to additional paid-in capital during the year ended December 31, 2007, as a result of the beneficial conversion features of the 2007 Convertible Notes. The value attributable to the beneficial conversion features was calculated by comparing the fair value of the underlying common shares of the 2007 Convertible Notes on the date of issuance based on the closing price of theglobe’s Common Stock as reflected on the OTCBB to the conversion price and was limited to the aggregate proceeds received from the issuance of the 2007 Convertible Notes.

On April 22, 2005, E&C Capital Partners, LLLP and E&C Capital Partners II, LLLP (the “E&C Partnerships”), entities controlled by the Company’s Chairman and Chief Executive Officer, entered into a note purchase agreement (the “2005 Agreement”) with theglobe pursuant to which they acquired convertible promissory notes (the “2005 Convertible Notes”) in the aggregate principal amount of $1,500,000. Under the terms of the 2005 Agreement, the E&C Partnerships were also granted the optional right, for a period of 90 days from the date of the 2005 Agreement, to purchase additional 2005 Convertible Notes such that the aggregate principal amount of 2005 Convertible Notes issued under the 2005 Agreement could total $4,000,000 (the “2005 Option”). On June 1, 2005, the E&C Partnerships exercised a portion of the 2005 Option and acquired an additional $1,500,000 of 2005 Convertible Notes. On July 18, 2005, the E&C Partnerships exercised the remainder of the 2005 Option and acquired an additional $1,000,000 of 2005 Convertible Notes.

The 2005 Convertible Notes are convertible at the option of the E&C Partnerships into shares of the Company’s Common Stock at an initial price of $0.05 per share. During the year ended December 31, 2005, an aggregate of $600,000 of 2005 Convertible Notes were converted by the E&C Partnerships into an aggregate of 12,000,000 shares of the Company’s Common Stock. At March 31, 2008, the total principal amount of 2005 Convertible Notes outstanding was $3,400,000. Assuming full conversion of all 2005 Convertible Notes which remain outstanding as of March 31, 2008, an additional 68,000,000 shares of the Company’s Common Stock would be issued to the E&C Partnerships. The 2005 Convertible Notes provide for interest at the rate of ten percent per annum and are secured by a pledge of substantially all of the assets of the Company. The 2005 Convertible Notes are due and payable five days after demand for payment by the E&C Partnerships.

Note 7 — Stockholders’ Equity

As discussed in Note 6, “Debt” above, on May 29, 2007, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a note purchase agreement (the “2007 Agreement”) with the Company pursuant to which it acquired convertible promissory notes (the “2007 Convertible Notes”) totaling $1,250,000 during the year ended December 31, 2007.

The 2007 Convertible Notes are convertible at anytime prior to payment into shares of the Company’s Common Stock at the rate of $0.01 per share. The conversion price of the 2007 Convertible Notes is subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations. Assuming full conversion of all 2007 Convertible Notes that are outstanding at March 31, 2008 at the initial conversion rate, and without regard to potential anti-dilutive adjustments resulting from stock splits and the like, 125,000,000 shares of Common Stock would be issued to Dancing Bear. Additionally, under the terms of the 2007 Agreement, Dancing Bear was granted certain demand and certain “piggy-back” registration rights in the event that Dancing Bear exercises its option to convert any of the 2007 Convertible Notes.

On November 22, 2006, the Company entered into certain Marketing Services Agreements (the “Marketing Services Agreements”) with two entities whereby the entities agreed to market certain of the Company’s products in exchange for certain commissions and promotional fees and which granted the Company exclusive right to certain uses of a trade name in connection with certain of the Company’s websites. Additionally, on

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 7 — Stockholders’ Equity  – (continued)

November 22, 2006, in connection with the Marketing Services Agreements, the Company entered into a Warrant Purchase Agreement with Carl Ruderman, the controlling shareholder of the entities. The Warrant Purchase Agreement provides for the issuance to Mr. Ruderman of one warrant to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share with a three year term and a second warrant to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share with a term of four years. Each warrant provides for the extension of the exercise term by an additional three years if certain criteria are met under the Marketing Services Agreements. The Warrant Purchase Agreement grants to Mr. Ruderman “piggy-back” registration rights with respect to the shares of the Company’s Common Stock issuable upon exercise of the warrants. The $515,262 fair value of the warrants was determined using the Black Scholes model and was recorded as a charge to sales and marketing expense and additional paid in capital in the accompanying 2006 consolidated financial statements.

In connection with the issuance of the warrants, on November 22, 2006, Mr. Ruderman entered into a Stockholders’ Agreement with the Company’s chairman and chief executive officer, the Company’s president and certain of their affiliates. Pursuant to the Stockholders’ Agreement, Mr. Ruderman granted an irrevocable proxy over the shares issuable upon exercise of the warrants to E&C Capital Partners, LLLP and granted a right of first refusal over his shares to all of the other parties to the Stockholders’ Agreement. Mr. Ruderman also agreed to sell his shares under certain circumstances in which the other parties to the Stockholders’ Agreement have agreed to sell their respective shares. Mr. Ruderman was also granted the right to participate in certain sales of the Company’s Common Stock by the other parties to the Stockholders’ Agreement.

On May 9, 2005, the Company exercised its option to acquire all of the outstanding capital stock of Tralliance. The purchase price consisted of the issuance of 2,000,000 shares of the Company’s Common Stock and warrants to acquire 475,000 shares of the Company’s Common Stock, as well as the payment of $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain “piggy-back” registration rights.

Reference should be made to Note 6, “Debt,” for the discussion of a note purchase agreement entered into by the E&C Partnerships and theglobe on April 22, 2005, providing for the issuance of an aggregate of $4,000,000 of 2005 Convertible Notes. The Convertible Notes are convertible at the option of the E&C Partnerships into shares of the Company’s Common Stock at an initial price of $0.05 per share. Through March 31, 2008, an aggregate of $600,000 of 2005 Convertible Notes had been converted by the E&C Partnerships into an aggregate of 12,000,000 shares of the Company’s Common Stock. Assuming full conversion of all of the 2005 Convertible Notes which remain outstanding as of March 31, 2008, 68,000,000 shares of the Company’s Common Stock would be issued to the E&C Partnerships.

Note 8 — Stock Option Plans

During 1995, the Company established the 1995 Stock Option Plan, which was amended (the “Amended Plan”) by the Board of Directors in December 1996 and August 1997. Under the Amended Plan, a total of 1,582,000 common shares were reserved for issuance. Any incentive stock options granted under the Amended Plan were required to be granted at the fair market value of the Company’s Common Stock at the date the option was issued.

Under the Company’s 1998 Stock Option Plan (the “1998 Plan”) a total of 3,400,000 common shares were reserved for issuance and provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code and stock options which do not so qualify. The granting of incentive stock options is subject to limitation as set forth in the 1998 Plan. Directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive grants under the 1998 Plan.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 8 — Stock Option Plans – (continued)

In January 2000, the Board adopted the 2000 Broad Based Employee Stock Option Plan (the “Broad Based Plan”). Under the Broad Based Plan, 850,000 shares of Common Stock were reserved for issuance. The intention of the Broad Based Plan is that at least 50% of the options granted will be to individuals who are not managers or officers of theglobe. In April 2000, the Company’s 2000 Stock Option Plan (the “2000 Plan”) was adopted by the Board of Directors and approved by the stockholders of the Company. The 2000 Plan authorized the issuance of 500,000 shares of Common Stock, subject to adjustment as provided in the 2000 Plan. The Broad Based Plan and the 2000 Plan provide for the grant of “incentive stock options” intended to qualify under Section 422 of the Code and stock options which do not so qualify. The granting of incentive stock options is subject to limitation as set forth in the Broad Based Plan and the 2000 Plan. Directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive grants under the Broad Based Plan and the 2000 Plan.

In September 2003, the Board adopted the 2003 Sales Representative Stock Option Plan (the “2003 Plan”) which authorized the issuance of up to 1,000,000 non-qualified stock options to purchase the Company’s Common Stock to sales representatives who are not employed by the Company or its subsidiaries. In January 2004, the Board amended the 2003 Plan to include certain employees and consultants of the Company.

The Company’s Board of Directors adopted a new benefit plan entitled the 2004 Stock Incentive Plan (the “2004 Plan”) on August 31, 2004. An aggregate of 7,500,000 shares of the Company’s Common Stock may be issued pursuant to the 2004 Plan. Employees, consultants, and prospective employees and consultants of theglobe and its affiliates and non-employee directors of theglobe are eligible for grants of non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and other stock-based awards under the 2004 Plan.

On December 1, 2004, based upon approval of the stockholders of the Company, the 2000 Plan was amended and restated to (i) increase the number of shares reserved for issuance under the 2000 Plan by 7,500,000 shares to a total of 8,000,000 shares and (ii) to remove a previous plan provision that limited the number of options that may be awarded to any one individual.

In accordance with the provisions of the Company’s stock option plans, nonqualified stock options may be granted to officers, directors, other employees, consultants and advisors of the Company. The option price for nonqualified stock options shall be at least 85% of the fair market value of the Company’s Common Stock. In general, options granted under the Company’s stock option plans expire after a ten-year period and in certain circumstances options, under the 1995 and 1998 plans, are subject to the acceleration of vesting. Incentive options granted to stockholders who own greater than 10% of the total combined voting power of all classes of stock of the Company must be issued at 110% of the fair market value of the stock on the date the options are granted. A committee selected by the Company’s Board of Directors has the authority to approve optionees and the terms of the stock options granted, including the option price and the vesting terms. Stock option awards are generally granted with an exercise price equal to the market price of theglobe’s Common Stock at the date of grant with 25% of the stock option grant vesting immediately and the remainder vesting equally over the next twelve quarters.

There were no stock options granted during the three months ended March 31, 2008. During the year ended December 31, 2007, a total of 100,000 stock options were granted to a consultant. A total of 6,130,000 stock options were granted during the year ended December 31, 2006. The 2006 total included the issuance of 550,000 stock options in connection with a consulting agreement which would vest only upon the achievement of certain performance targets, as well as grants of 250,000 stock options to other non-employees. The performance targets were not achieved and the 550,000 stock options were cancelled in the first quarter of 2007.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 8 — Stock Option Plans – (continued)

No stock options were exercised during the three months ended March 31, 2008 or the year ended December 31, 2007. Stock option exercises during the year ended December 31, 2006, resulted in cash inflows to the Company of $18,420. The corresponding intrinsic value as of exercise date of the 349,474 stock options exercised during the year ended December 31, 2006 was $119,628.

Stock option activity during the periods presented was as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2006	20,142,620	$0.36
Granted	100,000	0.08
Exercised	—	—
Canceled	(3,901,960)	0.17
Outstanding at December 31, 2007	16,340,660	$0.40	6.3 years	$—
Granted	—
Exercised	—
Cancelled	(739,500)	.39
Outstanding at March 31, 2008	15,601,160	.41	6.0 years	$—
Exercisable at March 31, 2008	15,319,552	$0.41	5.9 years	$—
Options available at March 31, 2008	7,383,000

A total of $8,125 (unaudited) and $101,520 (unaudited) of employee stock compensation expense was charged to operating expenses during the three months ended March 31, 2008 and 2007, respectively. A total of $140,549 and $449,749 of employee stock compensation expense was charged to operating expenses during the years ended December 31, 2007 and 2006, respectively, including $35,468 and $13,584 resulting from modifications made to stock option grants to accelerate vesting upon termination of employees. Prior to the adoption of SFAS No. 123R on January 1, 2006, the Company had applied APB Opinion No. 25 in accounting for grants to employees pursuant to stock option plans.

Compensation cost charged to operating expenses in connection with stock options granted in recognition of services rendered by non-employees was $426 (unaudited) and $3,136 (unaudited) for the three months ended March 31, 2008 and 2007, respectively. Compensation cost charged to operating expenses in connection with stock options granted in recognition of services rendered by non-employees was $7,126 and $109,199, for the years ended December 31, 2007 and 2006, respectively.

At March 31, 2008, there was approximately $38,000 of unrecognized compensation expense related to unvested stock options which is expected to be recognized over a weighted-average period of 1.3 years.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 9 — Income Taxes

The provision for income taxes is summarized as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006

Continuing operations	$—	$—	$—	$124,313
Discontinued operations	—	—	—	—
	$—	$—	$—	$124,313

The provision attributable to the loss from continuing operations before income taxes was as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
Current:
Federal	$—	$—	$—	$—
State	—	—	—	124,313
	—	—	—	124,313
Deferred:
Federal	—	—	—	—
State	—	—	—	—
	—	—	—	—
Provision (benefit) for income taxes	$—	$—	$—	$124,313

The following is a reconciliation of the federal income tax provision at the federal statutory rate to the Company’s tax benefit attributable to continuing operations:

	Three Months Ended March 31,	Year Ended December, 31
	2008	2007	2006

Statutory federal income tax rate	34.00%	34.00%	34.00%
Beneficial conversion interest	—	(7.84)	—
Nondeductible items	(0.79)	(0.23)	(0.40)
State income taxes, net of federal benefit	3.87	3.02	2.10
Change in valuation allowance	(37.08)	(29.01)	(40.54)
Change in effective tax rate	—	—	—
Other	—	0.06	3.02
Effective tax rate	0.00%	0.00%	(1.82) %

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 9 — Income Taxes  – (continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 2008, December 31, 2007 and December 31, 2006 are presented below.

	March 31, 2008	December 31, 2007	December 31, 2006
Deferred tax assets (liabilities):
Net operating loss carryforwards	$63,402,000	$63,300,000	$60,937,000
Issuance of warrants	1,438,000	1,438,000	1,182,000
Allowance for doubtful accounts	13,000	13,000	—
Inventory reserve	6,000	7,000	147,000
AMT tax credit	313,000	313,000	313,000
Litigation settlement accrual	—	—	977,000
Accrued interest	406,000	362,000	211,000
Accrued expenses	863,000	843,000	590,000
Depreciation and amortization	(80,000)	(97,000)	107,000
Other	321,000	300,000	166,000
Total gross deferred tax assets	66,682,000	66,479,000	64,630,000
Less: valuation allowance	(66,682,000)	(66,479,000)	(64,630,000)
Total net deferred tax assets	$—	$—	$—

Because of the Company’s lack of earnings history, the net deferred tax assets have been fully offset by a 100% valuation allowance. The valuation allowance for net deferred tax assets was $66.7 million, $66.5 million and $64.6 million as of March 31, 2008, December 31, 2007 and December 31, 2006, respectively. The net change in the total valuation allowance was $0.2 million, $1.8 million and $7.2 million for the three months ended March 31, 2008 and for the years ended December 31, 2007 and December 31, 2006, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets, which consist of tax benefits primarily from net operating loss carryforwards, is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Of the total valuation allowance of $66.7 million as of March 31, 2008, subsequently recognized tax benefits, if any, in the amount of $6.4 million will be applied directly to contributed capital.

At December 31, 2007, the Company had net operating loss carryforwards available for U.S. tax purposes of approximately $167.0 million. These carryforwards expire through 2027. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the utilization of net operating loss carryforwards may be limited under the change in stock ownership rules of the Code. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, the Company has substantially limited the availability of its net operating loss carryforwards. There can be no assurance that the Company will be able to avail itself of any net operating loss carryforwards. These net operating loss carryforwards may be further adversely impacted if the Purchase Transaction is consummated.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 10 — Commitments

Registry Commitments

Tralliance has entered into various agreements with unrelated third parties for the outsourcing of certain marketing, administrative and registry functions. Fees for some of these services vary based on transaction levels, but the agreements generally provide for annual and/or monthly payments, and in the case of one agreement specifies minimum payments of $100,000 annually. The term of the agreement which specifies the minimum payment of $100,000 annually continues for as long as the agreement designating Tralliance as the sole registry for the “.travel” top-level domain by the Internet Corporation for Assigned Names and Numbers (“ICANN”) is in effect, including any renewal periods. The initial term of the agreement with ICANN is ten years. Commitments under such marketing, administrative and registry agreements are as follows:

Year Ending December 31:
2008	$235,000
2009	110,000
2010	110,000
2011	110,000
2012	110,000
Thereafter	284,000
$959,000

Employment Agreements

On August 1, 2003, the Company entered into employment agreements with its Chairman and Chief Executive Officer, President and Vice President of Finance (its former Chief Financial Officer). The three agreements, which are for a period of one year and automatically extend for one day each day until either party notifies the other not to further extend the employment period, provide for annual base salaries totaling $640,000 (as amended) and annual bonuses based on pre-tax operating income, as defined, for an annual minimum of $100,000 in total. On October 1, 2007, the employment agreements were amended so as to irrevocably terminate the Company’s obligation to pay annual minimum bonuses to any of its officers in the future. The agreements also provide for severance benefits under certain circumstances, as defined, which in the case of the Chairman and Chief Executive Officer and the President, include lump-sum payments equal to ten times the sum of the executive’s base salary and the highest annual bonus earned by the executive, and in the case of the Vice President of Finance, include lump-sum payments equal to two times the sum of the executive’s base salary and the highest annual bonus earned by the executive. In addition, these severance benefits also require the Company to maintain insurance benefits for a period of up to ten years, in the case of the Chairman and Chief Executive Officer and the President, and up to two years, in the case of the Vice President of Finance, substantially equivalent to the insurance benefits existing upon termination.

Operating Leases

Historically, the Company has leased various facilities under non-cancellable operating leases. These leases generally contained renewal options and required the Company to pay certain executory costs such as maintenance and insurance. All of the Company’s then existing facility leases expired during 2007, and based primarily upon the Company’s decision to shut down its VoIP telephony services and computer games businesses during the first quarter of 2007, were not renewed. Rent expense charged to continuing operations for the years ended December 31, 2007, 2006 and 2005 totaled approximately $318,000, $89,000 and $58,000, respectively. Rent expense included within discontinued operations for the years ended December 31, 2007, 2006 and 2005 totaled approximately $96,000, $611,000 and $948,000, respectively. The above rent expense amounts include rent expenses incurred in connection with certain sublease agreements with related parties, as discussed below.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 10 — Commitments  – (continued)

Effective September 1, 2003, the Company entered into a sublease agreement for office space with a company controlled by our Chairman. Rent expense related to this sub-lease, which expired on August 31, 2007, was $269,000, $416,000, and $353,000 for the years ended December 31, 2007, 2006, and 2005, respectively. Effective September 1, 2007, the Company entered into a new sublease, on a month-to-month basis, with this same related party for which the Company is obligated to pay total rent of $15,000 month. During 2007, rent expense totaling $75,000 was incurred under this new sublease.

Tralliance Corporation, from date of acquisition on May 9, 2005, subleased office space in New York city from an entity controlled by its former President for approximately $3,400 per month. This sub-lease was terminated in June 2007.

The approximate future minimum lease payments under non-cancellable operating leases with initial or remaining terms of one year or more, which is related exclusively to office equipment leases, at December 31, 2007, were as follows:

2008	$6,900
2009	4,600
$11,500

Note 11 — Litigation

On June 1, 2006, MySpace, Inc. (“MySpace”), a Delaware corporation, filed a lawsuit in the United States District Court for the Central District of California against theglobe.com, inc. (the “Company”). We were served with the lawsuit on June 6, 2006. MySpace alleged that the Company sent at least 100,000 unsolicited and unauthorized commercial email messages to MySpace members using MySpace user accounts improperly established by the Company, that the user accounts were used in a false and misleading fashion and that the Company’s alleged activities constituted violations of the CAN-SPAM Act, the Lanham Act and California Business & Professions Code §17529.5 (the “California Act”), as well as trademark infringement, false advertising, breach of contract, breach of the covenant of good faith and fair dealing, and unfair competition. MySpace sought monetary penalties, damages and injunctive relief for these alleged violations. It asserted entitlement to recover “a minimum of” $62.3 million of damages, in addition to three times the amount of MySpace’s actual damages and/or disgorgement of the Company’s purported profits from alleged violations of the Lanham Act, punitive damages and attorneys’ fees. Subsequent discovery in the case disclosed that the total number of unsolicited messages was approximately 400,000.

On February 28, 2007, the Court entered an order (the “Order”) granting in part MySpace’s motion for summary judgment, finding that the Company was liable for violation of the CAN-SPAM Act and the California Business & Professions Code, and for breach of contract (as embodied in MySpace’s “Terms of Service” contract). The Order also upheld as valid that portion of MySpace’s Terms of Service contract which provides for liquidated damages of $50 per email message sent after March 17, 2006 in violation of such Terms. The Company estimated that approximately 110,000 of the emails in question were sent after such date, which could have resulted in damages of approximately $5.5 million. In addition, the CAN-SPAM Act provided for statutory damages of between $100 and $300 per email sent in violation of the statute. Total damages under CAN-SPAM could therefore have ranged between about $40 million to about $120 million. In addition, under the California Act, statutory damages of $1,000,000 “per incident” could have been assessed.

On March 15, 2007, the Company entered into a Settlement Agreement with MySpace whereby it agreed to pay MySpace $2,550,000 on or before April 5, 2007 in exchange for a mutual release of all claims against one another, including any claims against the Company’s directors and officers. As part of the settlement, Michael Egan, the Company’s CEO, who is also an affiliate of the Company, agreed to enter into an agreement with MySpace on or before April 5th pursuant to which he would, among other things, provide a letter

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 11 — Litigation  – (continued)

of credit, cash or other equivalent security (collectively, “Security”) in form and substance satisfactory to MySpace. Such Security was to expire and be released (and in fact did expire and was released) on the 100th day following the Company’s payment of the foregoing $2,550,000 so long as no bankruptcy petition, assignment for the benefit of creditors or like liquidation, reorganization or insolvency proceeding was instituted or filed related to the Company during such 100-day period. In accordance with SFAS No. 5, “Accounting for Contingencies,” the $2,550,000 payment required by the Settlement Agreement was accrued and has been included in current liabilities in the accompanying consolidated balance sheet as of December 31, 2006 and has been reflected as an expense of discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 2006.

On April 2, 2007, theglobe agreed to transfer to Michael Egan all of its VoIP intellectual property in consideration for his agreement to provide the Security in connection with the Settlement Agreement. On April 13, 2007, Michael Egan and an entity wholly-owned by Michael Egan, and MySpace entered into a Security Agreement, an Indemnity Agreement and an Escrow Agreement (the “Security Agreements”) providing for the Security. On April 18, 2007, theglobe paid MySpace $2,550,000 in cash as settlement of the claims. MySpace and theglobe filed a consent judgment and stipulated permanent injunction with the Court on April 19, 2007, which among other things, dismissed all claims alleged in the lawsuit with prejudice.

On October 4, 2005, Sprint Communications Company, L.P. (“Sprint”) filed a Complaint in the United States District Court for the District of Kansas against theglobe, theglobe’s subsidiary, tglo.com (formerly known as voiceglo Holdings, Inc. or “voiceglo”), and Vonage Holdings Corp. (“Vonage”). On October 12, 2005, Sprint filed a First Amended Complaint naming Vonage America, Inc. (“Vonage America”) as an additional defendant. Neither theglobe nor voiceglo has any affiliation with Vonage or Vonage America. Sprint alleged that theglobe and voiceglo had made unauthorized use of “inventions” described and claimed in seven patents held by Sprint. Sprint sought monetary and injunctive relief for this alleged infringement. On November 21, 2005, theglobe and voiceglo filed an Answer to Sprint’s First Amended Complaint, denying infringement and interposing affirmative defenses, including that each of the asserted patents were invalid. voiceglo counterclaimed against Sprint for a declaratory judgment of non-infringement and invalidity. On January 18, 2006, the court issued a Scheduling Order which called for, among other things, discovery to be completed by December 29, 2006, and for trial to commence August 7, 2007. On August 22, 2006, the Company, together with its subsidiary, and Sprint entered into a settlement agreement (the “Settlement”) which resolved the pending patent infringement lawsuit. As part of the Settlement, the Company and its subsidiary agreed to enter into a non-exclusive license under certain of Sprint’s patents.

On and after August 3, 2001 six putative shareholder class action lawsuits were filed against the Company, certain of its current and former officers and directors (the “Individual Defendants”), and several investment banks that were the underwriters of the Company’s initial public offering and secondary offering. The lawsuits were filed in the United States District Court for the Southern District of New York. A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002.

The lawsuits purport to be class actions filed on behalf of purchasers of the stock of the Company during the period from November 12, 1998 through December 6, 2000. Plaintiffs allege that the underwriter defendants agreed to allocate stock in the Company’s initial public offering and its secondary offering to certain investors in exchange for excessive and undisclosed commissions and agreements by those investors to make additional purchases of stock in the aftermarket at pre-determined prices. Plaintiffs allege that the Prospectuses for the Company’s initial public offering and its secondary offering were false and misleading and in violation of the securities laws because it did not disclose these arrangements. The action seeks damages in an unspecified amount. On February 19, 2003, a motion to dismiss all claims against the Company was denied by the Court. On December 5, 2006, the Second Circuit vacated a decision by the district court granting class certification in six of the coordinated cases, which are intended to serve as test, or “focus,” cases. The plaintiffs

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 11 — Litigation  – (continued)

selected these six cases, which do not include the Company. On April 6, 2007, the Second Circuit denied a petition for rehearing filed by the plaintiffs, but noted that the plaintiffs could ask the district court to certify more narrow classes than those that were rejected.

Prior to the Second Circuit’s December 5, 2006 ruling, the majority of issuers, including the Company, and their insurers had submitted a settlement agreement to the district court for approval. In light of the Second Circuit opinion, the parties agreed that the settlement could not be approved because the defined settlement class, like the litigation class, could not be certified. On June 25, 2007, the district court approved a stipulation filed by the plaintiffs and the issuers which terminated the proposed settlement. On August 14, 2007, the plaintiffs filed amended complaints in the six focus cases. The amended complaints include a number of changes, such as changes to the definition of the purported class of investors, and the elimination of the individual defendants as defendants. On September 27, 2007, the plaintiffs filed a motion for class certification in the six focus cases. On November 14, 2007, the issuers and the underwriters named as defendants in the six focus cases filed motions to dismiss the amended complaints against them. We are awaiting the Court’s decision on these motions.

Due to the inherent uncertainties of litigation, the Company cannot accurately predict the ultimate outcome of the matter. We cannot predict whether we will be able to renegotiate a settlement that complies with the Second Circuit’s mandate. If the Company is found liable, we are unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company’s insurance coverage, and whether such damages would have a material impact on our results of operations or financial condition in any future period.

The Company is currently a party to certain other claims and disputes arising in the ordinary course of business, including certain disputes related to vendor charges incurred primarily as the result of the failure and subsequent shutdown of its discontinued VoIP telephony services business. The Company believes that it has recorded adequate accruals on its balance sheet to cover such disputed charges and is seeking to resolve and settle such disputed charges for amounts substantially less than recorded amounts. An adverse outcome in any of these matters, however, could materially and adversely effect our financial position, utilize a significant portion of our cash resources and adversely affect our ability our ability to continue as a going concern (see Note 3, “Discontinued Operations”).

Note 12 — Related Party Transactions

Certain directors of the Company also serve as officers and directors of and own controlling interests in Dancing Bear Investments, Inc. (“Dancing Bear”), E&C Capital Partners LLLP, E&C Capital Partners II, LLLP, The Registry Management Company, LLC, Labigroup Holdings, LLC and Search.Travel LLC. Dancing Bear, E&C Capital Partners, LLLP and E&C Capital Partners II, LLLP are stockholders of the Company and are entities controlled by our Chairman.

As more fully discussed in Note 14, “Subsequent Events”, on June 6, 2008 the Company borrowed $100,000, and then on June 19, 2008 borrowed an additional $100,000, under a Revolving Loan Agreement entered into between the Company and Dancing Bear.

Also, as discussed in Note 14, “Subsequent Events”, on June 10, 2008, the Company entered into a definitive agreement to sell substantially all of the business and net assets of Tralliance and to issue approximately 229,000,000 shares of its Common Stock to The Registry Management Company, LLC for aggregate consideration of approximately $7,265,000. The Registry Management Company, LLC is a privately held entity controlled by the Company’s Chairman, of which our remaining directors also own a minority interest.

On December 20, 2007, Tralliance entered into a Bulk Registration Co-Marketing Agreement (the “Co-Marketing Agreement”) with Labigroup Holdings, LLC (“Labigroup”), under Tralliance’s bulk purchase

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 12 — Related Party Transactions  – (continued)

program. Labigroup is a private entity controlled by the Company’s Chairman and our remaining directors own a minority interest in Labigroup. Under the Co-Marketing Agreement, Labigroup committed to purchase a predetermined minimum number of “.travel” domain names on a bulk basis from an accredited “.travel” registrar of its own choosing and to establish a predetermined minimum number of related “.travel” websites. As consideration for the “.travel” domain names to be purchased under the Co-Marketing Agreement, Labigroup agreed to pay certain fixed fees and make certain other payments including, but not limited to, an ongoing royalty calculated as a percentage share of its net revenue, as defined in the Co-Marketing Agreement (the “Labigroup Royalties”), to Tralliance. The Co-Marketing Agreement has an initial term which expires September 30, 2010 after which it may be renewed for successive periods of two and three years, respectively. During the period from December 20, 2007 through December 31, 2007, Labigroup registered 164,708 “.travel” domain names under the Co-Marketing Agreement. As of December 31, 2007, Labigroup had paid $262,500 and was obligated to pay an additional $412,050 in fees and costs to Tralliance under the Co-Marketing Agreement. The $412,050 Labigroup receivable was collected in full during the first quarter of 2008. Additionally, during the first quarter of 2008, Labigroup registered an additional 4,285 “.travel” domain names and incurred additional fees and costs of $17,140 under the Co-Marketing Agreement, of which $12,724 remained outstanding at March 31, 2008 (unaudited). All such fees and costs charged to Labigroup during 2007 and the first quarter of 2008, which are equal to the amount of incremental fees and costs incurred by Tralliance in registering these bulk purchase names, have been treated as a reimbursement of these incremental fees and costs in the Company’s financial statements. The Company plans to recognize revenue related to this Co-Marketing Agreement only to the extent that Labigroup Royalties are earned. No such revenue has been recorded during 2007 or the first quarter of 2008.

On December 13, 2007, the Company entered into and closed an Assignment, Conveyance and Bill of Sale Agreement with Search.Travel, LLC (“Search.Travel”). Pursuant to this agreement, Tralliance sold all of its rights relating to the www.search.travel domain name, website and related assets to Search.Travel for a purchase price of $380,000, which was paid in cash at the closing date. Search.Travel is a private entity controlled by the Company’s Chairman, of which our remaining directors also own a minority interest. The purchase price was determined by the Board of Directors taking into account the valuation given to the assets by an independent investment banking firm. A gain on the sale of Search.Travel in the amount of $379,791 was recognized and has been included within Other Income in the Consolidated Statement of Operations for the year ended December 31, 2007.

As discussed more fully in Note 6, “Debt”, on May 29, 2007, Dancing Bear entered into a note purchase agreement (the “2007 Agreement”) with the Company pursuant to which Dancing Bear acquired a secured demand convertible promissory note (the “2007 Convertible Note”) in the amount of $250,000. Under the terms of the 2007 Agreement, Dancing Bear was granted the optional right, for a period of 180 days from the date of the 2007 Agreement, to purchase additional 2007 Convertible Notes such that the aggregate principal amount issued under the 2007 Agreement could total $3,000,000. On June 25, 2007, July 19, 2007 and September 6, 2007, Dancing Bear acquired additional 2007 Convertible Notes in the principal amounts of $250,000, $500,000 and $250,000 respectively. At March 31, 2008, the aggregate principal amount of 2007 Convertible Notes totaled $1,250,000 (see Note 14, “Subsequent Events” for a discussion of a June 10, 2008 transaction whereby $400,000 of the 2007 Convertible Notes were converted into 40,000,000 shares of the Company’s Common Stock). Interest associated with the 2007 Convertible Notes of approximately $31,200 (unaudited) and $58,600 was charged to expense during the three months ended March 31, 2008 and the year ended December 31, 2007, respectively, and remained outstanding at March 31, 2008.

On April 2, 2007, theglobe agreed to transfer to Michael Egan all of its VoIP intellectual property in consideration for his agreement to provide certain security and credit enhancements in connection with the MySpace litigation Settlement Agreement (See Note 11, “Litigation”, for further discussion). The Company had previously written off the value of the VoIP intellectual property as a result of its evaluation of the VoIP

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 12 — Related Party Transactions  – (continued)

telephony services business’ long-lived assets in connections with the preparation of the Company’s 2004 year-end consolidated financial statements.

On November 22, 2006, the Company entered into a License Agreement (the “License Agreement”) with Speecho, LLC which granted a license to use the Company’s chat, VoIP and video communications technology for a minimum license fee of $10,000 per month with an initial term of ten years. The Company’s Chairman, the Company’s President and the Company’s Vice President of Finance, as well as certain other employees of the Company, are members of a company that owns 50% of the membership interests in Speecho, LLC. Due to various technology related problems, the License Agreement was terminated in August 2007. No revenue was ever recognized by the Company related to the License Agreement.

On November 22, 2006, the Company entered into certain Marketing Services Agreements (the “Marketing Services Agreements”) with two entities whereby the entities agreed to market certain of the Company’s products in exchange for certain commissions and promotional fees and which granted the Company exclusive right to certain uses of a trade name in connection with certain of the Company’s websites. Additionally, on November 22, 2006, in connection with the Marketing Services Agreements, the Company entered into a Warrant Purchase Agreement with Carl Ruderman, the controlling shareholder of the entities. The Warrant Purchase Agreement provides for the issuance to Mr. Ruderman of one warrant to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share with a three year term and a second warrant to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share with a term of four years. Each warrant provides for the extension of the exercise term by an additional three years if certain criteria are met under the Marketing Services Agreements. The Warrant Purchase Agreement grants to Mr. Ruderman “piggy-back” registration rights with respect to the shares of the Company’s Common Stock issuable upon exercise of the warrants.

In connection with the issuance of the warrants, on November 22, 2006, Mr. Ruderman entered into a Stockholders’ Agreement with the Company’s chairman and chief executive officer, the Company’s president and certain of their affiliates. Pursuant to the Stockholders’ Agreement, Mr. Ruderman granted an irrevocable proxy over the shares issuable upon exercise of the warrants to E&C Capital Partners, LLLP and granted a right of first refusal over his shares to all of the other parties to the Stockholders’ Agreement. Mr. Ruderman also agreed to sell his shares under certain circumstances in which the other parties to the Stockholders’ Agreement have agreed to sell their respective shares. Mr. Ruderman was also granted the right to participate in certain sales of the Company’s Common Stock by the other parties to the Stockholders’ Agreement.

As discussed more fully in Note 6, “Debt,” on April 22, 2005, E&C Capital Partners, LLLP and E&C Capital Partners II, LLLP entered into a note purchase agreement (the “2005 Agreement”) with the Company pursuant to which they ultimately acquired secured demand convertible promissory notes (the “2005 Convertible Notes”) totaling $4,000,000. During the year ended December 31, 2005, an aggregate of $600,000 of the 2005 Convertible Notes were converted into the Company’s Common Stock. At March 31, 2008, the total principal amount of 2005 Convertible Notes outstanding was $3,400,000. Interest associated with the 2005 Convertible Notes of approximately $84,800 (unaudited) was charged to expense during the three months ended March 31, 2008. Interest associated with the 2005 Convertible Notes of approximately $340,000 and $340,000 was charged to expense during the years ended December 31, 2007 and 2006, respectively. All such interest remained unpaid at March 31, 2008.

Several entities controlled by our Chairman have provided services to the Company and several of its subsidiaries, including: the lease of office space; and the outsourcing of customer service, human resources and payroll processing functions. During the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006, a total of approximately $142,000 (unaudited), $473,000 and $493,000 of expense was

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 12 — Related Party Transactions  – (continued)

recorded related to these services, respectively. Approximately $644,000 (unaudited), $500,000 and $172,000 related to these services was included within current liabilities at March 31, 2008, December 31, 2007 and December 31, 2006, respectively.

Tralliance Corporation, which was acquired May 9, 2005, subleased office space in New York City on a month-to-month basis from an entity controlled by its former President. A total of approximately $13,000 and $41,000 in rent expense related to this month-to-month sublease was included in the accompanying statement of operations for the years ended December 31, 2007 and 2006, respectively. This sub-lease was terminated in June 2007.

Note 13 — Summary of Quarterly Financial Information (Unaudited)

	Quarter Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31 2007
Continuing Operations:
Net revenue	$553,626	$599,580	$645,322	$431,742
Operating expenses	1,055,837	1,382,573	1,987,120	2,025,763
Operating loss	(502,211)	(782,993)	(1,341,798)	(1,594,021)
Loss from continuing operations	(237,285)	(1,634,004)	(1,923,020)	(1,627,580)
Discontinued Operations, net of tax
Income (loss) from operations	23,576	251,196	157,024	(1,161,036)
Net loss	(213,709)	(1,382,808)	(1,765,996)	(2,788,616)
Basic and diluted net loss per share:
Continuing operations	$—	$(0.01)	$(0.01)	$(0.01)
Discontinued operations	$—	$—	$—	$(0.01)
Net loss	$—	$(0.01)	$(0.01)	$(0.02)

	Quarter Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31 2006
Continuing Operations:
Net revenue	$346,695	$385,755	$362,674	$313,613
Operating expenses	2,508,686	2,163,485	1,554,002	2,071,962
Operating loss	(2,161,991)	(1,777,730)	(1,191,328)	(1,758,349)
Loss from continuing operations	(2,168,753)	(1,899,766)	(1,106,737)	(1,696,211)
Discontinued Operations, net of tax
Income (loss) from operations	(3,525,298)	(1,052,614)	(2,675,947)	(2,848,402)
Net loss	(5,694,051)	(2,952,380)	(3,782,684)	(4,544,613)
Basic and diluted net loss per share:
Continuing operations	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Discontinued operations	$(0.02)	$(0.01)	$(0.01)	$(0.02)
Net loss	$(0.03)	$(0.02)	$(0.02)	$(0.03)

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 14 — Subsequent Events

On June 6, 2008, Dancing Bear Investments, Inc. (“Dancing Bear”), an entity which is controlled by the Company’s Chairman and Chief Executive Officer, entered into a one year Revolving Loan Agreement with the Company pursuant to which the Company may, under certain conditions as described below, borrow up to a maximum of $500,000 from Dancing Bear. Additionally, on June 6, 2008, the Company borrowed an initial amount of $100,000, and then on June 19, 2008 borrowed an additional $100 thousand, under the Revolving Loan Agreement. During the remainder of the one year term of the Revolving Loan Agreement, the Company may make borrowing requests to Dancing Bear, and if such requests are approved by Dancing Bear, may borrow additional funds of up to $300,000 under the Revolving Loan Agreement. All such funds borrowed may be prepaid in whole or in part, without penalty, at any time during the term of the Revolving Loan Agreement. All unpaid borrowings, including accrued interest on borrowed funds at the rate of 10% per annum, are due and payable by the Company to Dancing Bear in one lump sum on the earlier of (i) June 6, 2009, or (ii) the occurrence of an event of default as defined in the Revolving Loan Agreement. All borrowings under the Revolving Loan Agreement are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets related to the 2005 Convertible Notes and 2007 Convertible Notes (see Note 6, “Debt”).

On June 10, 2008 the Company announced that it had entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance Corporation subsidiary and to issue approximately 229,000,000 shares of its Common Stock to The Registry Management Company, LLC, a privately held entity controlled by Michael S. Egan, theglobe.com’s Chairman, CEO and controlling investor (the “Purchase Transaction”).

As part of the purchase consideration for the Purchase Transaction, Mr. Egan and certain of his affiliates, including Dancing Bear, the E&C Partnerships and Certified Vacation Group, Inc. will exchange and surrender all of their right, title and interest to the 2005 Convertible Notes and 2007 Convertible Notes, accrued and unpaid interest thereon, as well as accrued and unpaid rent and miscellaneous fees that are due and outstanding as of the date of the closing of the Purchase Transaction. At March 31, 2008, amounts due under the 2005 Convertible Notes and 2007 Convertible Notes, accrued and unpaid interest thereon, and accrued and unpaid rent and miscellaneous fees totaled approximately $4,650,000, $1,071,000 and $644,000, respectively, which amounts collectively equal $6,365,000 (see Note 6, “Debt” for additional details).

As additional consideration, The Registry Management Company will pay an earn-out to theglobe equal to 10% (subject to certain minimums) of The Registry Management Company’s net revenue derived from “.travel” names registered by The Registry Management Company through May 5, 2015. The total net present value of the minimum guaranteed earn-out payments is estimated to be approximately $1,300,000, bringing the total purchase consideration for the Purchase Transaction to approximately $7,665,000 (based upon March 31, 2008 liability balances as discussed above).

The terms of the Purchase Transaction are substantially the same as the terms contemplated under a previous letter of intent agreement, which was entered into and announced on February 1, 2008. The Purchase Transaction is subject to the receipt of an independent fairness opinion and the approval by the majority of stockholders by written consent, with no meeting of shareholders or solicitation of proxies required or contemplated at the present time. The Purchase Transaction is expected to close sometime during the third quarter of 2008.

Additionally, on June 10, 2008, the Company announced that Dancing Bear, an entity which is controlled by Michael S. Egan, converted an aggregate of $400,000 of outstanding 2007 Convertible Notes due to them by the Company into an aggregate of 40,000,000 shares of the Company’s Common Stock. Such conversion increased the ownership in the Company’s Common Stock by Mr. Egan and certain family members (the “Egan Family”) to approximately 51% and will allow the Egan Family to control the vote on all corporate actions, including the Purchase Transaction. The conversion also will reduce by $400,000 the total purchase consideration to be paid in connection with the Purchase Transaction.

THEGLOBE.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information Regarding Events Subsequent to December 31, 2007 Is Unaudited)

Note 14 — Subsequent Events  – (continued)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THEGLOBE.COM

theglobe files annual, quarterly and special reports, proxy statements and other information with the SEC. These materials can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a World Wide Web site at http://www.sec.gov that contains annual and quarterly reports, proxy and other information that are filed electronically with the SEC.

INFORMATION ABOUT TRALLIANCE CORPORATION (“TRALLIANCE”)

TRALLIANCE BUSINESS

For a description of Tralliance’s business, please refer to “Description of Business — Our Internet Services Business’ included elsewhere herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF TRALLIANCE’S FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Basis of Presentation of Unaudited Financial Statements; Going Concern

Certain matters discussed below under “Liquidity and Capital Resources” related to the liquidity and financial condition of theglobe.com, inc. (“theglobe”), Tralliance’s parent company, raise substantial doubt about theglobe’s and Tralliance’s ability to continue as going concerns. In addition, theglobe received a report from its independent accountants, relating to its December 31, 2007 audited financial statements containing an explanatory paragraph stating that its recurring losses from operations and its accumulated deficit raise substantial doubt about its ability to continue as a going concern. As Tralliance is a wholly-owned subsidiary of theglobe, such going concern doubt also extends to Tralliance. Tralliance’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, Tralliance’s financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Overview

Tralliance was incorporated in 2002 to develop products and services to enhance online commerce between consumers and the travel and tourism industries, including administration of the “.travel” top-level domain. In February 2003, Tralliance entered into a Loan and Purchase Option Agreement, as amended, with theglobe in which theglobe agreed to fund, in the form of a loan, at the discretion of theglobe, Tralliance’s operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance. On May 5, 2005, the Internet Corporation for Assigned Names and Numbers (“ICANN”) and Tralliance entered into a contract whereby Tralliance was designated as the exclusive registry for the “.travel” top-level domain for an initial period of ten years. On May 9, 2005, theglobe exercised its option to acquire Tralliance and, as of that date, Tralliance became a wholly-owned subsidiary of theglobe.

In launching the “.travel” top-level domain registry, Tralliance adopted a phased approach consisting of three distinct stages. During the third quarter of 2005, Tralliance implemented phase one, which consisted of a pre-authentication of a limited group of potential registrants. During the fourth quarter of 2005, Tralliance implemented phase two, which involved the registration of the limited group of registrants who has been pre-authenticated. It was during this limited registration phase that Tralliance initially began collecting registration fees from its “.travel” registrars. Finally, in January 2006, Tralliance commenced the final phase of its launch, which culminated in live “.travel” registry operations.

Reference should be made to Note 10, “Subsequent Events” in the accompanying Notes to Unaudited Financial Statements and the “Purchase Agreement” elsewhere in this Information Statement, regarding the proposed Purchase Transaction whereby theglobe would sell Tralliance and issue 229,000,000 shares of theglobe’s Common Stock to the Registry Management Company, LLC, a company controlled by Michael S. Egan, theglobe’s Chairman and Chief Executive Officer.

Results Of Operations

Three Months Ended March 31, 2008 Compared to the Three Months Ended March 31, 2007

Net Revenue.  Net revenue totaled $544 thousand for the three months ended March 31, 2008 as compared to $432 thousand for the three months ended March 31, 2007, an increase of approximately $112 thousand, or 26%, from the first quarter of 2007. Net revenue attributable to domain name registrations is recognized as revenue on a straight-line basis over the term of the registrations. Total domain names registered as of the end of the first quarter of 2008 was 199,510, of which 168,993 were registered under our bulk purchase program established in December 2007 and 30,517 names registered under our standard program. As of March 31, 2007, there were 25,240 .travel names registered.

Cost of Revenue.  Cost of revenue totaled $32 thousand for the three months ended March 31, 2008, a decline of $70 thousand, or 69%, from the $102 thousand reported for the three months ended March 31, 2007. Cost of revenue consists primarily of fees paid to third party service providers which furnish outsourced services, including verification of registration eligibility, maintenance of the “.travel” directory of consumer-oriented registrant travel data, as well as other services. Fees for some of these services vary based on transaction levels or transaction types. Fees for outsourced services are generally deferred and amortized to cost of revenue over the term of the related domain name registration. Cost of revenue as a percent of net revenue was approximately 6% for the first quarter of 2008 as compared to 24% for the same period of 2007. The decline in cost of revenue as compared to the 2007 first quarter was due primarily to Tralliance’s continued emphasis on performing verification of registration eligibility in-house rather than utilizing third party providers, as well as the termination of an agreement to outsource this process. Additionally, Tralliance brought the hosting of the .travel directory in-house in October 2007 generating a savings of approximately $29 thousand in the three months ended March 31, 2008 as compared to the same period of 2007.

Sales and Marketing.  Sales and marketing expenses consist primarily of salaries and related expenses of sales and marketing personnel, commissions, consulting, advertising and marketing costs, public relations expenses and promotional activities. Sales and marketing expenses totaled $118 thousand for the three months ended March 31, 2008 versus $640 thousand for the same period in 2007. Beginning in the third quarter of 2006 and continuing through 2007, Tralliance engaged several outside parties to promote our registry operations and the www.search.travel website internationally. These engagements were either terminated or renegotiated by the end of 2007 which resulted in a decrease in sales and marketing costs of approximately $241 thousand in the first quarter of 2008 as compared to the first quarter of 2007. Additional decreases in public relations, $99 thousand, and advertising, $75 thousand, contributed to the overall reduction in sales and marketing expenses in the first quarter of 2008 as compared to the first quarter of 2007. We sold our rights to the www.search.travel website in December 2007 and as a result incurred no sales or marketing expenses related to such website in the quarter ended March 31, 2008.

General and Administrative.  General and administrative expenses consist primarily of salaries and other personnel costs related to management, finance and accounting functions, facilities, outside legal and professional fees, information-technology consulting and general corporate overhead costs. General and administrative expenses totaled approximately $312 thousand in the first quarter of 2008 as compared to approximately $584 thousand for the same quarter of the prior year, a decline of $272 thousand, or approximately 47%. During the second quarter of 2007 Tralliance reduced its administrative headcount resulting in a decrease in personnel costs of approximately $152 thousand in the three months ended March 31, 2008 as compared to the prior year. Travel and entertainment expense also declined by $123 thousand in the first quarter of 2008 as compared to the three months ended March 31, 2007.

Related Party Transactions.  Related party transaction expense consist of rent for the Company’s office space, fees associated with the outsourcing of the customer service, human resources and payroll processing functions, as well as certain common overhead costs that were allocated and charged to Tralliance by entities controlled by theglobe or its management. Related party transaction expense totaled approximately $348 thousand for the three months ended March 31, 2008, a $264 thousand increase from the $84 thousand recognized in the same period in 2007. In July 2007 responsibility for the management of Tralliance was transferred from New York to Fort Lauderdale with closure of the New York office and termination of staff. This resulted in an allocation of common overhead charges from theglobe of approximately $165 thousand in the three months ended March 31, 2008. These allocated common charges relate principally to management, accounting, human resources and administrative services. In November 2007, the Company increased the scope of customer services provided by an entity controlled by its Chairman, which resulted in a $93 thousand increase in related party transactions expense in the three months ended March 31, 2008 versus the three months ended March 31, 2007.

Depreciation and Amortization.  Depreciation and amortization expense totaled $50 thousand for the three months ended March 31, 2008 as compared to $55 thousand for the three months ended March 31, 2007, or a decline of $5 thousand.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Net Revenue.  Net revenue from continuing operations totaled $2.2 million for the year ended December 31, 2007 as compared to $1.4 million for the year ended December 31, 2006, an increase of approximately $821 thousand. Approximately $294 thousand or 36% of the increase resulted from net revenue generated by the sale of advertising on our search.travel website. The search.travel website was introduced in August 2006 as a travel related portal and search engine. As discussed in Note 3, “Related Party Transactions” in the Notes to Unaudited Financial Statements, the search.travel website was sold to an entity controlled by theglobe’s Chairman in December 2007. Total net revenue attributable to domain name registrations for the year ended December 31, 2007 was approximately $1.9 million versus $1.4 million in 2006. Total domain names registered as of December 31, 2007 and 2006 approximated 29,700 and 22,100, respectively (excluding bulk names). Net revenue attributable to such domain name registrations is recognized as revenue on a straight-line basis over the term of the registrations.

Cost of Revenue.  Cost of revenue totaled $420 thousand for the year ended December 31, 2007 as compared to $455 thousand for the year ended December 31, 2006. Cost of revenue consists primarily of fees paid to third party service providers which furnish outsourced services, including verification of registration eligibility, maintenance of the “.travel” directory of consumer-oriented registrant travel data, as well as other services related to domain registrations. Fees for some of these services vary based on transaction levels or transaction types. Fees incurred for outsourced services are generally deferred and amortized to cost of revenue over the term of the related domain name registration. The principal factor contributing to the $35 thousand decrease in cost of revenue as compared to the prior year was due to Tralliance performing more verifications of registration eligibility in-house during 2007 as opposed to using a third party provider. Cost of revenue as a percent of net revenue attributable to domain name registrations was approximately 18.8% for 2007 as compared to 32.3 % for 2006.

Sales and Marketing.  Sales and marketing expenses consist primarily of salaries and related expenses of sales and marketing personnel, commissions, advertising and marketing costs, public relations expenses and promotional activities. Sales and marketing expenses totaled $1.8 million for the year ended December 31, 2007, a decrease of approximately $1.4 million from the $3.1 million reported for 2006. Beginning in August 2006 Tralliance incurred certain significant expenses, including $533 thousand related to a targeted television and internet advertising campaign introducing its travel related search engine www.search.travel. Also on November 22, 2006, the Company entered into certain marketing services agreements with two entities and issued 10,000,000 warrants to the controlling shareholder of the entities as consideration. The fair value attributable to the warrants of $515 thousand, as calculated using the Black Scholes model, was charged to sales and marketing expenses of Tralliance as this is where the two entities agreed to focus their marketing efforts. Further contributing to the decrease in sales and marketing expense in the year ended December 31, 2007 from the prior year was a $337 thousand reduction in public relations expense.

General and Administrative Expenses.  General and administrative expenses consist primarily of salaries and other personnel costs related to management, finance and accounting functions, facilities, outside legal and professional fees, information-technology consulting, directors and officers insurance, bad debt expenses and general corporate overhead costs. General and administrative expenses totaled approximately $1.9 million in the year ended December 31, 2007 as compared to $1.6 million for the prior year, an increase of approximately $311 thousand. Personnel costs increased approximately $418 thousand in comparison to the year ended December 31, 2006. Beginning in 2006 and throughout 2007 Tralliance hired additional staff to accommodate increased verification and registry activities. Additionally, during 2007 certain employees of the VoIP telephony services division were reassigned to Tralliance. This increase was partially offset by a decrease in travel and entertainment expenses of $220 thousand.

Related Party Transactions.  Related party transactions expense consist of rent for the Company’s office space, fees associated with the outsourcing of the customer service, human resources and payroll processing functions, as well as certain common overhead costs that were allocated and charged to Tralliance by entities controlled by theglobe or its management. Related party transaction expense totaled approximately $902 thousand for the year ended December 31, 2007, a $741 thousand increase from the $161 thousand recognized in the same period in 2006. During 2007, Tralliance Partners International (“TPI”), a wholly owned subsidiary of theglobe, entered into a number of marketing and promotional service agreements with various third party consultants to promote the “.travel” domain name internationally. As a result of these agreements a total of $101 thousand in fees were incurred by TPI and charged back to Tralliance during the ended December 31, 2007. In July 2007 responsibility for the management of Tralliance was transferred from New York to Fort Lauderdale with closure of the New York office and termination of staff. This resulted in an increase of $364 thousand in the allocation of common overhead costs from theglobe. These allocated common charges relate principally to management, accounting, human resources and administrative services. In November 2007, the Tralliance increased the scope of customer services provided by an entity controlled by its Chairman, which resulted in a $66 thousand increase in related party transactions expense in the year ended December 31, 2007 versus the year ended December 31, 2006. Also, as a result of consolidating Tralliance’s operations and increased staff in Fort Lauderdale rent expense increased $209 thousand in the year ended December 31, 2007 compared to the prior year.

Depreciation and Amortization.  Depreciation and amortization expense totaled $231 thousand for the year ended December 31, 2007 as compared to $233 thousand for the prior year a decrease of approximately $2 thousand.

Other Income (Expense), Net.  For the year ended December 31, 2007 Other Income, net which consisted of the gain on the sale of search.travel, was approximately $380 thousand compared to $21 thousand the previous year.

Liquidity and Capital Resources

Cash Flow Items

Three Months Ended March 31, 2008 Compared to the Three Months Ended March 31, 2007

As of March 31, 2008, we had a zero balance in cash and cash equivalents as compared to $216 thousand as of December 31, 2007. Net cash flows used in operating activities totaled approximately $216 thousand and approximately $627, for the three months ended March 31, 2008 and 2007, respectively, or a decrease of approximately $411 thousand. Such decrease was attributable primarily to a lower net loss from continuing operations for the three months ended March 31, 2008 compared to the three months ended March 31, 2007.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

As of December 31, 2007, we had approximately $216 thousand in cash and cash equivalents as compared to a zero balance as of December 31, 2006. Net cash flows used in operating activities were $2.1 million and $3.4 million for the years ended December 31, 2007 and 2006, respectively. The period-to-period decrease in net cash and cash equivalents used in operating activities resulted primarily from the impact of lower net losses in 2007 compared to 2006, as well favorable working capital changes in 2007 compared to 2006.

Net cash and cash equivalents provided by investing activities were approximately $407 thousand during the year ended December 31, 2007 compared to a use of $72 thousand for investing activities the previous year. The increase resulted from proceeds of $380 thousand received from the sale of search.travel in December 2007.

Future and Critical Need For Capital

Certain matters related to the liquidity and financial condition of Tralliance and theglobe, Tralliance’s parent company, raise substantial doubt about both Tralliance’s and theglobe’s ability to continue as going concerns. Both Tralliance and theglobe have suffered recurring losses from operations since inception and management believes that both Tralliance and theglobe will continue to be unprofitable in the foreseeable future. At March 31, 2008, theglobe had a net working capital deficit of approximately $9.9 million inclusive of a cash and cash equivalents balance of approximately $336 thousand. Such working capital deficit included an aggregate of $4,650,000 in secured convertible demand debt, related accrued interest of approximately $1.1 million and accounts payable totaling approximately $644,000 due to entities controlled by Michael S. Egan, theglobe’s Chairman and Chief Executive Officer.

In addition, theglobe received a report from its independent accountants, relating to its December 31, 2007 audited financial statements containing an explanatory paragraph stating that its recurring losses from operations and its accumulated deficit raise substantial doubt about its ability to continue as a going concern. As Tralliance is a wholly-owned subsidiary of theglobe, such going concern doubt also extends to Tralliance.

Based upon theglobe’s current financial condition, as discussed above, and without the infusion of additional capital, theglobe management does not believe theglobe will be able to fund its operations, including the operations of Tralliance, beyond the second quarter of 2008. Although there is no commitment to do so, any such additional capital would most likely come from Mr. Egan or affiliates of Mr. Egan or theglobe as theglobe currently has no access to credit facilities and has historically relied upon borrowings from related parties to meet short-term liquidity needs. In addition to raising capital, theglobe’s longer term financial viability is also dependent upon its ability to (i) increase Tralliance net revenue levels (ii) decrease operating expenses and (iii) successfully settle disputed and other outstanding liabilities related to discontinued operations. Although it is theglobe’s preference to avoid filing for protection under the U.S. Bankruptcy Code, there can be no assurance that bankruptcy can be avoided. Should Tralliance be subjected to a bankruptcy proceeding that is not dismissed within sixty days, its contract with ICANN to serve as the registry for the “.travel” top-level Internet domain would be automatically terminated. In this event, we would likely be forced to permanently shutdown the business and operations of Tralliance.

As more fully discussed in Note 10, “Subsequent Events” in the accompanying Notes to Unaudited Financial Statements, on June 10, 2008, theglobe entered into a definitive agreement to sell substantially all of the business and net assets of Tralliance, and to issue 229,000,000 shares of theglobe’s Common Stock to The Registry Management Company, an entity controlled by Mr. Egan (the “Purchase Transaction”). In the event that the Purchase Transaction is consummated, Tralliance would cease to be an operating entity. Also, in this event, it is likely that Tralliance may not have adequate cash resources to pay certain remaining accounts payable and accrued expenses that will not be assumed by The Registry Management and that may exist as of the closing date of the Purchase Transaction. The payment of these remaining liabilities by Tralliance would be solely dependent upon funding received from theglobe. Based upon theglobe’s weak liquidity and financial condition, as discussed above, there can be no assurance that theglobe will have the ability to provide adequate funding in this regard.

Management’s Discussion of Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition, valuation of receivables, valuation of intangible and other long-lived assets and capitalization of computer software costs. Our accounting policies and procedures related to these areas are summarized below.

Revenue Recognition

The Company’s revenue was derived principally from the sale of Internet domain registrations. There is no certainty that event beyond anyone’s control such as economic downturns or significant decreases in the demand for our Internet domain registration services will not occur and accordingly, cause significant decreases in revenue. Internet services net revenue consists principally of registration fees for Internet domain registrations, which generally have terms of one year, but may be up to ten years. Such registration fees are reported net of transaction fees paid to an unrelated third party which serves as the registry operator for the Company. Net registration fee revenue is recognized on a straight line basis over the registrations term.

Valuation of Accounts Receivable

Provisions for the allowance for doubtful accounts are made based on historical loss experience adjusted for specific credit risks. Measurement of such losses requires consideration of the Company’s historical loss experience, judgments about customer credit risk, subsequent period collection activity and the need to adjust for current economic conditions.

Long-Lived Assets

The Company’s long-lived assets primarily consist of property and equipment, capitalized costs of internal-use software and values attributable to covenants not to compete.

Long-lived assets held and used by the Company and intangible assets with determinable lives are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We evaluate recoverability of assets to be held and used by comparing the carrying amount of the assets, or the appropriate grouping of assets, to an estimate of undiscounted future cash flows to be generated by the assets, or asset group. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market prices are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

Capitalization of Computer Software Costs

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over the expected useful life, or three years.

Impact of Recently Issued Accounting Standards

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”) which requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R requires, among other things, that in a business combination achieved through stages (sometimes referred to as a “step acquisition”) that the acquirer recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with this Statement).

SFAS 141R also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual, which in most types of business combinations will result in measuring goodwill as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We do not expect that the adoption of SFAS 141R will have a material impact on our financial statements.

In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). This Statement changes the way the consolidated income statement is presented. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. Currently, net income attributable to the non-controlling interest generally is reported as an expense or other deduction in arriving at consolidated net income. It also is often presented in combination with other financial statement amounts. SFAS 160 results in more transparent reporting of the net income attributable to the non-controlling interest. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 expands the scope of what entities may carry at fair value by offering an irrevocable option to record many types of financial assets and liabilities at fair value. Changes in fair value would be recorded in an entity’s income statement. This accounting standard also establishes presentation and disclosure requirements that are intended to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 was effective for the Company on January 1, 2008. The Company does not believe that SFAS No. 159 will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. SFAS No. 157 was effective for the Company on January 1, 2008. The Company does not believe that SFAS No. 159 will have a material impact on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying value of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The adoption of this standard did not have a material impact on the Company’s financial condition, results of operations or liquidity.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109, “Accounting for Income Taxes,” which clarifies accounting for and disclosure of uncertainty in tax positions. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 did not have a material effect on our consolidated financial position, cash flows and results of operations.

TRALLIANCE CORPORATION

TRALLIANCE CORPORATION

BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2008	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$—	$216,176	$—
Accounts receivable from related parties	12,724	412,050	—
Accounts receivable	26,636	4,213	45,870
Prepaid expenses	120,458	101,435	243,569
Total current assets	159,818	733,874	289,439
Property and equipment, net	25,037	35,748	135,718
Intangible assets	329,265	368,777	526,824
Other assets	3,200	3,200	—
Total assets	$517,320	$1,141,599	$951,981
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Due to parent	$34,790	$—	$58,166
Due to affiliate	114,193	96,089	—
Accounts payable to related parties	136,954	55,352	3,400
Accounts payable	183,319	219,701	292,759
Accrued expenses and other current liabilities	391,535	800,407	354,814
Deferred revenue	1,444,142	1,443,589	1,222,705
Total current liabilities	2,304,933	2,615,138	1,931,844
Deferred revenue	403,616	401,248	232,433
Total liabilities	2,708,549	3,016,386	2,164,277
Stockholders’ Deficit:
Common stock, $0.01 par value; 10,000 shares authorized; 100 shares issued at March 31, 2008, December 31, 2007 and December 31, 2006	1	1	1
Additional paid-in capital	6,166,077	6,166,077	4,217,329
Accumulated deficit	(8,357,307)	(8,040,865)	(5,429,626)
Total stockholders’ deficit	(2,191,229)	(1,874,787)	(1,212,296)
Total liabilities and stockholders’ deficit	$517,320	$1,141,599	$951,981

See Notes to Unaudited Financial Statements

TRALLIANCE CORPORATION

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
Net Revenue	$543,933	$431,742	$2,230,270	$1,408,737
Operating Expenses:
Cost of revenue	31,692	102,185	420,129	454,563
Sales and marketing	117,822	639,781	1,750,486	3,109,533
General and administrative	312,353	584,392	1,917,195	1,606,258
Related party transactions	348,288	83,940	902,335	161,299
Depreciation	10,710	15,352	73,108	44,364
Intangible asset amortization	39,512	39,511	158,047	188,211
	860,377	1,465,161	5,221,300	5,564,228
Loss from Operations	$(316,444)	$(1,033,419)	$(2,991,030)	$(4,155,491)
Other Income:
Interest income	—	—	—	4
Other income	2	—	379,791	21,130
	2	—	379,791	21,134
Loss before Provision for Income Taxes	(316,442)	(1,033,419)	(2,611,239)	(4,134,357)
Provision for Income Taxes	—	—	—	—
Net Loss	$(316,442)	$(1,033,419)	$(2,611,239)	$(4,134,357)

See Notes to Unaudited Financial Statements

TRALLIANCE CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIT
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2005	1	1	$782,988	$(1,295,269)	$(512,280)
Year Ended December 31, 2006:
Net loss	—	—	—	(4,134,357)	(4,134,357)
Investments from parent company	—	—	3,434,341	—	3,434,341
Balance, December 31, 2006	1	1	4,217,329	(5,429,626)	(1,212,296)
Year Ended December 31, 2007:
Net loss	—	—	—	(2,611,239)	(2,611,239)
Investments from parent company	—	—	1,948,748	—	1,948,748
Balance, December 31, 2007	1	$1	$6,166,077	$(8,040,865)	$(1,874,787)
Three Months Ended March 31, 2008:
Net loss	—	—	—	(316,442)	(316,442)
Balance, March 31, 2008	1	$1	$6,166,077	$(8,357,307)	$(2,191,229)

See Notes to Unaudited Financial Statements

TRALLIANCE CORPORATION

STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006
Cash Flows from Operating Activities:
Net loss	$(316,442)	$(1,033,419)	$(2,611,239)	$(4,134,357)
Adjustments to reconcile net loss from operations to net cash flows from operating activities:
Depreciation and amortization	50,223	54,863	231,155	232,575
Gain on sale of search.travel	—	—	(379,791)	—
Other	—	—	(3,409)	—
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable from related party	399,326	—	(412,050)	—
Accounts receivable, net	(22,423)	(7,602)	41,657	(45,870)
Prepaid and other current assets	(19,023)	4,448	142,134	94,789
Due to/from parent	34,790	(58,166)	(58,166)	15,171
Due from affiliate	18,104	—	96,089	—
Accounts payable	(36,382)	181,979	(73,058)	3,366
Accounts payable to related parties	81,602	5,070	51,952	(2,015)
Accrued expenses and other current liabilities	(408,872)	60,947	445,593	76,012
Deferred revenue	2,921	165,285	389,699	398,119
Net cash flows from operating activities	(216,176)	(626,595)	(2,139,434)	(3,362,210)
Cash Flows from Investing Activities:
Purchases of property and equipment	—	(30,593)	(31,637)	(72,131)
Transfer of assets from discontinued operations	—	(5,292)	—	—
Proceeds from sale of search.travel	—	—	380,000	—
Proceeds from the sale of property and equipment	—	—	58,499	—
Net cash flows from investing activities	—	(35,885)	406,862	(72,131)
Cash Flows from Financing Activities:
Proceeds from parent company investments	—	1,054,427	1,948,748	3,434,341
Net cash flows from financing activities	—	1,054,427	1,948,748	3,434,341
Net Increase (Decrease) in Cash and Cash Equivalents	(216,176)	391,947	216,176	—
Cash and Cash Equivalents, at Beginning of Period	216,176	—	—	—
Cash and Cash Equivalents, at End of Period	$—	$391,947	$216,176	$—

See Notes to Unaudited Financial Statements

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1) Organization and Summary of Significant Accounting Policies

Description of the Company

Tralliance Corporation (the “Company” or “Tralliance”) was incorporated in 2002 to develop products and services to enhance online commerce between consumers and the travel and tourism industries, including administration of the “.travel” top-level domain. In February 2003, Tralliance entered into a Loan and Purchase Option Agreement, as amended, with theglobe.com, inc (“theglobe”) in which theglobe agreed to fund, in the form of a loan, at the discretion of theglobe, Tralliance’s operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance. On May 5, 2005, the Internet Corporation for Assigned Names and Numbers (“ICANN”) and Tralliance entered into a contract whereby Tralliance was designated as the exclusive registry for the “.travel” top-level domain for an initial period of ten years. On May 9, 2005, theglobe exercised its option to acquire Tralliance and, as of that date, Tralliance became a wholly-owned subsidiary of theglobe.

In launching the “.travel” top-level domain registry, Tralliance adopted a phased approach consisting of three distinct stages. During the third quarter of 2005, Tralliance implemented phase one, which consisted of a pre-authentication of a limited group of potential registrants. During the fourth quarter of 2005, Tralliance implemented phase two, which involved the registration of the limited group of registrants who had been pre-authenticated. It was during this limited registration phase that Tralliance initially began collecting registration fees from its “.travel” registrars. Finally, in January 2006, Tralliance commenced the final phase of its launch, which culminated in live “.travel” registry operations.

Reference should be made to Note 9, “Subsequent Events”, regarding a proposed transaction whereby theglobe would sell Tralliance and issue 229,000,000 shares of theglobe’s Common Stock to a company controlled by Michael S. Egan, theglobe’s Chairman and Chief Executive Officer.

The accompanying financial statements include the accounts of Tralliance and reflect all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions relate to estimates of collectability of accounts receivable, the impairment of long-lived assets, accounts payable and accrued expenses and other factors. Actual results could differ from those estimates. In addition, the accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business (See Note 2, “Going Concern Considerations”).

Prepaid Expenses

Prepaid expenses consist primarily of fees paid to Tralliance’s third party service providers for various services related to domain name registrations. Fees for some of these services vary based on transaction levels or transaction types. Such fees are amortized to cost of revenue over the term of the related domain name registration.

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1) Organization and Summary of Significant Accounting Policies  – (continued)

of Long-Lived Assets.” If events or changes in circumstances indicate that the carrying amount of an asset, or an appropriate grouping of assets, may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset, or asset group. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market values are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

Long-lived assets are stated at cost, net of accumulated depreciation and amortization. Long-lived assets are depreciated using the straight-line method over the estimated useful lives of the related assets, as follows:

Estimated Useful Lives
Capitalized software	3 years
Equipment	3 years
Furniture and fixtures	3 – 7 years
Leasehold improvements	3 – 4 years
Intangible assets	5 years

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

Revenue Recognition

The Company’s revenue consists primarily of registration fees for Internet domain registrations, which generally have terms of one year, but may be up to ten years. Such registration fees are reported net of transaction fees paid to an unrelated third party which serves as the registry operator for the Company. Payments of registration fees are deferred when initially received and recognized as revenue on a straight-line basis over the registrations’ terms.

Advertising on the Company’s www.search.travel website was generally sold at a flat rate for a stated time period and was recognized on a straight-line basis over the term of the advertising contract. (See Note 3, “Related Party Transactions” for a discussion of the sale of the www.search.travel website on December 13, 2007).

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and marketing expense. Advertising costs incurred and expensed were approximately $11,000 and $82,000 for the three months ended March 31, 2008 and 2007, respectively. Advertising costs incurred and expensed were approximately $158,000 and $678,000 for the years ended December 31, 2007, and 2006, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(1) Organization and Summary of Significant Accounting Policies  – (continued)

in tax rates is recognized in the consolidated results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(2) Going Concern Considerations

Certain matters related to the liquidity and financial condition of Tralliance and theglobe, Tralliance’s parent company, raise substantial doubt about both Tralliance’s and theglobe’s ability to continue as going concerns. Both Tralliance and theglobe have suffered recurring losses from operations since inception and management believes that both Tralliance and theglobe will continue to be unprofitable in the foreseeable future. At March 31, 2008, theglobe had a net working capital deficit of approximately $9,888,000 inclusive of a cash and cash equivalents balance of approximately $336,000. Such working capital deficit included an aggregate of $4,650,000 in secured convertible demand debt, related accrued interest of approximately $1,071,000 and accounts payable totaling approximately $644,000 due to entities controlled by Michael Egan, theglobe’s Chairman and Chief Executive Officer.

In addition, theglobe received a report from its independent accountants, relating to its December 31, 2007 audited consolidated financial statements containing an explanatory paragraph stating that its recurring losses from operations and its accumulated deficit raise substantial doubt about is ability to continue as a going concern. Tralliance’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United Stated of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, Tralliance’s unaudited financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should it be unable to continue as a going concern.

Based upon theglobe’s current financial condition, as discussed above, and without the infusion of additional capital, theglobe management does not believe theglobe will be able to fund its operations, including the operations of Tralliance, beyond the end of the second quarter. Although there is no commitment to do so, any such additional capital would most likely come from Mr. Egan or affiliates of Mr. Egan or theglobe as theglobe currently has no access to credit facilities and has historically relied upon borrowings from related parties to meet short-term liquidity needs. In addition to raising capital, theglobe’s longer term financial viability is also dependent upon its ability to (i) increase Tralliance net revenue levels (ii) decrease operating expenses and (iii) successfully settle disputed and other outstanding liabilities related to its discontinued operations. Although it is theglobe’s preference to avoid filing for protection under the U.S. Bankruptcy Code, there can be no assurance that bankruptcy can be avoided. Should Tralliance be subjected to a bankruptcy proceeding that is not dismissed within sixty days, its contract with ICANN to serve as the registry for the “.travel” top-level Internet domain would be automatically terminated. In this event, we would likely be forced to permanently shutdown the business and operations of Tralliance.

As more fully discussed in Note 9, “Subsequent Events”, on June 10, 2008, theglobe entered into a definitive agreement to sell substantially all of the business and net assets of Tralliance, and to issue 229,000,000 shares of theglobe’s Common Stock to The Registry Management Company, an entity controlled by Mr. Egan (the “Purchase Transaction”). In the event that the Purchase Transaction is consummated, Tralliance would cease to be an operating entity. Also, in this event, it is likely that Tralliance may not have adequate cash resources to pay certain remaining accounts payable and accrued expenses that will not be assumed by The Registry Management Company and that may exist as of the closing date of the Purchase Transaction. The payment of these remaining liabilities by Tralliance would be solely dependent upon funding received from theglobe. Based upon theglobe’s weak liquidity and financial condition, as discussed above, there can be no assurance that theglobe will have the ability to provide adequate funding in this regard.

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(3) Related Party Transactions

On May 9, 2005, theglobe acquired 100% of the outstanding capital stock of Tralliance and at that time Tralliance became a wholly-owned subsidiary of theglobe. The purchase price paid by theglobe consisted of 2,000,000 shares of theglobe’s Common Stock, warrants to acquire 475,000 shares of theglobe’s Common Stock at an exercise price of $0.11 per share and $40,000 in cash. As part of the transaction, 10,000 shares of theglobe’s Common Stock were also issued to a third party in payment of a finder’s fee resulting from the acquisition. In addition, as part of the transaction, theglobe agreed to pay approximately $154,000 in outstanding liabilities of Tralliance immediately after the closing of the acquisition.

The Tralliance purchase price allocation was as follows:

Cash	$54,000
Other current assets	6,000
Intangible assets	790,000
Assumed liabilities	(370,000)
Deferred tax liability	(226,000)
$254,000

See Note 4, “Intangible Assets” for a discussion of the $790,000 portion of the purchase price that was allocated to Intangible Assets.

During the period from date of acquisition to December 31, 2005, and during the years ended December 31, 2006 and 2007, theglobe made investments in Tralliance of $ 529,101, $3,434,341 and $1,948,748, respectively.

As discussed more fully in Note 9, “Subsequent Events”, on June 10, 2008, theglobe entered into a definitive agreement to sell substantially all of the business and assets of Tralliance and to issue 229,000,000 shares of its Common Stock to The Registry Management Company, LLC for aggregate consideration of approximately $7,265,000. The Registry Management Company, LLC is a privately held entity controlled by the theglobe’s Chairman, of which theglobe’s remaining directors also own a minority interest.

On December 20, 2007, Tralliance entered into a Bulk Registration Co-Marketing Agreement (the “Co-Marketing Agreement”) with Labigroup Holdings, LLC (“Labigroup”), under Tralliance’s bulk purchase program. Labigroup is a private entity controlled by theglobe’s Chairman and theglobe’s remaining directors own a minority interest in Labigroup. Under the Co-Marketing Agreement, Labigroup committed to purchase a predetermined minimum number of “.travel” domain names on a bulk basis from an accredited “.travel” registrar of its own choosing and to establish a predetermined minimum number of related “.travel” websites. As consideration for the “.travel” domain names to be purchased under the Co-Marketing Agreement, Labigroup agreed to pay certain fixed fees and make certain other payments including, but not limited to, an ongoing royalty calculated as a % share of its net revenue, as defined in the Co-Marketing Agreement (the “Labigroup Royalties”), to Tralliance. The Co-Marketing Agreement has an initial term which expires September 30, 2010 after which it may be renewed for successive periods of two and three years, respectively. During the period from December 20, 2007 through December 31, 2007, Labigroup registered 164,708 “.travel” domain names under the Co-Marketing Agreement. As of December 31, 2007, Labigroup had paid $262,500 and was obligated to pay an additional $412,050 in fees and costs to Tralliance under the Co-Marketing Agreement. The $412,050 Labigroup receivable was collected in full during the first quarter of 2008. Additionally, during the first quarter of 2008, Labigroup registered an additional 4,285 “.travel” domain names and incurred additional fees and costs of $17,140 under the Co-Marketing Agreement, of which $12,724 remained outstanding at March 31, 2008. All such fees and costs charged to Labigroup during 2007 and the first quarter of 2008, which are equal to the amount of incremental fees and costs incurred by Tralliance in registering these bulk purchase names, have been treated as a reimbursement of these incremental fees and costs in the Company’s financial statements. The Company plans to recognize revenue related to this

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(3) Related Party Transactions  – (continued)

Co-Marketing Agreement only to the extent that Labigroup Royalties are earned. No such revenue has been recorded during 2007 or the first quarter of 2008.

On December 13, 2007, Tralliance entered into and closed an Assignment, Conveyance and Bill of Sale Agreement with Search.Travel, LLC (“Search.Travel”). Pursuant to this agreement, Tralliance sold all of its rights relating to the www.search.travel domain name, website and related assets to Search.Travel for a purchase price of $380,000, which was paid in cash at the closing date. Search.Travel is a private entity controlled by theglobe’s Chairman, of which theglobe’s remaining directors also own a minority interest. The purchase price was determined by theglobe’s Board of Directors taking into account the valuation given to the assets by an independent investment banking firm. A gain on the sale of search.travel in the amount of $379,791 was recognized and has been included within Other Income in the Statement of Operations for the year ended December 31, 2007.

Tralliance subleased office space in New York City on a month-to-month basis from an entity controlled by its former President. A total of approximately $13,000 and $41,000 in rent expense related to this month-to-month sublease was included in the accompanying statement of operations for the years ended December 31, 2007 and 2006, respectively. This sub-lease was terminate in June 2007.

Commencing January 1, 2007, Tralliance began to sub-lease office space in Fort Lauderdale, Florida on a month-to-month basis from theglobe, its parent company. A total of approximately $41,000 and $238,000 related to this sub-lease was recognized during the three months ended March 31, 2008 and the year ended December 31, 2007, respectively.

Commencing November 1, 2007, an entity controlled by theglobe’s Chairman and Chief Executive Officer began to provide various customer services for Tralliance in connection with the registration of “.travel” domain names. A total of $81,954 and $55,000 related to such services was recognized during the three months ended March 31, 2008 and the year ended December 31, 2007, respectively. Balances of $136,954 and $55,000 related to such services remained unpaid at March 31, 2008 and December 31, 2007, respectively.

During 2007, Tralliance Partners International Corporation (“TPI”) a wholly-owned subsidiary of thglobe, entered into a number of marketing and promotional services agreements with various third party consultants. Under these agreements, the third party consultants agreed to promote the “.travel” domain name in designated international markets in exchange for the payment of certain fees by TPI. A total of $18,104 and $101,089 in fees were incurred by TPI and charged back to Tralliance during the three months ended March 31, 2008 and the year ended December 31, 2007, respectively. Balances of $114,193 and $96,089 related to such fees remained unpaid at March 31, 2008 and December 31, 2007, respectively.

Additionally, during all periods presented certain common overhead costs were incurred by theglobe for the benefit of both theglobe and Tralliance. A portion of these costs were allocated and charged to Tralliance by theglobe. These allocated charges related principally to management, accounting, human resources, and administrative services, as well as legal, audit, insurance, utilities, and other miscellaneous costs. During the three months ended March 31, 2008, a total of $195,580 of such charges was recognized. During the years ended December 31, 2007 and 2006, a total of $483,708 and $120,000 of such charges were recognized.

(4) Intangible Assets

Upon acquisition of Tralliance by theglobe, the then existing CEO and CFO of Tralliance entered into employment agreements, which included certain non-compete provisions, whereby each would agree to remain in the employ of Tralliance for a period of two years in exchange for annual base compensation totaling $200,000 to each officer, plus participation in a bonus pool based upon the pre-tax income of the venture. During 2007, the employee agreements for these two individuals expired and their employment with the Company was terminated.

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(4) Intangible Assets  – (continued)

For all periods presented, intangible assets consist of the $790,236 value assigned to the non-compete agreements which is being amortized on a straight-line basis over five years. Related accumulated amortization at March 31, 2008, December 31, 2007 and December 31, 2006 totaled $460,971, $421,459 and $263,412 respectively.

During the three months ended March 31, 2008 and 2007, intangible asset amortization expense related to the non-compete agreements totaled $39,512 and $39,512, respectively. During the years ended December 31, 2007 and 2006, intangible asset amortization expense related to the non-compete agreements totaled $158,047 and $188,211, respectively.

As of December 31, 2007, future annual amortization expense of such intangible assets is projected to be: $158,047 for each of 2008 and 2009 and $52,683 in 2010.

(5) Property and Equipment

Property and equipment consisted of the following:

	March 31, 2008	December 31,
		2007	2006
Equipment	$65,660	$65,660	$7,481
Capitalized software costs	119,863	119,863	184,513
	185,523	185,523	191,994
Less: Accumulated depreciation and amortization	160,486	149,775	56,276
	$25,037	$35,748	$135,718

(6) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	March 31, 2008	December 31,
		2007	2006
Accrued registry transaction fees	$239,038	$660,744	$160,930
Other	152,497	139,663	197,884
	$391,535	$800,407	$358,814

(7) Income Taxes

The temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 2008, December 31, 2007 and 2006 primarily relate to net operating losses, accrued compensation, intangible assets and accrued expenses.

Because of the Company’s lack of earnings history, the net deferred tax assets have been fully offset by a 100% valuation allowance. The valuation allowance for net deferred tax assets was $2.362 million, $2.245 million and $1.312 million as of March 31, 2008, December 31, 2007 and 2006, respectively. The net change in the total valuation allowance was $117,000, $933,000 and $1.312 million for the years ended March 31, 2008, December 31, 2007 and 2006, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets, which consist of tax benefits primarily from net operating loss carryforwards, is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(7) Income Taxes  – (continued)

At March 31, 2008, the Company had net operating loss carryforwards available for U.S. tax purposes of approximately $5.998 million. These carryforwards expire through 2028. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the utilization of net operating loss carryforwards may be limited under the change in stock ownership rules of the Code. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, the Company has substantially limited the availability of its net operating loss carryforwards. There can be no assurance that the Company will be able to avail itself of any net operating loss carryforwards.

(8) Commitments

Registry Commitments

Tralliance has entered into various agreements with unrelated third parties for the outsourcing of certain marketing, administrative and registry functions. Fees for some of these services vary based on transaction levels, but the agreements generally provide for annual and/or monthly payments, and in the case of one agreement specifies minimum payments of $100,000 annually. The term of the agreement which specifies the minimum payment of $100,000 annually continues for as long as the agreement designating Tralliance as the sole registry for the “.travel” top-level domain by the Internet Corporation for Assigned Names and Numbers (“ICANN”) is in effect, including any renewal periods. The initial term of the agreement with ICANN is ten years. Commitments under such marketing, administrative and registry agreements are as follows:

Year Ending December 31:
2008	$235,000
2009	110,000
2010	110,000
2011	110,000
2012	110,000
Thereafter	$284,000
959,000

Operating Leases

Tralliance, from date of acquisition on May 9, 2005, subleased office space in NYC on a month-to-month basis from an entity controlled by its former President. This sub-lease was terminated in June 2007. A total of approximately $13,000 and $41,000 in rent expense related to this sub-lease was recognized during the years ended December 31, 2007 and 2006, respectively.

Commencing January 1, 2007 Tralliance began to sub-lease office space in Fort Lauderdale, Florida on a month-to-month basis from theglobe, its parent company. A total of approximately $41,000 and $46,000 related to this sublease was recognized during the three months ended March 31, 2008 and 2007, respectively. A total of approximately $238,000 related to this sub-lease was recognized during the year ended December 31, 2007.

As a result of the subleases discussed above, total rent expense recognized by Tralliance during the three months ended March 31, 2008 and 2007 was approximately $41,000 and $54,000, respectively. Total rent expense recognized by Tralliance during the years ended December 31, 2007 and 2006 was approximately $251,000 and $41,000, respectively. As of March 31, 2008 and December 31, 2007, Tralliance has no commitments for future minimum lease payments under non-cancellable operating leases with initial terms of one year or more.

THEGLOBE.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(9) Subsequent Events

On June 10, 2008 theglobe entered into a definitive agreement to sell substantially all of the business and net assets of its Tralliance subsidiary and to issue 229,000,000 shares of its Common Stock to The Registry Management Company, LLC, a privately held entity controlled by Michael S. Egan, theglobe.com’s Chairman, CEO and controlling investor (the “Purchase Transaction”).

As part of the purchase consideration for the Purchase Transaction, Mr. Egan and certain of his affiliates will exchange and surrender all of their right, title and interest to certain secured demand convertible promissory notes accrued and unpaid interest thereon, as well as accrued and unpaid rent and miscellaneous fees that are due and outstanding as of the date of the closing of the Purchase Transaction. At March 31, 2008, amounts due under the secured demand convertible promissory notes, accrued and unpaid interest thereon, and accrued and unpaid rent and miscellaneous fees totaled $4,650,000, $1,071,000 and $644,000, respectively, which amounts collectively equal $6,365,000.

As additional consideration, The Registry Management Company will pay an earn-out to theglobe equal to 10% (subject to certain minimums) of The Registry Management Company’s net revenue derived from “.travel” names registered by The Registry Management Company through May 5, 2015. The total net present value of the minimum guaranteed earn-out payments is estimated to be approximately $1,300,000, bringing the total purchase consideration for the Purchase Transaction to approximately $7,665,000 (based upon March 31, 2008 liability balances as discussed above).

On June 10, 2008, Dancing Bear Investments, Inc., an entity controlled by Michael S. Egan, converted $400,000 of secured demand convertible promissory notes into 40,000,000 shares of theglobe’s Common Stock, thereby having the effect of reducing the total purchase consideration to be paid in connection with the Purchase Transaction by $400,000.

The terms of the Purchase Transaction are substantially the same as the terms contemplated under a previous letter of intent agreement, which was entered into and announced on February 1, 2008. The Purchase Transaction is subject to the receipt of an independent fairness opinion and the approval by the majority of theglobe stockholders by written consent, with no meeting of shareholders or solicitation of proxies required or contemplated at the present time. The Purchase Transaction is expected to close sometime during the third quarter of 2008.

ANNEX A
(the Purchase Agreement)

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is entered into as of June 10, 2008 by and among The Registry Management Company, LLC, a Florida limited liability company (the “Buyer”), Tralliance Corporation, a New York corporation (the “Seller”), and theglobe.com, Inc., a Delaware corporation (the “Parent”). The Buyer, Seller and Parent are sometimes collectively referred to as the “Parties” or individually as a “Party”).

RECITALS

A. The Seller is in the business of enhancing the identity and presence of the travel industry on the Internet by delivering products and services in the .travel top level domain (TLD); the travel industry global products and services database; and new value-added products and services designed to support the travel industry’s use of the .travel TLD (collectively, the “Business”).

B. Parent owns all of the issued and outstanding capital stock of the Seller.

C. Seller wishes to sell and Buyer wishes to purchase, substantially all of the Assets of the Seller, subject to the assumption of certain of the liabilities of the Seller, upon the terms and subject to the conditions set forth in this Agreement.

D. Parent also wishes to issue and sell, and the Buyer wishes to purchase, 229,000,000 shares of Parent’s common stock, $.001 par value per share (the “Shares”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and intending to be legally bound, Buyer, Seller and Parent hereby agree as follows:

ARTICLE 1
SALE AND TRANSFER OF ASSETS AND SHARES

1.1 Certain Terms.  Certain capitalized terms used in this Agreement are defined in Article 12.

1.2 Basic Transaction.  On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from (A) Parent, and Parent agrees to sell to the Buyer, all of the Shares, and from (B) the Seller, and the Seller agrees to sell to the Buyer, all of the Seller’s right, title and interest in and to all of the Seller’s assets used in the Business (other than the Excluded Assets) (all of such purchased assets being collectively referred to as “Purchased Assets”). Without limiting the generality of the foregoing, the Purchased Assets shall include all of the following assets of the Seller existing on the Closing Date:

(i) all goodwill relating to the Business;

(ii) all tangible personal property;

(iii) all Contracts that are set forth on Schedule 1.2(a)(iii) hereof (the “Assumed Contracts”);

(iv) all Permits, to the extent transferable;

(v) all of the Seller’s books and records relating to the Business (including without limitation, all products formulations and proprietary methods and know-how), the Purchased Assets and the Assumed Liabilities of the Seller other than the Excluded Assets;

(vi) all of the other intangible assets of the Seller, including, without limitation, Intellectual Property assets, including without limitation all rights of Seller to use of the name “Tralliance” and “.travel;”

(vii) all insurance policies (to the extent transferable), claims and benefits, including, without limitation, rights and proceeds, arising from or relating to the Purchased Assets and/or the Assumed Liabilities prior to the Closing Date;

(viii) all claims of the Seller against third parties relating to the Purchased Assets and/or the Assumed Liabilities, whether known or unknown, fixed or contingent;

(ix) security deposits relating to leases and utilities; and

(x) all other Assets of every kind, nature and description, tangible or intangible, owned by Seller and used or held for use in connection with the Business.

1.3 Excluded Assets.  The following assets of the Seller existing on the Closing Date (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of the Seller after the Closing:

(i) all minute books, corporate seals, stock record books and stock transfer records of the Seller and tax returns and tax records of the Seller and records pertaining to the Excluded Assets;

(ii) all Contracts which are not assumed pursuant to Section 1.4 below;

(iii) all cash and bank accounts of Seller; and

(iv) all Accounts Receivable from customers, including Affiliates of the Seller (including Parent and any wholly-owned subsidiaries of Parent), taxing authorities or other third Party due to Seller.

1.4 Assumed Liabilities.  At the Closing, Buyer shall assume only those Liabilities arising after the Closing Date under the Assumed Contracts identified on Schedule 1.2(a)(iii) (the Liabilities to be assumed being called collectively “Assumed Liabilities”). Except as expressly provided in this Agreement and the Assignment and Assumption Agreement, Buyer shall not assume or be liable, nor be deemed to have assumed or be liable for, any Liability of Seller of any nature whatsoever.

1.5 Payment of Purchase Price.

(a) The Purchase Price shall be determined under and payable in the manner provided in this Agreement.

(b) Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay or deliver, or cause to be paid or delivered, to Parent the following (collectively, the “Purchase Price”):

(i) exchange and surrender to Parent all of their right, title and interest to the convertible promissory notes described on Schedule 1.5(b)(i) attached hereto (the “Convertible Notes”), together with all accrued and unpaid interest thereon (including on an additional $400,000 of such Convertible Notes held by Dancing Bear Investments, Inc. which are anticipated to be converted in the near future) through the Closing Date, which aggregate $5,398,439 as of May 31, 2008;

(ii) release of the Seller and Parent of all of the Buyer’s and its applicable Related Parties interest in and to outstanding rent and miscellaneous fees due and unpaid to the Buyer or its Related Parties through the Closing Date, which aggregate $722,220 as of May 31, 2008, as more particularly described on Schedule 1.5(b)(ii) attached hereto, and

(iii) pay an earn-out to the Parent equal to 10% of the Buyer’s net revenue derived from “.travel” names registered by the Buyer through May 5, 2015, on the terms and conditions of and as more particularly described in the Earn-out Agreement (as hereinafter defined).

1.6 The Closing.  The purchase and sale of the Shares and the Purchased Assets provided for in this Agreement shall take place at a closing (the “Closing”) at the offices of Stearns Weaver Miller Weisller Alhadeff & Sitterson, P.A. at 200 East Las Olas Boulevard, Suite 2100, Ft. Lauderdale, FL 33301 at 10:00 a.m. (local time) on the date hereof or at such other time and place as the Parties may agree (the “Closing Date”).

1.7 Closing Deliveries.

(a) At or prior to the Closing, the Seller shall deliver, or cause to be delivered, to Buyer:

(i) the Purchased Assets;

(ii) a Bill of Sale in the form of Exhibit “A,” dated the Closing Date, and duly executed by the Seller in favor of the Buyer;

(iii) an Assignment and Assumption Agreement in the form of Exhibit “B”, dated the Closing Date, and duly executed by the Seller;

(iv) a copy of the Seller’s Certificate of Incorporation (and all amendments) certified by the New York Secretary of State and a copy of the Seller’s Bylaws certified by the corporate secretary of the Seller;

(v) a good standing certificate issued by the State of New York with regard to the Seller; and

(vi) such other certificates, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer dated the Closing Date and duly executed by the Seller.

(b) At or prior to the Closing, Parent shall deliver, or cause to be delivered, to Buyer:

(i) stock certificates representing the Shares issued in the name of the Buyer;

(ii) a good standing certificate issued by the State of Delaware with regard to Parent;

(iii) the Earn-out Agreement; and

(iv) such other certificates, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer dated the Closing Date and duly executed by Parent.

(c) At or prior to the Closing, Buyer shall deliver to Parent or the Seller, as applicable:

(i) the original Convertible Notes;

(ii) the Assignment and Assumption Agreement in the form of Exhibit “B”, dated the Closing Date, and duly executed by the Buyer;

(iii) a copy of the Buyer’s Certificate of Formation (and all amendments) certified by the Florida Secretary of State and a copy of the Buyer’s Operating Agreement certified by the corporate secretary of the Buyer;

(iv) a certificate of “active status” issued by the State of Florida with regard to the Buyer;

(v) the Earn-Out Agreement described in Section 1.8 hereof;

(vi) the Employment Termination Agreements described in Section 8.8 hereof; and

(vii) such other certificates, documents and other instruments of transfer and conveyance as may reasonably be requested by Parent or the Seller, each in form and substance satisfactory to Parent and Seller dated the Closing Date and duly executed by the Buyer or its Related Parties, as appropriate.

1.8 Earn-Out Agreement.  The Buyer shall pay to the Parent an earn-out equal to 10% of certain revenues of the Buyer derived from “.travel” names registered by the Buyer through May 5, 2015, as more particularly described in that certain Earn-out Agreement substantially in the form attached hereto as Exhibit “C” (the “Earn-out Agreement”). The Parties acknowledge that the minimum earn-out shall be no less than the Cumulative Minimum Payment Amount (as defined in Section 1.2 of the Earn-out Agreement) and that Buyer shall further guaranty that such payments will be no less that $300,000 in the first year following the Closing Date and increasing by $25,000 in each subsequent year (except that the final partial year will be prorated) until the end of the term.

1.9 Assignment of Contracts.  Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to sell, transfer, sublease or assign any material Contract (or any claim or right or any benefit arising thereunder or resulting therefrom) if the attempted sale, transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or materially affect the rights of the Buyer thereunder. Seller and Parent shall use their commercially reasonable efforts to obtain the consent of the other party to any material Contract to the sale, transfer, sublease or assignment thereof to the Buyer in all cases in which such consent is required for the sale, transfer, sublease or assignment of any material Contract. If any such consent is not obtained and the Closing occurs, Seller and Parent shall use their commercially reasonable efforts to cooperate with the Buyer in reasonable and lawful arrangements designed to provide for the Buyer the benefits of such Contract, including (a) adherence to reasonable procedures established by the Buyer for the immediate transfer to the Buyer of any payments or other funds received by Seller or Parent thereunder and (b) enforcement for the benefit of the Buyer of any and all rights of Seller thereunder against the other party or parties thereto arising out of the breach or cancellation thereof by such other party or parties or otherwise.

ARTICLE 2
CERTAIN OTHER AGREEMENTS

2.1 Tax Treatment.  The Parties agree that the Parent and Seller shall be treated as selling the Purchased Assets and Shares, respectively, to the Buyer in exchange for the aggregate of the Purchase Price (including the Earn-Out) and the Assumed Liabilities in accordance with Section 707(a)(2)(B) of the Code and the Treasury Regulations promulgated thereunder.

2.2 Purchase Price Allocation.  Prior to the Closing the Parties shall agree upon the allocation of the Purchase Price (and all other capitalized costs) (i) as between the Shares and the Purchased Assets as a whole and (ii) among the Purchased Assets in accordance with Code Section 1060 and the Treasury Regulations thereunder, which allocations shall be binding upon the Parties. Buyer, Parent and Seller (and the Shareholders) and each of their Affiliates shall take all actions and file all Tax Returns (including, but not limited to IRS Form 8594 “Asset Acquisition Statement”) consistent with such allocation unless required to do so by law and, in such event, such Party shall provide advance written notice to the other detailing (i) the reasons surrounding such inconsistent position and (ii) the position to be taken by such Party.

2.3 Tax Matters.  Before and after the Closing, Seller, Parent and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees and agents to reasonably cooperate, in preparing and filing all Tax Returns, in resolving any audits or disputes relating to Taxes and in connection with any other matters relating to Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges incurred in connection with the transactions contemplated by this Agreement shall be split between the Seller and Buyer.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

The Parent and the Seller, jointly and severally, represent and warrant to the Buyer as of the date hereof:

3.1 Organization; Authority.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Parent and Seller are each duly licensed or qualified to do business as a foreign entity, and are each in good standing in each jurisdiction where the failure to have such qualification would result in a Material Adverse Effect. True and complete copies of the charter and bylaws, including any amendments thereto through the date hereof (certified as of a recent date hereof by the Secretary of Parent or Seller, as applicable), of each of Parent and Seller have been delivered to Buyer.

(b) Parent and Seller each have all requisite corporate power and authority to (i) execute and deliver this Agreement, the other Transaction Documents to which each is a party (the “Parent Transaction Documents”) and any related agreements to which either of them is a party and to perform the transactions contemplated hereby and thereby (the “Contemplated Transaction”), (ii) to operate its business and to carry on its business as presently conducted, and (iii) to own, lease and otherwise hold its properties and assets.

3.2 Authority Relative to the Transaction Documents; Issuance of Shares.

(a) Parent and Seller have all requisite corporate authority and power to execute and deliver this Agreement and the other Parent Transaction Documents to which it is or will become a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Parent Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly and validly authorized by all required corporate and stockholder action on the part of Parent and by all required corporate and stockholder action on the part of Seller and no other corporate, shareholder or other proceedings on the part of Parent or Seller (other than stockholder approval by the stockholders of the Parent) are necessary to authorize this Agreement or the other Parent Transaction Documents or to consummate the Contemplated Transactions. The Parent Transaction Documents have been duly and validly executed and delivered by Parent and Seller as applicable, and, assuming the Parent Transaction Documents have been duly authorized, executed and delivered by Buyer, the Parent Transaction Documents constitute the valid and binding agreement of Parent and Seller enforceable against Parent and Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

(b) The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than those imposed through acts or omissions of the Buyer thereof), and will not be subject to preemptive rights or other similar rights of shareholders of the Parent and will not impose personal liability upon the holder thereof.

3.3 Non-Contravention.  Except as listed on Schedule 3.3, the execution and delivery by Parent and Seller of this Agreement and the Parent Transaction Documents and the consummation by the Parent and Seller of the Contemplated Transactions will not (a) violate or conflict with any provision of their respective charters or bylaws, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which either Parent or Seller is a party; (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance; or (d) violate any statute, law, ordinance, guideline, interpretation, judgment, decree, order, regulation or rule of any Governmental Authority (as defined herein). The execution and delivery of this Agreement by Parent and Seller and the performance of this Agreement, the Parent Transaction Documents and the related or Contemplated Transactions by Parent and Seller will not require filing or registration with, or the issuance of any Permit by, any Person or Governmental Authority under any applicable Law (other than any obligations to file an Information Statement and other reports as required by the Exchange Act (as defined herein) or any contracts to which Parent and Seller is a party.

3.4 Compliance with Law.  Except as set forth on Schedule 3.4, the Business has been conducted in accordance with all applicable Laws (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Seller has complied with, and is in compliance with (a) all Laws applicable to Seller or any of its properties and (b) all terms and provisions of all Contracts to which Seller is a party, or to which the Purchased Assets or the Business is subject (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Except as set forth in Schedule 3.4 hereto, neither Parent nor Seller has committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any Law with respect to the Business (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Neither the Parent nor Seller is subject to any decree, injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority which could impair its ability to consummate the transactions contemplated hereby or adversely affect Buyer’s ownership of the Purchased Assets or conduct of the Business from and after Closing.

3.5 SEC Documents; Financial Statements.

(a) Since January 1, 2006, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (“SEC Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The SEC Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent and Seller (as it relates to Seller and the Business) as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As at the respective dates of the SEC Financial Statements, there were no material liabilities or obligations of Parent (whether absolute or contingent) except for those liabilities and obligations reflected on or adequately reserved for therein. To the knowledge of the executive officers of Parent, no information provided by or on behalf of Parent to Buyer or which is included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.

(b) Certain Financial Information.  Parent has delivered to Buyer complete and correct copies of (i) unaudited financial statements for the Seller as of and for the calendar year ended December 31, 2006 and 2007, including balance sheets and related statements of income and cash flows; and (ii) the unaudited financial statements for Seller as of and for the three months ended March 31, 2008 (the “Balance Sheet Date”), including balance sheets and related statements of income and cash flows (collectively, the “Seller Financial Statements”, and together with the SEC Financial Statements, the “ Financial Statements”), copies of which are attached as Schedule 3.5(b) hereto. The unaudited balance sheet of the Seller as of the Balance Sheet Date is hereinafter referred to as the “Balance Sheet”. Each of the Seller Financial Statements has been prepared in accordance with GAAP, applied on a consistent basis throughout the relevant periods (except as may be otherwise indicated in such Seller Financial Statements or the notes thereto), and fairly presents in all material respects the assets, liabilities and financial position of Seller as of such dates and for the periods indicated subject, in the case of unaudited financial statements, to normal year end adjustments. Since the Balance Sheet Date, there has been no change in any of the significant accounting policy practices or procedures of Parent or Seller.

3.6 Consents.  Except as set forth on Schedule 3.6 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Person or Governmental Authority is required for the execution and delivery by Parent and Seller of this Agreement and the Parent’s Transaction Documents or for the consummation by Seller and Parent of the Contemplated Transactions. Except as set forth on Schedule 3.6, no consent of any third party, the failure of which to obtain may have a Material Adverse Effect, is required for the transfer of the Purchased Assets.

3.7 Litigation.  Except as set forth on Schedule 3.7 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Seller, (ii) relating to or affecting the ability of Parent or Seller to execute this Agreement or the Parent’s Transaction Documents or consummate the transactions contemplated herein or therein, or (iii) which questions the validity of this Agreement or any of the Parent’s Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Parent’s and Seller’s knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in Schedule 3.7 hereof, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets.

3.8 Intellectual Property.  Schedule 3.8 hereto sets forth a complete and accurate list of all material Intellectual Property of the Seller, which is the only intellectual property or other proprietary rights of any kind or nature which are material to the operation of the Business of Seller after the Closing as presently conducted by Seller. Schedule 3.8 also includes a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, if any, used in connection with the Business, indicating for each: the owner (if other than the Seller), the applicable jurisdiction, registration number (or application number), and date issued or filed, and all unregistered Intellectual Property. Except to the extent set forth in Schedule 3.8 and for any third-party consents, Seller owns or has the right to use all of the Intellectual Property used or necessary for use in connection with the business of Seller as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any such right. Except as has not or would not reasonably be expected to have a Material Adverse Effect, Seller has taken all action necessary to maintain and protect each material item of Intellectual Property. No registered Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of Parent and Seller, no such action is threatened.

3.9 Permits.  The Permits listed in Schedule 3.9 constitute all of the licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date, except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings which could result in the termination, revocation, limitation or impairment of any of the Permits. Neither Parent nor Seller has received notice of any violations in respect of any of the Permits.

3.10 Taxes.  Except as set forth on Schedule 3.10 hereto:

(a) Neither Seller nor Parent nor any member of a Relevant Group has failed to file any Tax return required to be filed, which failure could result in the imposition of any Encumbrance (other than Permitted Encumbrances) on or against the Shares, the Purchased Assets, or the Business or in any liability to the Buyer, as transferee or otherwise. All Taxes imposed on the Parent or any member of a Relevant Group, the non-payment of which could result in an Encumbrance (other than Permitted Encumbrances) on or against the Shares, the Purchased Assets or the Buyer or in any liability to the Buyer, as transferee or otherwise, have been or will prior to the Closing Date be paid by the Parent or Seller. All deposits required to be made by the Parent or any member of a Relevant Group in respect of any material Tax, including, without limitation, withholding taxes, have been or will be made in a timely fashion. There are no material Tax deficiencies or claims asserted against Parent or any member of a Relevant Group the non payment of which could result in any Encumbrances (other than a Permitted Encumbrance) on or against the Shares or the Purchased Assets or in any liability to Buyer, as transferee or otherwise, nor is there any basis for any such deficiency or claim;

(b) Neither Seller nor Parent is a party to any Tax allocation or sharing agreement; and

(c) No Tax return of either Seller or Parent is currently under audit by the IRS or by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Seller, threatening to assert against either Seller or Parent any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

3.11 Broker.  Except as set forth in Schedule 3.11, neither Parent nor Seller has retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or the Transaction Documents or the transactions contemplated by this Agreement.

3.12 Title to Purchased Assets; Leases.

(a) The Seller has good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances, except the Permitted Encumbrances. Seller has the full right to sell, convey, transfer, assign and deliver the Purchased Assets without the need to obtain the consent or approval of any third party except for the required consents listed on Schedule 3.6 and those consents or approvals, the failure of which to obtain, would not result in a Material Adverse Effect. At and as of the Closing, the Buyer will have, good and valid record and marketable title to all of the Purchased Assets, free and clear of all Encumbrances except the Permitted Encumbrances, and the lien in favor of the holders of the Convertible Notes, which lien will be extinguished promptly following the surrender of the Convertible Notes to the Parent.

(b) The Seller does not own any real property or any interest (other than a leasehold interest) in any real property.

(c) Schedule 3.12 sets forth a complete and correct description of all leases of real or personal property under which the Seller is lessor or lessee. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a default thereunder by the Seller or, to the Seller’s knowledge, the other party thereto. The Seller’s respective leasehold interests are not subject to any Encumbrances (other than Permitted Encumbrances and the interest of the lessors thereunder), and the Seller is in quiet possession and enjoyment of the properties covered by such leases.

3.13 Material Contracts.

(a) Except as set forth in Schedule 3.13, the Seller is not a party to or otherwise bound by any:

(i) agreement, instrument, or commitment that may adversely affect its ability to consummate the Contemplated Transactions;

(ii) agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $100,000 in any instance;

(iii) agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer’s or customers’ requirements for a certain service or product;

(iv) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person;

(v) (x) employment agreement; (y) consulting agreement; or (z) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

(vi) agreement with the Parent or any current or former Affiliate, stockholder, officer, director, employee, or consultant of the Seller;

(vii) joint venture or partnership agreement; or

(viii) agreement imposing any non-competition, non-solicitation or exclusive dealing obligations on Seller or other like restrictive covenants which materially restrict the Seller’s business activities.

(b) Seller has delivered to the Buyer true, correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each Contract listed in Schedule 3.13, each as amended to date. Each such Contract is a valid, binding and enforceable obligation of the Seller and, to the best knowledge of the Seller, of the other party or parties thereto, and is in full force and effect.

Neither the Seller, nor to the knowledge of the Seller, any other party thereto, is, or is considered by any other party thereto to be, in breach of or noncompliance with any term of any such Contract (nor, to the knowledge of the Seller, is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Seller and any supplier or customer, relating to any Contract listed in the Schedule 3.13 is pending or, to the knowledge of the Seller, threatened, nor, to the knowledge of the Seller, is there any basis for any of the foregoing. No Contract listed in Schedule 3.13 includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the material obligations of the Seller or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the Contemplated Transaction, except to the extent a necessary consent to assignment is required and not obtained prior to the Closing.

3.14 Employees.  Schedule 3.14 contains a complete and accurate list of all employees of the Seller who perform material services for the Seller as of April 30, 2008.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Parent and Seller as follows:

4.1 Organization of the Buyer; Authority.  The Buyer is limited liability company organized under the laws of the State of Florida and its status is active. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is a party (the “Buyer Transaction Documents”) and any related agreements to which it is a party and to perform the Contemplated Transactions.

4.2 Approval; Binding Effect.  The Buyer has obtained all necessary limited liability company action, authorizations and approvals required for the execution and delivery of the Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of such Buyer Transaction Documents have been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

4.3 Non-Contravention.  The execution and delivery by the Buyer of the Buyer Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the charter or bylaws of the Buyer, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or accelerate the performance required by, any contract, lease, agreement, commitment or other instrument or restriction of any kind to which the Buyer is a party, or result in a violation of any Law of any Governmental Authority applicable to the Buyer, or (ii) on the ability of the Buyer to perform its obligations hereunder or under the Transaction Documents.

4.4 Convertible Notes.  The Buyer owns, or will own as of the Closing, the Convertible Notes free and clear of all Encumbrances.

4.5 Governmental Consents.  Except as set forth in Schedule 4.5 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery by the Buyer of this Agreement and the Buyer Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

4.6 Broker.  Except as set forth in Schedule 4.6, the Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or of the transactions contemplated by this Agreement.

4.7 Litigation.  Except as set forth on Schedule 4.7 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Buyer, (ii) relating to or affecting the ability of Buyer to execute this Agreement or the Buyer’s Transaction Documents or consummate the transactions contemplated herein or therein, or (iii) which questions the validity of this Agreement or any of the Buyer’s Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Buyer’s knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in Schedule 6.6 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.8 Investment Matters.  Buyer (A) understands that the Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Seller and the Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in purchasing the Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (F) is an “Accredited Investor” within the meaning of Regulation D promulgated under the Securities Act.

4.9 Acknowledgement by Buyer.  Buyer acknowledges and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Parent and the Seller. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer: (a) acknowledges that, other than as set forth in this Agreement, the Schedules hereto and the certificates delivered pursuant hereto, none of the Seller, the Parent, nor any of their respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, (i) as to the accuracy or completeness of any of the information provided or made available to Buyer or its agents or representatives prior to the execution of this Agreement, and (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Parent or Seller; (b) agrees, to the fullest extent permitted by law (except with respect to claims of fraud), that none of the Seller, the Parent, nor any of their respective Affiliates, managers, directors, officers, employees, equityholders, agents or representatives of the Seller, the Parent or their respective Affiliates shall have any direct personal liability or responsibility whatsoever to Buyer on any basis (including contract, tort, or otherwise) based upon any information provided or made available, or statements made, to Buyer prior to the execution of this Agreement; and (c) acknowledges that it is not aware of any facts or circumstances concerning the Seller or the Parent which would result in any representation, warranty or covenant contained herein being untrue or inaccurate in any respect.

ARTICLE 5
COVENANTS

5.1 Operations Prior to the Closing Date.  Except as set forth on Schedule 5.1 and except as otherwise permitted by the prior written consent of Buyer, during the period from the date of this Agreement to the Closing Date: (i) the business of Seller shall be conducted only in the Ordinary Course; and (ii) Seller and Parent shall use their commercially reasonable efforts to preserve the business of Seller substantially intact, to preserve the value of the assets and properties, wherever located, that are material to Seller in existence on the date hereof, to comply with all Laws and requirements of any Governmental Authority applicable to Seller and to preserve the present relationships of Seller with customers, suppliers and other persons with which Seller has business relations.

5.2 Preserve Accuracy of Representations and Warranties.  Each of the Parties hereto shall refrain from taking any action which would render any representation or warranty contained in Articles 3 or 4 of this Agreement inaccurate as of the Closing Date. Each Party hereto shall promptly notify the other of any proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of the Contemplated Transactions. Seller and Parent shall promptly notify the Buyer of (a) any proceeding that may be threatened, brought, asserted or commenced against it which if such proceeding had arisen prior to the date hereof would have been required to be disclosed to Buyer hereunder; (b) any fact which, if known on the date of this Agreement, would have been required to be set forth or disclosed pursuant to this Agreement; and (c) any actual, impending or threatened breach of any of the representations and warranties contained in this Agreement and with respect to the latter, shall use their commercially reasonable best efforts to remedy such actual, impending or threatened breach.

5.3 Access to Information.  From and after the date hereof, the Parent and Seller shall give, or cause to be given, to Buyer and its representatives, employees and financing sources, timely access to all of its the titles, contracts, books, records, files, documents, and personnel as the Buyer shall reasonably request relating to the Seller or the Business, furnish to the Buyer all such information concerning the Seller or the Business as the Buyer reasonably may request and cause its independent public accountants to permit Buyer and its representatives to examine all records and working papers relating to Seller in order to permit an independent accounting firm selected by the Buyer to conduct an audit of the Business’s financial statements in a diligent manner. Unless and until the Closing shall occur, the Buyer shall maintain the confidentiality of (and not use except in furtherance of the Contemplated Transactions) all Confidential Information which it may receive as a result of such access.

5.4 [Intentionally omitted]

5.5 Best Efforts.  Each Party shall use its commercially reasonable best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Articles 7 and 8 of this Agreement.

5.6 Expenses.  Except as otherwise set forth herein, Buyer on the one hand, and Seller and Parent on the other hand, shall each bear their own respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the Transaction Documents and in connection with all obligations required to be performed by each of them under this Agreement and the Transaction Documents, whether or not the transactions contemplated hereby and thereby are consummated.

5.7 Public Announcements.  Seller, Parent and Buyer shall consult with each other before issuing any press release, public announcement or other public statement concerning the contemplated Transactions or any transaction contemplated by this Agreement or any of the Transaction Documents, and shall not issue any such public announcement, press release or public statement prior to such consultation, except as may be required by law. Copies of any such announcement or filings shall be delivered to the other parties hereto prior to release.

5.8 Information Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, Parent shall (i) seek the written consent of Michael S. Egan and certain of his Affiliates or related parties, in their capacity as stockholders of the Parent, to the approval of this Agreement and the Contemplated Transactions and (ii) with the assistance of Buyer, prepare and mail an information statement to be sent to the stockholders of Parent in connection with obtaining stockholder approval of the Contemplated Transactions (as amended or supplement, the “Information Statement”). Buyer and Parent will cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, (i) Parent will provide Buyer with a reasonable opportunity to review and comment on the Information Statement and (ii) Buyer will furnish to Parent true and correct information relating to it and its arrangements with Parent management required by applicable securities laws to be set forth in the Information Statement.

(b) Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporated by reference in the Information statement will, at the date it is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they are made, not misleading.

(c) Parent shall use its reasonable best efforts, after consultation with Buyer, to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. Each of Buyer and Parent agree to correct any information provided by it for use in the Information Statement which shall have become false or misleading. Parent shall as soon as reasonably practicable notify Buyer of the receipt of any comments from or other correspondence with the SEC staff with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information (and promptly deliver a copy of such comments, correspondence or request to Buyer). Parent shall use its reasonable best efforts to cause the Information Statement to be mailed to Parent’s stockholders as promptly as practicable after the Information Statement is cleared by the SEC.

ARTICLE 6
POST-CLOSING COVENANTS

6.1 Transferred Employees.

(a) Offer of Employment.  Subject to and in accordance with the provisions of this Section 6.1, Buyer shall, effective upon the Closing, offer full-time employment to each of the Seller’s employees employed by Seller as of the Closing Date, as listed on Schedule 6.1 hereof (the “Seller Employees”), that Buyer, in its sole discretion, elects to offer employment, on terms and conditions substantially equivalent to the terms and conditions of employment and benefits as previously provided to such Seller Employees. Buyer shall hire all of the Seller Employees who accept such offer. Buyer will deliver to Parent a list of all of the Seller Employees who have accepted an offer of employment from Buyer promptly after the Closing. Each of the Seller Employees who actually becomes a full-time employee of Buyer upon the Closing is hereinafter referred to as a “Transferred Employee.”

(b) Transition.  The employment of each Transferred Employee by Seller shall end effective as of the close of business on the day before the Closing Date and the employment of the Transferred Employees by Buyer shall commence at or after 12:01 a.m. on the Closing Date.

(c) Retention of Employees Prior to Closing.  Seller shall expend its reasonable efforts to assist Buyer in securing the employment on the Closing Date of the Seller Employees; provided, however, that Seller shall not be required to incur any financial obligation beyond continuing to pay for current employee compensation and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.

(d) Employees Other than Transferred Employees.  Seller shall retain responsibility for Seller Employees that are neither offered nor accepted employment with Buyer. All liabilities or obligations to any Seller Employee resulting from Buyer’s failure to offer employment to any Seller Employee shall be and remain the sole responsibility and liability of the Seller.

6.2 Covenant Not to Compete.

(a) Parent and Seller acknowledge and recognize the highly competitive nature of the industry in which Seller and the Business operate. Accordingly, in consideration of the premises contained herein and the consideration to be received hereunder, neither Seller nor Parent shall, during the Non-Competition Period (as defined below), anywhere in the World: (i) directly or indirectly engage, whether or not such engagement shall be as a member, partner, stockholder, affiliate or other participant, in any Competitive Business (as defined herein), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit; (ii) knowingly or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Buyer and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of Buyer with respect to the Business; (iii) induce any employee of Buyer to terminate his or her employment with Buyer or to engage in any Competitive Business in any manner described in the foregoing clause (i); or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i). Anything contained in this Section 6.3 to the contrary notwithstanding, an investment by Seller or Parent in any publicly traded company in which either Seller or Parent and their affiliates exercise no operational or strategic control and which, collectively, constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 6.3.

(b) As used herein, “Non Competition Period” shall mean the period commencing on the Closing Date hereof and terminating five (5) years from the Closing Date.

(c) “Competitive Business” shall mean any business engaged in the development, sales and support of domain name registrations for the travel related industry or that is substantially similar to the services and products offered by the Seller as of the date hereof.

(d) Seller, Parent and Buyer recognize and acknowledge that the restrictions set forth herein are reasonable as to form and scope. Notwithstanding the foregoing, it is the desire and intent of the parties that the provisions of this Section 6.2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 6.2 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (i) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (ii) otherwise to render it enforceable in such jurisdiction.

(e) Each of Buyer, Seller and Parent acknowledges and understands that the provisions of this Section 6.2 are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section 6.2 would cause the Buyer irreparable harm. In the event of a breach or threatened breach by Seller or Parent of the provisions of this Agreement, the Buyer shall be entitled to an injunction restraining Seller and Parent from such breach without requirement to post bond or otherwise prove damage. Nothing contained in this Section 6.2 shall be construed as prohibiting the Buyer from or limiting the Buyer in pursuing any other remedies available for any breach or threatened breach of this Agreement.

6.3 Further Assurances.  At any time and from time to time after the Closing Date, each Party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transactions contemplated by this Agreement. Seller and Parent agree to perform all acts that are reasonably within their purview, authority and/or ability and deliver all documents reasonably requested by Buyer to perfect and confirm Buyer’s rights to the Shares and the Purchased Assets.

6.4 Registration Rights.  The Shares shall have the registration rights set forth on Schedule 6.4 attached hereto and made a part hereof.

ARTICLE 7
CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

The obligation of the Buyer to consummate the Closing and to make all payments of the Purchase Price shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

7.1 Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

(a) The representations and warranties made by Seller and Parent in or pursuant to this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

(b) Seller and Parent shall each have performed and complied in all material respects with all of their covenants, obligations and conditions under this Agreement to be performed or complied with by each of them on or prior to the Closing;

(c) All corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Seller and Parent.

(d) Seller and Parent shall have delivered to Buyer (i) a certificate of good standing of Seller and Parent, as of the most recent practicable date, from the Secretary of State of the states of incorporation of each of Seller and Parent; and (ii) certificates from the Secretary of State of the appropriate official in each state in which such Seller and Parent is qualified to do business to the effect that Seller and Parent are in good standing in such state; in each case, dated as of a date not more than 5 Business Days prior to the Closing Date.

7.2 Consents.  Seller, Parent and Buyer shall have obtained all necessary material consents of third parties to the Contemplated Transactions, including, without limitation, any consents required by the Contracts and any required consents of any creditors, lessors, suppliers and Governmental Authorities, including without limitation, those set forth in Schedules 3.3 and 3.6.

7.3 No Litigation.  No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body: (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or (b) in connection with any claim for damages in excess of $100,000 against the Parent or Seller.

7.4 Governmental Permits and Approvals.  The Parties shall have received all necessary Permits and approvals from any Governmental Authority.

7.5 No Material Adverse Change.  There shall not have occurred a Material Adverse Effect with respect to the Parent or the Seller since the Balance Sheet Date.

7.6 Parent Transaction Documents.  Buyer shall have received all Parent Transaction Documents duly executed by Seller and the Parent, as applicable.

7.7 Proceedings and Documents Satisfactory.  All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

7.8 Fairness Opinion.  Parent and Seller shall have received a favorable fairness opinion from Hatcher Johnson Valuations, Inc.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND PARENT

The obligation of Seller and Parent to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Seller and Parent):

8.1 Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

(a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

(b) Buyer shall have performed and complied in all material respects with all of its covenants, obligations and conditions under this Agreement that are to be performed or complied with by it at or prior to the Closing;

(c) All shareholder approvals necessary to authorize the Contemplated Transactions shall have been obtained by Parent and (i) at least twenty (20) calendar days shall have elapsed from the date of mailing of the Information Statement to the stockholders of the Parent or (ii) if elected by Parent, at least forty (40) calendar days shall have elapsed from the date of mailing of notice to its stockholders of the “Internet Availability” of the Information Statement pursuant to Rule 14a-16 of the Exchange Act; and

(d) Buyer shall have delivered a certificate of good standing of Buyer, as of the most recent practicable date, from the Secretary of State of the state of organization of Buyer.

8.2 Consents.  Seller, Parent and Buyer shall have obtained any necessary material consents of third parties to the Contemplated Transactions including, without limitation, any consents required by the Contracts and any required consents of any creditors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 3.3 and 3.6.

8.3 No Litigation.  No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

8.4 Governmental Permits and Approvals.  The parties shall have received all necessary approvals from any Governmental Authority.

8.5 Purchase Price.  Buyer shall have delivered to the Seller and Parent the Purchase Price.

8.6 Buyer Transaction Documents.  Seller and Parent shall have received all Buyer Transaction Documents duly executed by Buyer.

8.7 Proceedings and Documents Satisfactory.  All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Seller or Parent in connection with the transactions contemplated by this Agreement (including expiration of the applicable waiting period after distribution of the Information Statement to Parent’s stockholders) shall be satisfactory in all reasonable respects to Seller, Parent and their counsel, and Seller and Parent shall have received the originals or certified or other copies of all such records and documents as the Seller or Parent may reasonably request.

8.8 Employment Termination Agreements.  Parent and Seller shall have received Agreements in form and substance satisfactory to it, agreeing to the mutual termination of the Parent’s employment agreements with each of Michael Egan, Edward Cespedes and Robin Segaul Lebowitz.

8.9 Fairness Opinion.  Parent and Seller shall have received a favorable fairness opinion from Hatcher Johnson Valuations, Inc.

ARTICLE 9
INDEMNIFICATION

9.1 Survival of Representations and Warranties.  The representations and warranties of the Parties hereto contained in this Agreement, the Transaction Documents or otherwise made in writing in connection with the Contemplated Transactions (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any pre-Closing investigations, examinations, or prior knowledge of Buyer or any due diligence conducted by Buyer, shall be deemed to have been relied on by the Buyer and shall survive the consummation of the transactions contemplated hereby and the payment of the Purchase Price until 5:00 p.m. EST on the date that is one (1) year following the Closing Date (such period, the “Indemnification Period”), and thereafter until resolved if a claim in respect thereof has been made prior to such date); provided that the representations and warranties set forth in Sections 3.10 shall survive the Closing Date until the expiration of the statute of limitations applicable to the matters set forth therein and the representations and warranties set forth in Section 3.2(b) and Section 3.12(a) shall survive indefinitely. Covenants and agreements made by the Seller and Buyer herein shall survive indefinitely unless otherwise provided herein or therein.

9.2 Indemnity by Seller.  Parent and Seller jointly and severally agree to indemnify and hold Buyer and its Affiliates and their respective officers, directors, stockholder, employees and agents (collectively, the “Buyer Indemnified Group”) harmless from and with respect to any and all losses, assessments, liabilities, claims, damages, deficiencies, costs and expenses, including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements (“Losses”) related to, or arising directly or indirectly out of any failure to perform or breach by either Seller or Parent of any representation or warranty, covenant, obligation or undertaking made by either Seller or Parent in any Transaction Document (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein.

9.3 Indemnity by the Buyer.  The Buyer agrees to indemnify and hold the Parent and the Seller and their respective officers, directors, stockholder, employees and agents (collectively, the “Seller Indemnified Group”) harmless from and with respect to any and all Losses related to, or arising directly or indirectly out of, any failure to perform or breach by the Buyer of any representation or warranty, covenant, obligation (including as to the Assumed Liabilities) or undertaking made by the Buyer in any Transaction Document (including the Schedules and Exhibits hereto and thereto), or in any other statement, certificate or other instrument delivered pursuant hereto hereto or thereto, or any misrepresentation contained therein.

9.4 Claims.

(a) Notice.  Any Party seeking indemnification hereunder (the “Indemnified Party”) shall promptly notify the other Party hereto (the “Indemnifying Party”) of any action, suit, proceeding, claim, demand, assessment, judgment, cost, expense or breach (a “Claim”) with respect to which the Indemnified Party claims indemnification hereunder, by delivering a written notice thereof together with a statement setting forth such information with respect to such Claim as the Indemnified Party shall then have (an “Indemnification Notice”) provided that failure of the Indemnified Party to give an Indemnification Notice shall not relieve the Indemnifying Party of its obligations under this Section 9.4 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby in its ability to defend the suit, action, claim, proceeding or investigation for which such indemnification is sought by reason of such failure.

(b) Third-Party Claims.  If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a “Third-Party Claim”), the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim after receipt of the Indemnification Notice from the Indemnified Party, as follows. Within 30 days after receipt of the Indemnification Notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third-Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third-Party Claim, if and only if the following conditions are satisfied:

(i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third-Party Claim;

(ii) the Indemnifying Party retains counsel that is acceptable to the Indemnified Party, which acceptance shall not be unreasonably withheld or delayed; and

(iii) the Indemnified Party is kept reasonably informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

However, notwithstanding the preceding sentence, if (a) the Indemnifying Party fails or refuses to defend the Claim then Indemnified Party may defend and/or settle such Claim, after giving notice of proposed settlement to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate and no such action taken by the Indemnified Party in defending or settling such Claim will release the Indemnifying Party of any obligation hereunder. Except under the circumstances described in the preceding sentence, the Indemnified Party will not enter into any settlement agreement without the consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed. The Indemnifying Party will not, without the prior written consent of the Indemnified Party (which will not be unreasonably withheld), enter into any settlement of a Claim, if pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities or obligations with respect to such Claim, with prejudice. The Indemnified Party and the Indemnifying Party will cooperate with the each other in the defense, compromise or settlement of any Claim for which indemnification is sought.

9.5 Cooperation.  If requested by the Indemnifying Party, the Indemnified Party shall cooperate to the extend reasonably requested in the defense or prosecution of any suit, action, demand, assessment, judgment, claim, proceeding or investigation for which such Indemnifying Party is being called upon to indemnify the Indemnified Party pursuant to this Article 9, and the Indemnified Party shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearing, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the Indemnified Party shall make any counterclaim against the party asserting such suit, action, demand, assessment, judgment, claim, proceeding or investigation or any cross-complaint against any person in connection therewith and the Indemnified Party further agrees to take such other actions as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Loss for which the Indemnifying Party would have responsibility, but the Indemnifying Party will reimburse the Indemnified Party for any fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party.

9.6 Limitations on Indemnification.

(a) Subject to Section 9.6(c) below, Parent and Seller’s maximum aggregate combined liability to the Buyer Indemnified Group for indemnification (including costs incurred in the defense of such claim) under Section 9.2 shall not exceed $2,000,000.

(b) No member of the Buyer Indemnified Group shall be entitled to indemnification pursuant to Section 9.2 unless and until the aggregate Losses incurred by all members of the Buyer Indemnified Group in respect of all claims under Section 9.2 collectively exceeds $100,000 whereupon the Buyer Indemnified Group shall only be entitled to indemnification hereunder (subject to the other provisions of this Article IX) from the Seller for all such Losses incurred by the Buyer Indemnified Group in excess of such $100,000 threshold.

(c) The amount of any Losses for which indemnification is provided for under this Agreement shall be reduced by (i) any amounts realizable by the Indemnified Person as a result of any indemnification, contribution or other payment by any third party, (ii) any insurance proceeds or other amounts realizable by the Indemnified Person from third parties with respect to such Losses, and (iii) any Tax benefit realizable to the Indemnified Person from the incurrence or payment of any such Losses. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to fully utilize, at the highest marginal Tax rate then in effect, all Tax items arising from the incurrence or payment of any indemnified Losses.

(d) The Indemnified Person agrees to take commercially reasonable actions to mitigate all Losses and to timely make and diligently pursue any claims for insurance, Tax benefits and/or other payments available from third parties with respect to Losses for which it will seek indemnification hereunder. The Indemnifying Person shall be subrogated to the Indemnified Person’s rights of recovery to the extent of any Losses satisfied by the Indemnifying Person. The Indemnified Person shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to the books and records of the Parent and Seller.

(e) The limitations set forth in Sections 9.6(a) and (b) shall not apply to any Losses arising from actual fraud on the part of the Indemnifying Party.

9.7 Sole Remedy.  After the Closing, the indemnification provided in this Article 9 (including all limitations contained herein) shall be the sole and exclusive remedy for all matters relating to this Agreement, the transactions contemplated hereby, the ownership of the Shares of the Parent by Seller and for the breach of any representation, warranty, covenant or agreement contained herein.

9.8 Adjustment.  Any payment of indemnification amount under this Article 9 shall be accounted for as an adjustment to the Purchase Price.

ARTICLE 10
TERMINATION

10.1 Termination.

(a) Anything contained in the Transaction Documents to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(i) by the mutual consent of Buyer and Parent; or

(ii) by Buyer or Parent (the “Terminating Party”) if the Closing shall not have occurred on or before 11:59 p.m. on September 15, 2008 (or such later date as may be mutually agreed to by Buyer and the Parent); provided that if the Closing shall not have occurred as a result of the willful act or omission of one of the Parties, then such Terminating Party may not terminate this Agreement pursuant to this Section 10.1(a).

(b) Seller and Parent may, on or prior to the Closing Date, terminate this Agreement without liability if:

(i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of Buyer or if any representations or warranties of Buyer shall have become untrue, provided that neither Seller nor Parent have materially breached any of their obligations hereunder;

(ii) there shall have been a material breach by Buyer of any of its covenants of agreements hereunder and such breach would materially and adversely affect the ability Buyer, Parent or Seller to consummate the transactions contemplated by this Agreement, and Buyer has not cured such breach within ten (10) Business Days after notice by Parent thereof setting forth in reasonable detail the nature of such breach; provided that neither Seller nor Parent has materially breached any of their obligations hereunder; or

(iii) any condition to Closing set forth in Article 8 shall not have been fulfilled by Buyer or waived by Parent by the Closing Date.

(c) Buyer may, on or prior to the Closing Date, terminate this Agreement without liability if:

(i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of either Seller or Parent or if any representations or warranties of either Seller or Parent shall have become untrue to the extent it would have a Material Adverse Effect provided that Buyer has not materially breached any of its obligations hereunder;

(ii) there shall have been a material breach by Parent or Seller of one or more of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or the Business or materially adversely affecting (or materially delaying) the ability of Parent and Buyer to consummate transactions contemplated by this Agreement, and neither Seller nor Parent has cured such breach within 10 Business Days after notice by Buyer thereof setting forth in reasonable detail the nature of such breach, provided that Buyer has not materially breached any of its obligations hereunder;

(iii) any condition to Closing set forth in Article 7 shall not have been fulfilled or waived by Buyer by the Closing Date.

10.2 Notice of Termination.  Any Party desiring to terminate this Agreement pursuant to Section 10.1(a)(ii), 10.1(b) or 10.2 shall give written notice of such termination to the other Party to this Agreement specifying the reason for such termination.

10.3 Effect of Termination.  In the event that this Agreement shall be terminated pursuant to Section 10.1, each Party shall pay all expenses incurred by it in connection with this Agreement, and no Party shall have any further obligations or liability for any damages or expenses under this Agreement. In the event of any termination, all further obligations of the parties under this Agreement (other than those provisions which by their terms are intended to survive termination, including, without limitation, this Article 10) shall be terminated without further liability of any Party to the other; provided, however, that nothing contained herein shall be construed to prevent any Parties hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance of any other Party hereto prior to Closing.

ARTICLE 11
GENERAL

11.1 Notices.  All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Parent or Seller:

theglobe.com, Inc.
110 East Broward Boulevard
Suite 1400
Ft. Lauderdale, FL 33301
Attention: Robin Segaul Lebowitz
Fax:

with copies to:

Attn: Donald E. “Rocky” Thompson II
Stearns Weaver Miller Weissler Alhadeff &Sitterson, P.A.
200 East Las Olas Boulevard, Suite 2100
Ft. Lauderdale, FL 33301
Telephone: (954) 766-9701
Fax: (954) 766-9712
dthompson@swmwas.com

If to the Buyer, to:

The Registry Management Company, LLC
110 East Broward Boulevard
Suite 1400
Ft. Lauderdale, FL 33301
Attention: Edward A. Cespedes
Fax:

with copies to:

William J. Gross, Esq.
Tripp Scott, P.A.
110 S.E. 6th Street
15th Floor
Fort Lauderdale, FL 33301
Fax: 954-761-8475
wjg@trippscott.com

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched; provided that notice is sent simultaneously via another permitted method.

11.2 Entire Agreement.  This Agreement, together with the other Transaction Documents, contain the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof.

11.3 Partial Invalidity.  If any term or provision of this Agreement or the application hereof to any person, property or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11.4 Amendment, Modification and Waiver.  This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the Parties hereto. The waiver by one Party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered a waiver by such Party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a Party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

11.5 Construction.  This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

11.6 Governing Law.  The validity and construction of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

11.7 Arbitration of Disputes.

(a) Any controversy or claim arising out of, relating to, or in connection with, this Agreement or the Transaction Documents, or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the Center for Public Resources for Non-Administered Arbitration by a sole arbitrator. The Parties expressly waive any right to punitive, exemplary or similar damages and the arbitrator is expressly prohibited from awarding any such damages. Judgment upon the award rendered by the Arbitrator shall be entered by an court having jurisdiction thereof. The seat of the arbitration shall be Broward County, Florida.

(b) In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the arbitration proceeding, the arbitrator may, within 90 days of his or her appointment, consolidate the arbitration proceeding involving any of the Parties relating to this Agreement or any Transaction Documents. The arbitration shall not consolidate such arbitrations unless he or she determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) one Party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the case of a consolidated proceeding, the arbitration shall be conducted in the manner provided in subparagraph (a) of this paragraph.

11.8 Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns. This Agreement shall be fully assignable by Buyer to any majority-owned subsidiary of Buyer formed for the purpose of acquiring the Purchased Assets from Seller. Except as provided herein, neither this Agreement nor the obligations of any Party hereunder shall be assignable or transferable by such Party without the prior written consent of the other Party hereto.

11.9 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 12
CERTAIN DEFINITIONS

As used herein the following terms not otherwise defined have the following respective meanings:

“Accounts Receivable” means (a) all trade accounts receivable and other rights to payment from customers of the Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods or products sold or services rendered to customers of the Seller, (b) all other accounts or notes receivable of the Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

“Accredited Investor” shall have the meaning set forth in Section 4.8.

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of any class of the then-outstanding capital stock (or other shares of beneficial interest) of such Person and family members of any such Person, (b) any Person of which such Person or an Affiliate of such Person under clause (a) hereof shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, family members of such Person. Notwithstanding the foregoing, for purposes of this Agreement, neither Buyer nor its equity owners, shall be considered an “Affiliate” of Seller or Parent, and neither Seller, Parent nor its equity owners, shall be considered an “Affiliate” of the Buyer.

“Balance Sheet” shall have the meaning set forth in Section 3.5(b).

“Balance Sheet Data” shall have the meaning set forth in Section 3.5(b).

“Business” shall have the meaning set for in the Recitals.

“Business Day” shall mean any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental action to close.

“Buyer Indemnified Group” shall have the meaning set forth in Section 9.2.

“Buyer Transaction Documents” shall have the meaning set forth in Section 4.1.

“Claim” shall have the meaning set forth in Section 9.4(a).

“Closing” shall have the meaning set forth in Section 1.6.

“Closing Date” shall have the meaning set forth in Section 1.6.

“Confidential Information” means all information of a propriety or confidential nature provided by one Party to another, but shall not include any information that the receiving Party can demonstrate: (i) was independently developed by or for the receiving party without reference to the Confidential Information, or was received without restrictions; (ii) has become generally available to the public without breach of confidentiality obligations of the receiving Party; (iii) was in the receiving Party’s possession without restriction or was known by the receiving Party without restriction at the time of disclosure; or (iv) is the subject of a subpoena or other legal or administrative demand for disclosure; provided, however, that the receiving Party has given the disclosing party prompt notice of such demand for disclosure and the receiving Party reasonably cooperates with the disclosing party’s efforts to secure an appropriate protective order of such information.

“Competitive Business” shall have the meaning set forth in Section 6.2(c).

“Contract” shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Contemplated Transaction” shall have the meaning set forth in Section 3.1(b).

“Convertible Notes” shall have the meaning set forth in Section 1.5(b)(i).

“Earn-out Agreement” shall have the meaning set forth in Section 1.8.

“Encumbrance” shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” shall have the meaning set forth in Section 3.5(a).

“Financial Statements” shall have the meaning set forth in Section 3.5(b).

“GAAP” shall have the meaning set forth in Section 3.5(a)

“Governmental Authority” shall mean any domestic or foreign federal, state or local agency, authority, board, bureau, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, in each case, to the extent having jurisdiction over the applicable Party.

“Indemnification Period” shall have the meaning set forth in Section 9.1.

“Indemnification Notice” shall have the meaning set forth in Section 9.4(a).

“Indemnified Party” shall have the meaning set forth in Section 9.4(a).

“Indemnifying Party” shall have the meaning set forth in Section 9.4(a).

“Information Statement” shall have the meaning set forth in Section 5.8.

“Intellectual Property” shall mean all intangible assets used in or necessary to the conduct of the business of Seller, including, without limitation: the name “Tralliance” and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights and registrations and applications therefore, designs, technical information, know-how, processes and techniques, research and development information, and supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, and business and marketing plans, formulas, devices, software or compilations of information; patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller and currently used by Seller in connection with, or necessary for the Business of Seller, all applications therefore and all licenses (as licensee or licensor) and other agreements related thereto as described on Schedule 3.8 hereto, and all of Seller’s rights to use or allow others to use such names, all registrations and applications for registration and all claims for infringement of any intellectual property and intangible rights relating thereto.

“IRS” shall man the United States Internal Revenue Service.

“Laws” shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty or any order of any Governmental Authority, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing including, without limitation, all federal, state and local privacy laws, rules and regulations, and all other applicable laws of similar tenor and effect, all laws relating to occupational health and safety, equal employment opportunities, fair employment practices and discrimination, privacy, security and exchange of information, the Sarbanes Oxley Act of 2002, the Digital Millennium Copyright Act, the CAN-SPAM Act of 2003, the Children’s Online Protection Act, the Children’s Online Privacy Protection Act, the Protection of Children from Sexual Predators Act, rules and regulations promulgated by the Federal Trade Commission and the Federal Communications Commission, and other laws, rules, and regulations, applicable to the Business or the Purchased Assets.

“Losses” shall have the meaning set forth in Section 9.2.

“Material Adverse Effect” shall mean circumstance, change in, or effect on the Business, or the Parent that, individually or in the aggregate is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or the financial condition of the Parent.

“Non-Competition Period” shall have the meaning set forth in Section 6.2(b).

“Ordinary Course” shall mean the normal day to day operations of the Seller consistent with past practices.

“Parent Financial Statements” shall have the meaning set forth in Section 3.5(b).

“Parent Transaction Documents” shall have the meaning set forth in Section 3.1(b).

“Permits” shall mean all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), and held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the business of Seller, to the extent transferable to Buyer under applicable Laws as listed on Schedule 3.9.

“Permitted Encumbrances” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers’ compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Seller in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the Business of Seller; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Laws, under any contract or otherwise, that do not, individually or in the aggregate, have a Material Adverse Effect on Seller’s use thereof as currently used in the Ordinary Course.

“Person” shall mean a corporation, an association, a partnership, an organization, a business, an individual, a limited liability company, a government or political subdivision thereof or a governmental agency (including without limitation, any federal, state, local or municipal regulatory or administrative body).

“Purchase Price” shall have the meaning set forth in Section 1.5(b).

“Related Party” shall mean, with respect to the Buyer, any of the holders of the Convertible Notes, Certified Vacations Group, Inc., Labigroup Holdings, LLC and their respective subsidiaries, if any. Notwithstanding anything to the contrary, neither the Seller, the Parent nor any of its subsidiaries shall be considered Related Parties of the Buyer hereunder.

“Relevant Group” shall mean any combined, consolidated, affiliated, unitary or similar group of which either Parent or Seller is or was a member.

“SEC” shall have the meaning set forth in Section 3.5(a).

“SEC Documents” shall have the meaning set forth in Section 3.5(a).

“SEC Financial Statements” shall have the meaning set forth in Section 3.5(a).

“Seller Indemnified Group” shall have the meaning set forth in Section 9.3.

“Shares” shall have the meaning set forth in the Recitals.

“Tax” shall mean any federal, state, local, foreign and other income, profits, franchise, capital, withholding, unemployment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers’ compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto).

“Tax Return” shall mean any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Laws relating to any Tax.

“Terminating Party” shall have the meaning set forth in Section 10.1(a)(ii).

“Third-Party Claim” shall have the meaning set forth in Section 9.4(b).

“Transaction Documents” shall mean this Agreement and such other documents and agreements of even date herewith or delivered at Closing.

“Transferred Employee” shall have the meaning set forth in Section 6.1(a).

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have caused this Agreement to be duly executed and delivered as the date first provided above.

PARENT:

theglobe.com, inc.

By:	/s/ Edward A. Cespedes Title: President

SELLER:

TRALLIANCE CORPORATION

By:	/s/ Edward A. Cespedes Title: President

BUYER:

THE REGISTRY MANAGEMENT COMPANY, LLC.

By:	/s/ Michael S. Egan Title: Manager

ANNEX B
(the Earnout Agreement)

EARNOUT AGREEMENT

This Earnout Agreement (“Agreement”) is entered into this 10th day of June, 2008, by and between theglobe.com, Inc., a Delaware corporation (“Parent”), and The Registry Management Company, LLC, a Florida limited liability company (“Buyer”).

RECITALS

A. Parent has this date sold to Buyer substantially all of the assets of its wholly-owned subsidiary, Tralliance Corporation, a New York corporation (“Tralliance”), which assets also constitute substantially all of the assets of the Parent on a consolidated basis with its subsidiaries, pursuant to a Purchase Agreement dated as of June 10, 2008, by and among Tralliance, the Parent and Buyer (the “Purchase Agreement”). Defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

B. The Purchase Agreement provides that a portion of the purchase price will be calculated and paid as an earnout based upon the Net Revenues (as hereinafter defined) generated by the Buyer over the Term (hereinafter defined).

C. Parent and Buyer have agreed that determination and payment of the earnout contemplated by the Purchase Agreement shall be made in accordance with the terms of this Agreement.

Now, therefore, in consideration of the premises and of the respective covenants and provisions herein contained, Parent and Buyer agree as follows:

ARTICLE I
DEFINITIONS

1.1 Business shall have the meaning of such term as set forth in the Purchase Agreement.

1.2 Cumulative Minimum Payment Amount shall mean the sum of Two Million One Hundred Seventy Five Thousand Dollars ($2,175,000), plus an amount equal to the number of effective days in the final Earnout Period divided by 365 multiplied by Four Hundred Fifty Thousand Dollars ($450,000).

1.3 Earnout Amount means with respect to any particular time period, an amount equal to ten percent (10.0%) of the Net Revenues of the Buyer for such period.

1.4 Earnout Period shall mean the one year period commencing on the Closing Date and all succeeding one year periods thereafter (or portion thereof with respect to the last such year) during the Term.

1.5 Fiscal Quarter shall mean the calendar quarters ending on March 31, June 30, September 30 and December 31.

1.6 Net Revenue shall have the meaning set forth in Section 3.1 below with respect to the Company and any subsidiary thereof.

1.7 Term shall mean the period commencing on the date hereof and continuing until the close of business on May 5, 2015.

ARTICLE II
EARNOUT PAYMENT

2.1 Minimum Earnout Payments.  The minimum Earnout Amount that shall be paid to the Parent with respect to the initial Earnout Period shall be Three Hundred Thousand Dollars ($300,000). Thereafter, the minimum Earnout Amount that shall be paid to the Parent shall increase by $25,000 in each subsequent Earnout Period until the end of the Term, with the minimum Earnout Amount for the last Earnout Period prorated based upon the effective number of days in that period. The minimum aggregate Earnout Payments that shall be paid to the Parent over the Term shall be equal to the Cumulative Minimum Payment Amount. Within ten (10) Business Days following the end of each Fiscal Quarter during the Term, Buyer shall pay to the Parent an amount equal to twenty-five percent (25%) of the minimum Earnout Amount due for that Earnout Period, except that the quarterly payments due during the final Earnout Period shall be equal to thirty three and one-third percent (33 1/3rd%) of the minimum Earnout Amount due for such final Earnout Period.

2.2. Yearly Earnout Payments.  As further provided in Section 3.2(a) below, within twenty (20) Business Days following the end of each Earnout Period (or May 5, 2015 with respect to the last such Earnout Period) during the Term, Buyer shall pay to Parent an amount equal to the excess, if any, of the Net Revenue of the Buyer for such period multiplied by ten percent (10.0%) (the “Yearly Earnout Payment”) over the sum of all Minimum Earnout payments made and attributable to such Earnout Period.

2.3 Interest.  Unless such payment is not timely made, Parent shall not be entitled to any interest on any payments under this Agreement. Any minimum Earnout Amount or Yearly Earnout Payment that is not made on a timely basis shall bear interest at the rate of one percent (1%) per month from the date due until paid in full.

2.4 Right to Operate the Business.  The Parent acknowledges that following the Closing of the Purchase Agreement Buyer will have the right to operate the Business of the Buyer in a manner that Buyer deems appropriate in Buyer’s sole discretion, but subject to the provisions of Section 2.5 hereof. Notwithstanding the foregoing, at all times during the Term, the Buyer shall diligently proceed with commercially reasonable efforts to develop and market the Business.

2.5 Segregation of Business within the Buyer.  The Parties acknowledge and agree that the earn-out calculations under this Agreement assume that the Buyer acts as a single purpose entity and continues to operate the Business of the Tralliance solely within the Buyer. During the Term, the Buyer covenants that it will only own and operate the Business (together will such other business as is related or incidental thereto) through the Buyer or a subsidiary thereof, or will implement appropriate procedures to accurately track Net Revenues as contemplated by this Agreement, which procedures will be subject to the approval of Parent which consent will not be unreasonably withheld.

ARTICLE III
COMPUTATION OF NET REVENUE; PAYMENT

3.1 Manner of Computation. For purposes of this Agreement, “Net Revenue” for any period shall mean the total cash received by the Buyer and its subsidiaries related to registrations of “.travel” domain names, net of third-party registry operator fees, if applicable, and exclusive of any cash received from a Bulk Purchase Program. “Bulk Purchase Program” means any agreement or program of Buyer or its subsidiaries pursuant to which a single purchaser or affiliated group of purchasers registers or renews more than twenty five thousand (25,000) “.travel” domain names.

3.2 Time of Determination and Payment

(a) Within twenty (20) Business Days after the end of each Earnout Period during the Term, the Buyer shall provide the Parent a complete and accurate statement of its Net Revenues for such Earnout Period (the “Earnout Statements”). Each Earnout Statement shall be certified as accurate by an officer of the Buyer and shall be accompanied by payment of the amounts shown as due on such Earnout Statement. All payments made hereunder shall be in United States currency drawn on a United States bank, unless otherwise specifically agreed upon by the parties.

(b) The Buyer shall retain records relating to all of its Net Revenue and its Earnout Statements for at least one (1) year after the expiration or termination of this Agreement. Parent, directly or through its representative, shall be entitled to inspect the Buyer’s books and records relating to said Net Revenue and Earnout Statements for purposes of verifying the accuracy of the Earnout Statements delivered to it pursuant to 3.2(a) of this Agreement.

(c) Such inspection and access will be available to Parent upon not less than five (5) days written notice to the Buyer, not more than once each calendar year of the Term, during normal business hours, and once a year for one (1) year after the expiration or termination of this Agreement. Should such inspection reveal with reasonable certainty a discrepancy in reporting and payment of amounts due to the Parent’s detriment, then the Buyer shall promptly pay to the Parent the amount of such discrepancy. In addition, if the discrepancy in reporting and payment is the greater of (i) five percent (5%) and (ii) twenty thousand dollar ($20,000) over the course of any consecutive four quarters, Buyer shall also pay to Parent the reasonable and necessary costs of such inspection plus interest on the amount due from the date that it should have been paid until the date of actual payment at the rate of twelve percent (12%) per annum.

ARTICLE IV
MISCELLANEOUS

4.1 Benefit of Parties and Assignment.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party.

4.2 Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

4.3 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

4.4 Notices.  Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.1 of the Purchase Agreement.

4.5 Waiver of Compliance.  The party for whose benefit a warranty, representation, covenant or condition is intended may, in writing, waive any inaccuracies in the warranties, representations, covenants or conditions contained in this Agreement or waive compliance with any of the foregoing and so waive performance of any of the obligations of the other party hereto and any defaults hereunder, provided, however, that such waiver shall not affect or impair the waiving party’s rights in respect to any other warranty, representation, covenant, condition or default hereunder.

4.6 Index and Captions.  The captions of the Articles and Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article or Section hereof.

4.7 Governing Law; Venue.  This Agreement will be governed by and construed under the laws of the State of Florida without regard to conflicts of laws principles that would require the application of any other law. Each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Broward County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed in multiple original counterparts as of the date set forth above.

PARENT:

theglobe.com, inc.

By:	/s/ Edward A. Cespedes
Print Name:	Edward A. Cespedes

BUYER:

The Registry Management Company, LLC

By:	/s/ Michael S. Egan
Print Name:	Michael S. Egan

ANNEX C
(Fairness Opinion)

June 20, 2008

The Board of Directors
theglobe.com, Inc.
110 E. Broward Blvd., 14th Floor
Fort Lauderdale, FL 33301

re: Opinion of Financial Advisor

Dear Members of the Board:

You have requested Hatcher/Johnson Valuation, Inc. (“HJV”) to render its opinion (the “Opinion”) as to the fairness, from a financial point of view, to the existing public shareholders of theglobe.com, Inc., a Delaware corporation (“theglobe” or the “Seller”), relative to the sale of substantially all of the assets of Tralliance Corporation, a New York corporation (“Tralliance”), plus the issuance of 229 million shares of common stock of the Seller, to The Registry Management Company, LLC, a Florida limited liability company, under the terms of the Purchase Agreement dated June 10, 2008 by and between theglobe, Tralliance and the Buyer. As a result of this sale, the Seller will no longer have any remaining operating subsidiaries, and the number of shares of theglobe common stock issued will increase significantly. Additionally, the Buyer is owned and controlled by a member of theglobe’s Board, giving the perception of insider conflicts of interest.

Regardless, the Opinion does not address the Seller’s underlying business decision to complete this sale. Also, HJV has not been requested to, and has not, solicited third party indications of interest in acquiring all or part of Tralliance or its assets. Further HJV has not solicited third party indications of interest regarding large blocks of common stock of the Seller.

As part of our normal ongoing advisory activities, HJV engages in the valuation of businesses, business interests and securities in connection with mergers and acquisitions, public and private reporting, private placements, reorganizations, litigation support, estate and tax appraisals and other related purposes. Additionally, HJV advises clients on a wide range of strategic, operational and financial topics. As part of the above work, we have issued opinions on numerous occasions similar in nature to that requested by you.

In rendering its opinion, HJV reviewed information furnished by theglobe and its legal counsel and completed independent research which includes, but is not limited to, the following:

1. theglobe and Tralliance financial statements from 2005 up through March of 2008 (the most current available) as well as available tax returns and other internal financial preparations;

2. Public SEC filings with special emphasis on the Seller’s year-end 2007 10-K annual report and the March, 2008 10-Q quarterly report;

3. Internally prepared Seller pro forma financial statements and other statements;

4. Tralliance forecasts and budgets prepared prior to December 2007;

5. Documents prepared as part of the sale including the Purchase Agreement, Earnout Agreement, Assignment and Assumption Agreement, Bill of Sale (collectively, the “Purchase Documents”) and the Written Consent of Stockholders in the completed format as of the date of this letter;

The Board of Directors
theglobe.com, Inc.
June 20, 2008
Page two

6. Review and analysis of theglobe’s public stock price over the last three years, including any noted announcements and pertinent analyst comments;

7. Review and analysis of published industry performance information as it may relate to Tralliance or theglobe plus business sale transactions economically similar to theglobe and Tralliance;

8. Review and analysis of the performance and stock prices of publicly trading guideline businesses similar to the Seller and Tralliance;

9. Attendance at meetings at the Seller’s offices with discussions with certain board members and management plus ongoing phone conversations and electronic transfers of relevant information;

10. The completion of outside independent research and analyses as deemed appropriate to complete the assignment and render the Opinion.

In rendering its conclusions and opinion, HJV relied upon the accuracy and completeness of the financial and other information given to us by the parties to this sale or obtained by us from various outside reliable sources, and we have assumed no responsibility for the accuracy and completeness of this information. Additionally, we have neither verified nor audited any financial information beyond reasonable reviews of its presentation. Company pro forma data and business forecasts and plans were reviewed but not relied upon directly in any HJV analysis. All financial forecasts that were used by HJV in reaching its conclusions were ultimately prepared by HJV and as such, do not necessarily represent those of either theglobe, Tralliance or any of the parties to the sale. Additionally, our opinion is necessarily based to some degree upon an assessment of current economic, industry, regulatory, market and financial conditions which cannot be made with certainty. As such, subsequent developments can and may affect our Opinion. The Seller’s/Tralliance management has informed HJV that it knows of no additional information that would have a material effect on our overall conclusions and opinion.

HJV’s opinion does not address the relative merits of this sale transaction or any business strategy issues, nor does it include any analysis of other alternatives to this sale that theglobe’s Board and management may have considered. HJV has also made no input to the Board’s decision to complete or not complete the transaction at hand.

HJV has employed the quantitative and qualitative methodologies deemed appropriate relative to completing the necessary financial analyses to issue its opinion of financial fairness. Such an opinion is not readily susceptible to partial analysis or summary description. Accordingly HJV did not assign any weight to its individual analyses but rather made qualitative judgements as to the significance and relevance of each analysis or factor. Therefore HJV’s analyses should be considered as a whole; to do otherwise could create a misleading or incomplete view of the process of HJV’s underlying opinion.

HJV first determined, based upon the most current financial statements, the effective consideration given by the Buyer for the Tralliance assets and theglobe common stock. Next HJV determined the value of these assets and theglobe common stock using several different methodologies and approaches and compared them to the consideration given. Additionally, HJV considered and prepared analyses of certain financial alternatives to the transaction and assessed their relevance to the issue of overall fairness to theglobe’s public shareholders. Also, none of the analyses in and of themselves or collectively support an independent appraisal of the assets of Tralliance or reflect the price at which the business might actually be sold. This can only be determined in arm’s length negotiations between a willing buyer and seller.

The Board of Directors
theglobe.com, Inc.
June 20, 2008
Page three

HJV is being compensated on a fixed fee arrangement only, and no employee of HJV has any past, present or contemplated future interest in the assets sold or stock issued or in any insider relationship to the parties to this sale. HJV is also aware of no reasons which might prevent it from making a fair and unbiased opinion. The specific details of HJV’s analyses can be found in a full written report attached to the closing documents. This letter is solely for the use of you as the Board of Directors of theglobe.com, Inc. and may not be relied upon by any other person or entity or used for any other purpose, reproduced, disseminated, quoted from or referred to without HJV’s prior written consent.

Therefore, based on the consideration received and such other factors as HJV considered relevant, and reliance thereon, it is Hatcher/Johnson Valuation, Inc. opinion as of the date of this letter, that the sale of the Tralliance assets and issuance of common stock of theglobe.com, Inc. to the Buyer pursuant to the Purchase Documents is fair to the public shareholders of theglobe.com, Inc. from a financial point of view.

Respectfully submitted,
Hatcher/Johnson Valuation, Inc.